UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

PRELIMINARY COPY — SUBJECT TO COMPLETION

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PHH CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April  , 2009

Dear Fellow Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of PHH Corporation (the “Company”), which will be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Wednesday, June 10, 2009, at 10:00 a.m., local time. Directions to the Annual Meeting location are provided on the last page of the accompanying Notice of 2009 Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2009 (the “2008 Annual Report”).

At the Annual Meeting, stockholders will be asked to elect three Class I Directors to hold office until the 2012 Annual Meeting of Stockholders, to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009, to approve the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, including (i) an increase in the number of shares authorized for issuance under the plan from 7,500,000 shares to 12,050,000 shares and (ii) the material performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended, to approve an amendment to the Company’s Charter to increase the Company’s number of shares of authorized capital stock from 110,000,000 shares to 275,000,000 shares and the authorized number of shares of common stock from 108,910,000 shares to 273,910,000 shares, and to consider and vote upon such other business as may properly come before the meeting. The accompanying Notice of 2009 Annual Meeting, Proxy Statement and 2008 Annual Report describes in more detail the business to be conducted at the Annual Meeting and provides other information concerning the Company of which you should be aware when you vote your shares.

YOUR VOTE IS EXTREMELY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE USING THE ENCLOSED “WHITE” PROXY CARD “FOR” EACH OF THE CLASS I DIRECTOR NOMINEES THAT ARE NAMED ON THE ENCLOSED “WHITE” PROXY CARD AND THAT HAVE BEEN NOMINATED BY YOUR BOARD OF DIRECTORS. YOUR BOARD OF DIRECTORS ALSO STRONGLY URGES YOU TO DISCARD ANY “GOLD” PROXY CARD SENT TO YOU BY PENNANT CAPITAL MANAGEMENT, LLC AND ITS AFFILIATES (“PENNANT”).

On March 11, 2009, Pennant Spinnaker Fund LP (together with Pennant Capital Management, LLC, Pennant Offshore Partners, Ltd., Pennant Onshore Partners, LP, Pennant Onshore Qualified, LP, Pennant Windward Fund, LP, Pennant Windward Fund, Ltd., Alan Fournier, Allan Z. Loren, and Gregory J. Parseghian, collectively, “Pennant”) provided notice to the Company that it intended to nominate two individuals for election to the Board of Directors at the Annual Meeting. On April 1, 2009, Pennant filed a preliminary proxy statement with the SEC nominating Messrs. Loren and Parseghian as directors. If you wish to vote your shares in support of the Board of Directors’ nominees, please vote using the enclosed “WHITE” proxy card, or vote by telephone or electronically via the Internet as instructed in these materials. The Board of Directors urges you not to sign, return or vote any “gold” proxy cards sent to you by Pennant. A submission of a Pennant “gold” proxy card will revoke your previously voted “WHITE” proxy card in support of the Board of Directors’ nominees. You can revoke any Pennant “gold” proxy card previously signed by you by completing, dating, signing and returning the “WHITE” proxy card in the enclosed envelope.

In order to ensure that your shares are represented at the Annual Meeting, whether you plan to attend or not, please vote in accordance with the enclosed instructions. You can vote your shares by telephone, electronically via the Internet or by completing and returning the enclosed proxy card or vote instruction form. If you vote using the enclosed proxy card or vote instruction form, you must sign, date and mail the proxy card or vote instruction form in the enclosed envelope. If you decide to attend the Annual Meeting and wish to modify your vote, you may revoke your proxy and vote in person at the meeting.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR AS FOLLOWS:

199 Water Street, 26th Floor
New York, NY 10038
(877) 278-9668 (Toll Free)
Banks and Brokerage Firms please call:
(212) 440-9800

Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

This year, pursuant to rules recently adopted by the U.S. Securities and Exchange Commission, we are furnishing our Proxy Statement and other proxy materials to stockholders holding less than 100 shares of our Common stock as of the record date for the Annual Meeting via the Internet. We believe that this e-proxy process will reduce the environmental impact of our Annual Meeting, reduce our printing and postage costs, and will expedite the receipt of proxy materials by our stockholders.

The Board of Directors appreciates your time and attention in reviewing the accompanying Notice of 2009 Annual Meeting, Proxy Statement and 2008 Annual Report. Thank you for your continued interest in PHH Corporation. We look forward to seeing you at the meeting.

Sincerely, A.B. Krongard Non-Executive Chairman of the Board	Terence W. Edwards President and Chief Executive Officer

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

NOTICE OF 2009 ANNUAL MEETING

To Our Stockholders:

The 2009 Annual Meeting of Stockholders of PHH Corporation (the “Company”) will be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, on Wednesday, June 10, 2009, at 10:00 a.m., local time (the “Annual Meeting”), for the following purposes:

1. To elect three Class I Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier retirement or resignation;

2. To consider and vote upon a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3. To consider and vote upon a proposal to approve the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, including (i) an increase in the number of shares authorized for issuance under the plan from 7,500,000 shares to 12,050,000 shares and (ii) the material performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended;

4. To consider and vote upon a proposal to amend the Company’s Articles of Amendment and Restatement (as amended) (the “Charter”) to increase the Company’s number of shares of authorized capital stock from 110,000,000 shares to 275,000,000 shares and the authorized number of shares of common stock from 108,910,000 shares to 273,910,000 shares; and

5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on April 22, 2009 as the record date for the Annual Meeting. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors

William F. Brown
Senior Vice President, General Counsel and Secretary

April  , 2009

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2009.

THIS NOTICE OF 2009 ANNUAL MEETING, PROXY STATEMENT AND ANNUAL
REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008,
ARE AVAILABLE ON THE INTERNET AT:
http://ir.phh.com/phoenix.zhtml?c=187859&p=proxy

PLEASE VOTE YOUR SHARES IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED IN THE PROXY STATEMENT. IF VOTING USING THE ENCLOSED “WHITE” PROXY CARD, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE “WHITE” PROXY CARD IN THE ENCLOSED REPLY ENVELOPE THAT IS FURNISHED FOR YOUR CONVENIENCE. THE ENVELOPE NEEDS NO POSTAGE IF MAILED WITHIN THE UNITED STATES.

i

PRELIMINARY COPY — SUBJECT TO COMPLETION

PHH CORPORATION
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054

PROXY STATEMENT FOR THE
2009 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to the holders of Common stock, par value $0.01 per share, of PHH Corporation, a Maryland corporation (the “Company”), in connection with the solicitation by the Company’s Board of Directors of proxies to be voted at the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Wednesday, June 10, 2009, at 10:00 a.m., local time, or at any postponement or adjournment of the Annual Meeting, for the purposes set forth in the accompanying Notice of 2009 Annual Meeting.

This Proxy Statement and the other proxy materials are being mailed to stockholders and are first being made available via the Internet on or about April   , 2009. If a stockholder executes and returns the enclosed proxy card or vote instruction form or submits vote instructions to us by telephone or via the Internet, the stockholder may nevertheless revoke their proxy at any time prior to its use by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by submitting revised vote instructions to us by telephone or via the Internet, in accordance with the instructions on the enclosed proxy card or vote instruction form, as to how you would like your shares voted. A stockholder who attends the Annual Meeting in person may revoke his or her proxy at that time and vote in person if so desired.

Admission to the Annual Meeting will be by admission ticket only. If you are a stockholder of record and plan to attend the Annual Meeting, retain the top portion of your proxy card as your admission ticket and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a bank, broker or other nominee, please contact your nominee and request that the nominee obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the Annual Meeting.

Unless revoked or unless contrary instructions are given, each proxy that is properly signed, dated and returned or authorized by telephone or via the Internet in accordance with the instructions on the enclosed proxy card or vote instruction form prior to the start of the Annual Meeting will be voted as indicated on the proxy card or via telephone or the Internet and if no indication is made, each such proxy will be deemed to grant authority to vote, as applicable:

(1) Proposal 1: FOR the election of each of Messrs. Terence W. Edwards, a current director and the Company’s President and Chief Executive Officer, James O. Egan, a current director, and A.B. Krongard, a current director and the Company’s non-executive Chairman of the Board of Directors, as Class I Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation (the “Director Election Proposal”);

(2) Proposal 2: FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009 (the “Ratification of Auditors Proposal”);

(3) Proposal 3: FOR the approval of the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, including (i) an increase in the number of shares authorized for issuance under the plan from 7,500,000 shares to 12,050,000 shares and (ii) the material performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Incentive Plan Proposal”);

(4) Proposal 4: FOR the approval of the amendment of the Company’s Articles of Amendment and Restatement (as amended) (the “Charter”) to increase the Company’s number of shares of authorized capital stock from 110,000,000 shares to 275,000,000 shares and the authorized number of shares of common stock from 108,910,000 shares to 273,910,000 shares (the “Charter Amendment Proposal”); and

(5) At the discretion of the persons named in the enclosed proxy card or vote instruction form, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE COMPANY’S NOMINEES LISTED UNDER THE DIRECTOR ELECTION PROPOSAL, “FOR” THE RATIFICATION OF AUDITORS PROPOSAL, “FOR” THE INCENTIVE PLAN PROPOSAL AND “FOR” THE CHARTER AMENDMENT PROPOSAL USING THE ENCLOSED “WHITE” PROXY CARD.

GENERAL INFORMATION ABOUT THE 2009 ANNUAL MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials because our Board of Directors (the “Board”) is soliciting your proxy to cast your vote at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of PHH Corporation, a Maryland corporation (“we,” “our,” “us,” “PHH” or the “Company”), and any adjournment or postponement of the Annual Meeting. This Proxy Statement, the accompanying Notice of 2009 Annual Meeting, our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 2, 2009 (the “2008 Annual Report”), and the enclosed “WHITE” proxy card or vote instruction form for those stockholders that have been sent printed copies of our proxy materials are being mailed to stockholders or are first being made available to stockholders via the Internet on or about April   , 2009.

When and where is the Annual Meeting going to be held?

The Annual Meeting will be held at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey, on Wednesday, June 10, 2009, at 10:00 a.m., local time. Registration and seating will begin at 9:00 a.m., local time.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on the matters described in the accompanying Notice of 2009 Annual Meeting and this Proxy Statement. The only matters expected to be voted upon at the Annual Meeting are (1) the Director Election Proposal, (2) the Ratification of Auditors Proposal, (3) the Incentive Plan Proposal and (4) the Charter Amendment Proposal.

On March 11, 2009, Pennant gave notice to the Company of its intention to nominate two individuals for election as Class I Directors of the Company in opposition to two of the individuals nominated by your Board of Directors. On April 1, 2009, Pennant filed a preliminary proxy statement nominating Mr. Allan Z. Loren and Mr. Gregory J. Parseghian for election as Directors in opposition to Messrs. Edwards and Krongard. The Pennant nominees have NOT been endorsed by your Board of Directors. The Company is not responsible for the accuracy of any information provided by or relating to Pennant contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Pennant or any other statements that Pennant may otherwise make. We urge stockholders to discard any “gold” proxy card that is sent by Pennant.

What are the Board’s recommendations for how I should vote my shares?

The Board recommends that you vote your shares using the enclosed “WHITE” proxy card as follows:

•	Proposal 1: FOR the election of each of Messrs. Terence W. Edwards, a current director and the Company’s President and Chief Executive Officer, James O. Egan, a current director, and A.B. Krongard, a current director and the Company’s non-executive Chairman of the Board of Directors, as Class I Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation;

•	Proposal 2: FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009;

•	Proposal 3: FOR the approval of the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan; and

•	Proposal 4: FOR the approval of the amendment of the Company’s Charter.

Who can attend the Annual Meeting?

Only stockholders of record as of the close of business on April 22, 2009, or their duly appointed proxies, may attend the Annual Meeting. Stockholders will be asked to present valid picture identification, such as a driver’s license or passport. Please note that, if you hold your shares in “street name” (that is, through a bank, broker or other nominee), you must bring either a copy of the voting instruction card provided by your bank, broker or other nominee or a copy of a brokerage statement reflecting your stock ownership as of the record date.

Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting beginning ten days prior to the Annual Meeting during ordinary business hours at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, the Company’s principal place of business, and ending on the date of the Annual Meeting.

Do I need an admission ticket to attend the Annual Meeting?

Yes. Attendance at the Annual Meeting will be limited to stockholders of record as of the record date, their authorized representatives and our guests. Admission will be by admission ticket only. For registered stockholders, the top portion of the proxy card enclosed with the Proxy Statement will serve as an admission ticket. If you are a beneficial owner and hold your shares in “street name,” or through an intermediary, such as a bank, broker or other nominee, you should request an admission ticket from your bank, broker or other nominee or send a request in writing to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and include proof of ownership of PHH Corporation common stock, such as a bank or brokerage firm account statement or letter from the bank, broker or other nominee holding your stock, confirming your beneficial ownership. Stockholders who do not obtain admission tickets in advance of the Annual Meeting may obtain them on the date of the Annual Meeting at the registration desk upon verifying their stock ownership as of the record date. In accordance with our security procedures, all persons attending the Annual Meeting must present picture identification along with their admission ticket or proof of beneficial ownership in order to gain admission to the meeting. Admission to the Annual Meeting will be expedited if admission tickets are obtained in advance. Admission tickets may be issued to others at our discretion.

How many votes must be present at the Annual Meeting to constitute a quorum?

Stockholders holding a majority of the issued and outstanding shares of our common stock as of the record date, April 22, 2009, must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. As of the record date, there were 54,386,504 shares of our common stock issued and outstanding. Shares represented by abstentions and broker non-votes on any proposal to be acted upon by stockholders at the Annual Meeting will be treated as present at the Annual Meeting for purposes of determining whether a quorum is present.

How many votes can be cast by all stockholders?

54,386,504 votes may be cast at the Annual Meeting. Each stockholder is entitled to cast one vote for each share of common stock held by such stockholder as of the record date. There is no cumulative voting and the holders of our common stock vote together as a single class.

What vote is needed for each of the proposals to be adopted?

•	Proposal 1 — Director Election Proposal: Directors are elected by a plurality of the votes cast by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the meeting, but will not be counted in determining whether director nominees have received a plurality of votes cast and, therefore, will have no effect on the outcome of the vote. Because of Pennant’s nomination of alternative director candidates in opposition to Messrs. Edwards and Krongard, there will be more nominees for election to Class I of the Board of Directors than available positions. The three candidates with the highest number of “FOR” votes will be elected.

•	Proposal 2 — Ratification of Auditors Proposal: Approval of the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual

Meeting. Under applicable Maryland law, abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and will have no effect on the outcome of the vote.

•	Proposal 3 — Incentive Plan Proposal: Approval of the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the meeting. Abstentions will not be counted as votes cast or shares voting on the proposal and will have the same effect as a vote against the proposal. Broker non-votes will not be counted as votes cast or shares voting on the proposal and will have the same effect as a vote against the proposal, unless holders of a majority in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the outcome of the vote.

•	Proposal 4 — Charter Amendment Proposal: Approval of the amendment of the Company’s Charter requires the affirmative vote of the holders of a majority of all votes entitled to be cast on the proposal by stockholders of record as of the record date. Under applicable Maryland law, abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and, therefore, will have the same effect as a vote against the proposal.

•	Other business: All other business that may properly come before the Annual Meeting requires the affirmative vote of a majority of the votes cast on the proposal by stockholders of record as of the record date that are present at the Annual Meeting, in person or by proxy, assuming a quorum is present at the Annual Meeting. Under applicable Maryland law, abstentions and broker non-votes will count for the purpose of determining whether a quorum is present at the meeting, but will not be counted as votes cast or shares voting on the proposal and, therefore, will have the same effect as a vote against the proposal.

What is a broker non-vote?

Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under the rules of The New York Stock Exchange, LLC (the “NYSE”), a nominee does not have discretionary voting power with respect to “non-routine” matters.

In light of Pennant’s nomination of competing candidates for the Board of Directors, this year’s election of directors is expected to be considered a proposal on which brokers do not have discretionary authority to vote. Thus, if your shares are held in “street name” and you do not provide instructions as to how your shares are to be voted in the election of directors, your bank, broker or other nominee may not be able to vote your shares in the election of directors, and your shares may not be voted for any of the nominees. We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on this important matter. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your bank, broker or other nominee.

How do I vote?

You can vote in person or by valid proxy received by telephone, via the Internet or by mail. We urge you to vote by doing one of the following:

•	Vote by Telephone: You can vote your shares by calling the toll-free number indicated on your “WHITE” proxy using a touch-tone telephone card 24 hours a day. Easy-to-follow voice prompts enable you to vote your shares and confirm that your voting instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or other nominee to determine whether you will be able to vote by telephone.

•	Vote by Internet: You can also vote via the Internet by following the instructions on your “WHITE” proxy card. The website address for Internet voting is indicated on your “WHITE” proxy card. Internet voting is also available 24 hours per day. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or other nominee to determine whether you will be able to vote via the Internet.

•	Vote by Mail: If you choose to vote by mail, complete, sign, date and return your “WHITE” proxy card in the postage-paid envelope provided. Please promptly mail your “WHITE” proxy card to ensure that it is received on or before June 9, 2009. Please also discard any “gold” proxy card that you may receive from Pennant.

The deadline for voting by telephone or electronically through the Internet is 11:59 p.m., local time, on June 9, 2009. If you have any questions or require any assistance with voting your shares, please call our proxy solicitor, Georgeson Inc., at (877) 278-9668 or (212) 440-9800.

The Board strongly urges you to NOT sign or return any “gold” proxy card that you may receive from Pennant, even as a protest. Withholding authority to vote for Pennant’s nominees on a “gold” proxy card that Pennant may send you is not the same as voting for the persons nominated by your Board of Directors and will result in the revocation of any previous vote that you may have cast on the enclosed “WHITE” proxy card.

Can I change my vote?

Yes. A proxy may be revoked at any time prior to the voting at the Annual Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically through the Internet), by giving timely written notice of such revocation to our Corporate Secretary in advance of the Annual Meeting or by attending the Annual Meeting and voting in person. However, if you hold shares in “street name,” you may not vote shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. If you have previously voted using a Pennant “gold” proxy card, you have every right to change your vote by executing the enclosed “WHITE” proxy card, by voting by telephone or through the Internet as described above, or by attending the Annual Meeting and voting in person. Only the latest dated and properly executed or authorized proxy that you timely submit will be counted.

Could other matters be decided at the Annual Meeting?

The Board of Directors does not intend to bring any matter before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act in respect of any such matters in their discretion.

How do participants in our employee savings plans vote?

For participants in the PHH Corporation Employee Savings Plan and the PHH Home Loans, LLC Employee Savings Plan (the “Savings Plans”) with shares of our common stock credited to their accounts, voting instructions for the trustees of the Savings Plans are also being solicited through this Proxy Statement. In accordance with the provisions of the Savings Plans, the respective trustees will vote shares of our common stock in accordance with instructions received from the plan participants to whose accounts such shares are credited. To the extent such instructions are not received prior to 11:59 p.m., local time, on June 9, 2009, the trustees of the Savings Plans will vote the shares with respect to which it has not received instructions proportionately in accordance with the votes received for shares which it has received instructions. Instructions given with respect to shares in accounts of the Savings Plans may be changed or revoked only in writing, and no such instructions may be revoked after 11:59 p.m., local time, on June 9, 2009. Participants in the Savings Plans are not entitled to vote in person at the Annual Meeting. If a participant in the Savings Plans has shares of our common stock credited to his or her account and also owns other shares of our common stock in registered form or through a bank, broker or other nominee, he or she should receive a separate proxy card or vote instruction form for shares credited to his or her account in the Savings Plans and any other shares that he or she owns. All such proxy cards and vote instruction forms should be completed, signed and returned to ensure that votes are cast for all shares owned either directly or beneficially.

What if I vote for some but not all of the proposals?

Shares of our common stock represented by proxies received by us (whether received through the return of the enclosed proxy card or received via telephone or the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this Proxy Statement, including the Director Election Proposal, the Ratification of Auditors Proposal, the Incentive Plan Proposal, and the Charter Amendment Proposal, will be voted in accordance with the voting instructions so made. If your “WHITE” proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Annual Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Annual Meeting, your shares will be voted:

•	FOR the Director Election Proposal;

•	FOR the Ratification of Auditors Proposal;

•	FOR the Incentive Plan Proposal;

•	FOR the Charter Amendment Proposal; and

•	at the discretion of the persons named in the enclosed proxy card or vote instruction form, on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

If your shares are held in street name and you do not properly instruct your bank, broker or other nominee how to vote your shares, your bank, broker or other nominee may either use its discretion to vote your shares on matters deemed “routine” by the NYSE or may not vote your shares. For any matters deemed “non-routine” by the NYSE, your bank, broker or other nominee would not be able to vote your shares on such matters. We encourage you to provide instructions to your bank, broker or other nominee by carefully following the instructions provided to ensure that your shares are voted at the Annual Meeting in accordance with your desires.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies on behalf of our Board of Directors. Our Directors, officers and employees may solicit proxies on behalf of the Company in person or by telephone, facsimile or other electronic means. We have engaged Georgeson Inc. to assist us in the distribution and solicitation of proxies for a fee of up to $225,000 plus expenses. We will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending our proxy materials to beneficial owners of our common stock as of the record date.

Our total expenses, including those of Georgeson, related to the solicitation as a result of the potential proxy contest in excess of those expenses that we would normally spend for an annual meeting and excluding salaries and wages of our regular employees and officers, are expected to be approximately $     , of which approximately $      has been spent to date.

Appendix D to this Proxy Statement sets forth information relating to our Director nominees as well as certain of our Directors, officers and employees who are considered “participants” in our solicitation under the rules of the SEC by reason of their position as directors or director nominees of the Company or because they may be soliciting proxies on our behalf. These persons will not receive any additional compensation for assisting in the solicitation, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.

Who will count and certify the vote?

Representatives of Corporate Election Services, an independent inspector of election and proxy tabulation firm, will count the votes and certify the voting results. The voting results will be published in our Quarterly Report on Form 10-Q for the period ending June 30, 2009.

How can I access the Company’s proxy materials and 2008 Annual Report electronically?

Copies of the Notice of 2009 Annual Meeting, Proxy Statement and 2008 Annual Report, as well as other materials filed by the Company with the SEC, are available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. You can elect to receive future annual reports, proxy statements and other proxy materials electronically by marking the appropriate box on your proxy card or vote instruction form or by following the instructions provided if you vote by telephone or via the Internet.

Copies of our Corporate Governance Guidelines, Independence Standards for Directors, Code of Business Conduct for Directors, Code of Business Conduct for Employees, and the charters of each standing committee of our Board of Directors, including our Audit Committee, Compensation Committee, Corporate Governance Committee, and Finance and Risk Management Committee, are also available without charge to stockholders on our corporate website at www.phh.com or upon written request to PHH Corporation, Attention: Investor Relations, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

PROPOSAL 1 — TO ELECT THREE CLASS I DIRECTORS

The Board of Directors has nominated Messrs. Terence W. Edwards, a current director and the Company’s President and Chief Executive Officer, James O. Egan, a current director, and A. B. Krongard, a current director and the Company’s non-executive Chairman of the Board of Directors, for election at the 2009 Annual Meeting each to serve as Class I Directors until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation. Mr. Egan was appointed to the Board of Directors on March 30, 2009, to fill the vacancy on the Board resulting from Mr. Francis J. Van Kirk’s resignation as previously disclosed. We believe that the Board of Directors’ slate of directors is very well qualified to perform the essential role of providing stewardship and guidance as the Company continues to execute its strategies for building long-term stockholder value

Each nominee has consented to being named in this Proxy Statement and to serve if elected. Shares of our common stock represented by duly authorized proxies will be voted FOR Messrs. Edwards, Egan and Krongard, or any substitute nominee or nominees designated by the Board of Directors if, prior to the Annual Meeting, any nominee should become unable to serve, unless the Board of Directors determines to reduce the total number of Directors in accordance with our Charter and amended and restated by-laws.

On April 1, 2009, as discussed above, Pennant filed a preliminary proxy statement nominating Mr. Allan Z. Loren and Mr. Gregory J. Parseghian for election as Directors in opposition to Messrs. Edwards and Krongard. The Board of Directors urges you not to sign or return any “gold” proxy card sent to you by Pennant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF MESSRS. EDWARDS, EGAN AND KRONGARD USING THE ENCLOSED “WHITE” PROXY CARD. UNLESS MARKED TO THE CONTRARY, “WHITE” PROXY CARDS RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF MESSRS. EDWARDS, EGAN AND KRONGARD.

BOARD OF DIRECTORS

Our Board of Directors currently consists of seven members. The principal occupations of, and certain other information regarding, each of the Class I Director nominees and our other incumbent Directors, as of April 22, 2009, are set forth below. During 2008, our Board of Directors held eight meetings and each Director attended at least 75% of the meetings held by the Board of Directors during the period in which each such Director served as a member of the Board of Directors. All Directors are expected to attend each regularly scheduled meeting of the Board of Directors, as well as each annual meeting of our stockholders (subject to certain limited exceptions). All of our Directors that were serving as Directors on June 11, 2008, attended the 2008 Annual Meeting of Stockholders held on June 11, 2008.

Nominees to Serve as Class I Directors — Term Expires in 2012

Terence W. Edwards, 53, serves as our President and Chief Executive Officer, a position he has held since February 2005. Prior to our spin-off from Cendant Corporation (our former parent company, now known as Avis Budget Group, Inc., referred to herein as “Cendant”) on January 31, 2005 (the “Spin-Off”), Mr. Edwards served as President and Chief Executive Officer of Cendant Mortgage Corporation (“Cendant Mortgage,” now known as PHH Mortgage Corporation (“PHH Mortgage”)) since February 1996, and as such, was responsible for overseeing its entire mortgage banking operations. From 1995 to 1996, Mr. Edwards served as Vice President of Investor Relations and Treasurer and was responsible for investor, banking and rating agency relations, financing resources, cash management, pension investment management and internal financial structure. Mr. Edwards joined us in 1980 as a treasury operations analyst and has held positions of increasing responsibility, including Director, Mortgage Finance and Senior Vice President, Secondary Marketing.

A.B. Krongard, 72, currently serves as non-executive Chairman of the Board of Directors and has served in such capacity since the Spin-Off. Since December 2004, Mr. Krongard has been pursuing personal interests. From March 2001 until December 2004, Mr. Krongard served as Executive Director of the Central Intelligence Agency. From February 1998 until March 2001, Mr. Krongard served as Counselor to the Director of Central Intelligence. Mr. Krongard previously worked in various capacities at Alex. Brown, Incorporated (“Alex. Brown”). In 1991, Mr. Krongard was elected as Chief Executive Officer of Alex. Brown and assumed the additional duties of Chairman of the Board of Alex. Brown in 1994. Upon the merger of Alex. Brown with Bankers Trust Corporation (“Bankers Trust”) in September 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust and served in such capacity until joining the Central Intelligence Agency. Since July 2005, Mr. Krongard has served as a member of the Board of Directors of Under Armour, Inc. and currently serves as Lead Director and Chairman of its Audit Committee. Under Armour, Inc. files reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Krongard also serves as a director of Iridium Holdings, LLC, a global satellite communications company, and the law firm DLA Piper.

James O. Egan, 60, has served as a Director since March 2009. Mr. Egan served as a Managing Director of Investcorp International, Inc., an alternative asset management firm specializing in private equity, hedge fund offerings and real estate and technology investments, from 1998 through 2008. Mr. Egan was the partner-in-charge, M&A Practice, U.S. Northeast Region for KPMG LLP from 1997 to 1998 and served as the Senior Vice President and Chief Financial Officer of Riverwood International, Inc. from 1996 to 1997. Mr. Egan began his career with PricewaterhouseCoopers (formerly Coopers & Lybrand) in 1971 and served as partner from 1982 to 1996 and a member of the Board of Partners from 1995 to 1996.

Continuing Class II Directors — Term Expires in 2010

George J. Kilroy, 61, serves as President and Chief Executive Officer of PHH Vehicle Management Services Group LLC (“PHH Arval”), a position he has held since March 2001. Mr. Kilroy is responsible for the management of PHH Arval. From May 1997 to March 2001, Mr. Kilroy served as Senior Vice President, Business Development and was responsible for new client sales, client relations and marketing for PHH Arval’s United States operations. Mr. Kilroy joined PHH Arval in 1976 as an Account Executive in the Truck and Equipment Division and has held positions of increasing responsibility, including head of Diversified Services and Financial Services.

Ann D. Logan, 54, has served as a Director since January 31, 2005. Since July 2000, Ms. Logan has worked with various non-profit organizations. Ms. Logan was an Executive Vice President at the Federal National Mortgage Association (“Fannie Mae”) from January 1993 to July 2000. Ms. Logan ran the single-family mortgage business at Fannie Mae from 1998 to 2000 and was the Chief Credit Officer from 1993 to 1998. From 1989 to 1993, Ms. Logan was a Senior Vice President in charge of Fannie Mae’s Northeast Regional Office in Philadelphia. Prior to joining Fannie Mae, Ms. Logan was Assistant Vice President at Standard & Poor’s Corporation in New York. From 1976 to 1980, Ms. Logan worked for the U.S. Senate Judiciary Committee and served as the Committee Staff Director in 1980.

Continuing Class III Directors — Term Expires in 2011

James W. Brinkley, 72, has served as a Director since January 31, 2005. In December 2005, Mr. Brinkley became Vice Chairman of Smith Barney’s Global Private Client Group following Citigroup Inc.’s acquisition of Legg Mason Wood Walker, Incorporated (“LMWW”). Mr. Brinkley served as a Director of Legg Mason, Inc., a holding company that, through its subsidiaries, provides financial services to individuals, institutions, corporations, governments and government agencies since its formation in 1981. Mr. Brinkley has served as a Senior Executive Vice President of Legg Mason, Inc. since December 1983. Mr. Brinkley became Chairman of LMWW, Legg Mason Inc.’s principal brokerage subsidiary, in February 2004. Mr. Brinkley previously served as LMWW’s Vice Chairman and Chief Executive Officer from July 2003 through February 2004, as its President from 1985 until July 2003 and as its Chief Operating Officer from February 1998 until July 2003.

Jonathan D. Mariner, 54, has served as a Director since January 31, 2005. Mr. Mariner has been the Executive Vice President and Chief Financial Officer of Major League Baseball since January 2004. From March 2002 to January 2004, Mr. Mariner served as the Senior Vice President and Chief Financial Officer of Major League Baseball. From December 2000 to March 2002, Mr. Mariner served as the Chief Operating Officer of Charter Schools U.S.A., a charter school development and management company. Mr. Mariner was the Executive Vice President and Chief Financial Officer of the Florida Marlins Baseball Club from February 1992 to December 2000.

Former Class I Director

Francis J. Van Kirk, 60, served as a Director from July 1, 2005 through March 30, 2009. Since November 2005, Mr. Van Kirk has been a partner with Heidrick & Struggles, an international executive search and leadership consulting services company. Prior to joining Heidrick & Struggles, Mr. Van Kirk served as the Managing Partner of the Philadelphia office of PricewaterhouseCoopers LLP from 1996 through June 2005. In this role, Mr. Van Kirk oversaw the integration and coordination of PricewaterhouseCoopers’ lines of service and industry groups to ensure seamless service to its clients. Mr. Van Kirk began his career with PricewaterhouseCoopers in 1971 as a Staff Auditor and was employed in positions of increasing responsibility during his 35-year career with that firm.

Independence of the Board of Directors

Under the rules of the NYSE, our Board of Directors is required to affirmatively determine which Directors are independent and to disclose such determination in our annual report to stockholders and in our proxy statement for each annual meeting of stockholders. Our Board of Directors has reviewed each Director’s relationships with us in conjunction with our previously adopted categorical Independence Standards for Directors (the “Independence Standards”) and Section 303A of the NYSE’s Listed Company Manual (the “NYSE Listing Standards”). A copy of our categorical Independence Standards is attached to this Proxy Statement as Appendix A and is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of our Independence Standards is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH). Our Board of Directors has affirmatively determined that each of our current non-employee Directors and Director nominees — Messrs. Brinkley, Egan, Krongard and Mariner and Ms. Logan — is independent within the meaning of our categorical Independence Standards and the NYSE Listing Standards and has no material relationship with us or any of our subsidiaries, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Our Board has also determined that Messrs. Edwards and Kilroy, who serve as executive officers, are not independent Directors. Accordingly, more than two-thirds of the members of our Board of Directors are independent as required by our Corporate Governance Guidelines.

Non-Executive Chairman of the Board

Mr. Krongard serves as non-executive Chairman of the Board of Directors. In such capacity, Mr. Krongard leads all meetings of our Board of Directors at which he is present, but does not serve as an employee or corporate officer. The non-executive Chairman of the Board serves on appropriate committees as requested by the Board of Directors, sets meeting schedules and agendas and manages information flow to the Board of Directors to assure appropriate understanding of, and discussion regarding matters of interest or concern to the Board of Directors. The non-executive Chairman of the Board also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board of Directors as the Board of Directors may from time-to-time prescribe.

COMMITTEES OF THE BOARD

The Board of Directors has a standing Audit Committee, Compensation Committee, Corporate Governance Committee, Finance and Risk Management Committee and Executive Committee. Each such committee consists solely of Directors who have been affirmatively determined to be “independent” within the meaning of the NYSE Listing Standards and the Company’s Independence Standards. Each of these Committees operates pursuant to a written charter approved by the Board of Directors and each such charter is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of each committee charter is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH). In addition, the Board of Directors has a standing Executive Committee which may take certain actions on behalf of the Board of Directors when the Board is not in session.

Audit Committee

The Audit Committee assists our Board of Directors in the oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our independent registered public accounting firm and our internal audit function, and our compliance with legal and regulatory requirements. The Audit Committee also oversees our corporate accounting and reporting practices by:

•	meeting with our financial management and independent registered public accounting firm to review our financial statements, quarterly earnings releases and financial data;

•	appointing and pre-approving all services provided by the independent registered public accounting firm that will audit our financial statements;

•	reviewing the selection of the internal auditors that provide internal audit services;

•	reviewing the scope, procedures and results of our audits; and

•	evaluating our key financial and accounting personnel.

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee operates pursuant to a written charter that is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.”

The Audit Committee is currently comprised of Messrs. Egan (Chair) and Mariner and Ms. Logan. Our Board of Directors has determined that Messrs. Egan and Mariner qualify as “audit committee financial experts” within the meaning of applicable SEC rules and are independent Directors under the Independence Standards and the NYSE Listing Standards. During 2008, the Audit Committee met thirteen times and each member of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the period in which each such member served as a member of the Audit Committee.

Compensation Committee

The Compensation Committee determines and approves all elements of compensation for our Chief Executive Officer and senior management; reviews and approves our compensation strategy, including the elements of total compensation for senior management; reviews and approves the annual bonus and long-term bonus incentive plans, and reviews and grants equity awards for our employees. The Compensation Committee also assists us in developing compensation and benefit strategies to attract, develop and retain qualified employees. See “Executive Compensation” for additional information regarding the process for the determination and consideration of executive compensation. The Compensation Committee is currently comprised of Messrs. Brinkley (Chair) and Krongard and Ms. Logan. During 2008, the Compensation Committee met eleven times and each member of the Compensation Committee attended at least 75% of the meetings held by the Compensation Committee during the period in which each such member served as a member of the Compensation Committee.

Corporate Governance Committee

The Corporate Governance Committee’s responsibilities with respect to its governance function include considering matters of corporate governance and reviewing and revising our Board of Directors’ Corporate Governance Guidelines, Code of Business Conduct and Ethics for Directors and our Code of Conduct for employees and officers. The Corporate Governance Committee identifies, evaluates and recommends nominees for our Board of Directors for each annual meeting (see “Corporate Governance — Nomination Process and Qualifications for Director Nominees” below); evaluates the composition, organization and governance of our Board of Directors and its committees, and develops and recommends corporate governance principles and policies applicable to us. The Committee is currently comprised of Messrs. Krongard (Chair), Brinkley and Mariner. During 2008, the Corporate Governance Committee met three times and each member of the Corporate Governance Committee attended at least 75% of the meetings held by the Corporate Governance Committee during the period in which each such member served as a member of the Corporate Governance Committee.

Finance and Risk Management Committee

The Finance and Risk Management Committee was formed on February 27, 2008 to assist our Board of Directors in fulfilling its oversight responsibilities with respect to the assessment of our overall capital structure and its impact on the generation of appropriate risk adjusted returns, as well as the existence, operation and effectiveness of our risk management programs, policies and practices. The Finance and Risk Management Committee is currently comprised of Ms. Logan (Chair) and Messrs. Egan and Krongard. During 2008, the Finance and Risk Management Committee met seven times and each member of the Finance and Risk Management Committee attended at least 75% of the meetings held by the Finance and Risk Management Committee during the period in which each such member served as a member of the Finance and Risk Management Committee.

Executive Committee

The Executive Committee may generally exercise all of the powers of our Board of Directors when the Board is not in session, including, subject to certain limitations, the power to authorize the issuance of stock, except that the Executive Committee has no power to alter, amend or repeal our by-laws or any resolution or resolutions of the Board of Directors, declare any dividend or make any other distribution to our stockholders, appoint any member of the Executive Committee or take any other action which legally may be taken only by the full Board of Directors. The Executive Committee is currently comprised of Messrs. Krongard (Chair), Edwards and Kilroy. During 2008, the Executive Committee did not meet.

DIRECTOR COMPENSATION

The Corporate Governance Committee is responsible for reviewing and recommending to the Board of Directors the compensation of our non-employee Directors. Members of our Board of Directors who are also our officers or employees do not receive any additional compensation for serving as a Director. The following table sets forth our non-employee Director compensation schedule for 2008:

Compensation

Annual Non-Executive Chairman of the Board Retainer	$170,000
Annual Non-Executive Board Member Retainer	120,000
New Director Equity Grant (1)	60,000
Audit Committee Chair Stipend	20,000
Audit Committee Member Stipend	12,000
Compensation Committee Chair Stipend	15,000
Compensation Committee Member Stipend	10,000
Corporate Governance Committee Chair Stipend	9,000
Corporate Governance Committee Member Stipend	7,000
Finance and Risk Management Committee Chair Stipend (2)	17,500
Finance and Risk Management Committee Member Stipend (2)	11,000

(1)	At the end of the first calendar quarter following the date that a non-employee Director first commences service as a member of the Board of Directors, such non-employee Director is granted restricted stock units under the PHH Corporation 2005 Equity and Incentive Plan with an aggregate fair market value of approximately $60,000 with cash being paid in lieu of any fractional restricted stock units. Each such restricted stock unit is immediately vested and non-forfeitable and represents the right to receive one share of the Company’s common stock on the one year anniversary date following the date such Director’s service as a member of the Board of Directors terminates for any reason. During 2008, no non-employee Directors first commenced service on the Board of Directors.

(2)	The Finance and Risk Management Committee was formed on February 27, 2008, at which time the Board of Directors, upon the recommendation of the Corporate Governance Committee, established the annual stipends for participation on such committee.

Non-employee Director compensation is paid in arrears in four equal quarterly installments at the end of each calendar quarter (each payment date, a “Fee Payment Date”) and are paid half in restricted stock units that are issued under our 2005 Equity and Incentive Plan (the “Director RSUs”) and, unless deferred as described below, half in cash. Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs are immediately vested and are settled in shares of our common stock one year after the Director is no longer a member of the Board. Director RSUs may not be sold or otherwise transferred for value prior to the Director’s termination of service on the Board.

The number of Director RSUs granted to each non-employee Director on each Fee Payment Date that is attributable to the portion of the compensation that is payable in the form of Director RSUs is determined by dividing one-half of the total dollar amount of compensation that is payable to each such non-employee Director on such Fee Payment Date by the closing price of our common stock on the NYSE on such Fee Payment Date (or, if there was no trading of our common stock on the NYSE on such Fee Payment Date, the closing price of our common stock on the date last preceding such Fee Payment Date upon which our common stock was traded on the NYSE). Fractional Director RSUs are not granted and any fractional portion resulting from the foregoing calculation is paid in cash or deferred as described below.

A non-employee Director may elect to defer under the PHH Corporation Non-Employee Directors’ Deferred Compensation Plan all or any portion of any compensation that would otherwise be paid to such non-employee Director in cash. If deferred, a Director is credited with additional Director RSUs with a fair market value on each applicable Fee Payment Date equal to the cash that such non-employee Director has elected to defer in lieu of such cash. Director RSUs that are received pursuant to elective deferrals of fees that are otherwise payable in cash are immediately vested and are settled in shares of our common stock 200 days after the Director is no longer a member of the Board.

We do not maintain a pension plan for non-employee Directors. Non-employee Directors did not receive any other form of compensation for 2008.

Director Compensation Table

The following table sets forth the compensation paid to or earned by each of our non-employee Directors during 2008:

					Change in
					Pension Value
					and
					Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Stock	Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (4)	($)	($)	($)	($)	($)

James W. Brinkley	71,055	70,945	—	—	—	—	142,000
James O. Egan (1)	—	—	—	—	—	—	—
A.B. Krongard	99,132 (2)	99,035 (2)	—	—	—	—	198,167
Ann D. Logan	78,357	78,226	—	—	—	—	156,583
Jonathan D. Mariner	69,558	69,442	—	—	—	—	139,000
Francis J. Van Kirk (3)	74,642	74,525	—	—	—	—	149,167

(1)	Mr. Egan first commenced service on the Board of Directors on March 30, 2009.

(2)	During 2008, Mr. Krongard elected to defer $65,415 of the cash portion of his retainer and stipends pursuant to the Non-Employee Directors Deferred Compensation Plan and received 4,519 Director RSUs in lieu of such cash. The $65,415 that Mr. Krongard elected to defer in the form of Director RSUs is included in the “Fees Earned or Paid in Cash” column rather than the “Stock Awards” column under applicable SEC rules because such amount was earned in cash and then deferred into Director RSUs under the Non-Employee Directors’ Deferred Compensation Plan.

(3)	Mr. Van Kirk resigned from the Board of Directors on March 30, 2009.

(4)	The amounts shown in this column reflect the expense amount recognized by us for financial statement reporting purposes in respect of awards to our non-employee Directors of restricted stock units during 2008. The aggregate grant date fair value of such restricted stock units is equal to the amounts reflected in this column. See Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2008 Annual Report for the assumptions used in calculating our equity-based compensation expense.

CORPORATE GOVERNANCE

Executive Sessions of Non-Management Directors

Executive sessions of non-management Directors without management present are held regularly by the Board of Directors and its Committees to discuss the criteria upon which the performance of the Chief Executive Officer and other senior executives is based, the performance of the Chief Executive Officer and other senior executives against such criteria, the compensation of the Chief Executive Officer and other senior executives and any other relevant matters. Our Board of Directors has designated Mr. Krongard, our non-executive Chairman of the Board and Chairman of the Corporate Governance Committee, as the presiding Director of executive sessions of the non-management Directors of the Board of Directors.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board of Directors in monitoring the effectiveness of decision-making, both at the Board of Directors and management levels and to enhance long-term stockholder value. The Corporate Governance Guidelines outline the following:

•	the responsibilities of the Board of Directors;

•	the composition of the Board of Directors, including the requirement that two-thirds of the Directors be independent within the meaning of the NYSE Listing Standards;

•	Director duties, tenure, retirement and succession;

•	conduct of Board of Directors and Committee meetings; and

•	the selection and evaluation of the Chief Executive Officer.

Our Corporate Governance Guidelines are available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” A copy of our Corporate Governance Guidelines is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).

Code of Business Conduct and Ethics for Directors

We are committed to conducting business in accordance with the highest standards of business ethics and complying with applicable laws, rules and regulations. In furtherance of this commitment, our Board of Directors promotes ethical behavior and has adopted a Code of Business Conduct and Ethics for Directors (the “Directors Code”) that is applicable to all of our Directors. The Directors Code provides, among other things:

•	guidelines for Directors with respect to what constitutes a conflict of interest between a Director’s private interests and interests of PHH;

•	a set of standards that must be followed whenever we contemplate a business relationship between us and a Director;

•	restrictions on competition between our Directors and PHH and the use of our confidential information by Directors for their personal benefit; and

•	disciplinary measures for violations of the Directors Code and any other applicable rules and regulations.

The Directors Code is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Directors Code, or waivers of the provisions thereof, to our corporate website under the heading “Investor Relations — Corporate Governance.” A copy of the Directors Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).

Code of Conduct for Employees and Officers

Our Board of Directors has also adopted a Code of Conduct for Employees and Officers (the “Employees and Officers Code”) that is applicable to all of our officers and employees, including our Chief Executive Officer and Chief Financial Officer. The Employees and Officers Code provides, among other things:

•	guidelines for our officers and employees with respect to ethical handling of conflicts of interest, including examples of the most common types of conflicts of interest that should be avoided (e.g., receipt of improper personal benefits, having an ownership interest in other businesses that may compromise an officer’s loyalty to us, obtaining outside employment with a competitor of ours, etc.);

•	a set of standards to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by us, including, for example, a specific requirement that all accounting records must be duly preserved and must accurately reflect our assets and liabilities;

•	a requirement to comply with all applicable laws, rules and regulations;

•	guidance promoting prompt internal communication of any suspected violations of the Employees and Officers Code to the appropriate person or persons identified in the Employees and Officers Code; and

•	disciplinary measures for violations of the Employees and Officers Code and any other applicable rules and regulations.

The Employees and Officers Code is available on our corporate website at www.phh.com under the heading “Investor Relations — Corporate Governance.” We will post any amendments to the Employees and Officers Code, or waivers of the provisions thereof for any of our executive officers, to our corporate website under the heading “Investor Relations — Corporate Governance.” A copy of the Employees and Officers Code is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).

Nomination Process and Qualifications for Director Nominees

The Board of Directors has established certain procedures and criteria for the selection of nominees for election to our Board of Directors. Pursuant to its charter, the Corporate Governance Committee is required to identify individuals qualified to become members of the Board, which shall be consistent with the Board’s criteria for selecting new Directors. The committee considers criteria such as diversity, age, skills and experience so as to enhance the Board of Directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of Corporate Governance Committees of the Board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE requirement. The Corporate Governance Committee is also responsible for conducting a review of the credentials of individuals it wishes to recommend to the Board of Directors as a Director nominee, recommending Director nominees to the Board of Directors for submission for a stockholder vote at either an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors, reviewing the suitability for continued service as a Director of each Board member when his or her term expires and when he or she has a significant change in status, including but not limited to an employment change, and recommending whether such a Director should be re-nominated to the Board or continue as a Director.

Our amended and restated by-laws provide the procedure for stockholders to make Director nominations either at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors. A stockholder who is both a stockholder of record on the date of notice as provided for in our amended and restated by-laws and on the record date for the determination of stockholders entitled to vote at such meeting and gives timely notice can nominate persons for election to our Board of Directors either for an annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing Directors. The notice must be delivered to or mailed and received by the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH):

•	in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 90th day prior to the date of such annual meeting and not later than the close of business on the later of the 60th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made, and

•	in the case of a special meeting of stockholders called for the purpose of electing Directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was sent or public announcement of the date of the special meeting was made, whichever first occurs.

The stockholder’s notice to our Corporate Secretary must be in writing and include the following information, as more fully described in Section 1.10 of our amended and restated by-laws:

(i) as to each person whom the stockholder proposes to nominate for election as a Director (each, a “Proposed Nominee”):

•	all information relating to the Proposed Nominee that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee pursuant to Regulation 14A of the Exchange Act; and

•	a statement of the background and qualifications of each such Proposed Nominee;

(ii) as to the stockholder giving the notice of any Proposed Nominee and any Stockholder Associated Person (as defined in the amended and restated by-laws):

•	the class, series and number of all shares of stock or other securities of the Company or any affiliate of the Company (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

•	the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person;

•	whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly, is subject to or during the last six months has engaged in any hedging, derivative or similar transactions with respect to any Company Securities; and

•	any interest, direct or indirect, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Company or any affiliate of the Company, other than an interest arising from the ownership of Company Securities;

(iii) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in (ii) above, and any Proposed Nominee, the name and address of such stockholder, as they appear on the Company’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee;

(iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the Proposed Nominee(s) in its notice, and

(v) any other information relating to such stockholder that would be required to be disclosed in connection with solicitations of proxies for election of the Proposed Nominee pursuant to Regulation 14A of the Exchange Act.

Such notice must be accompanied by a written consent of each Proposed Nominee to be named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in our amended and restated by-laws. If the chairman of the meeting determines that a nomination was not made in accordance with the above-described procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. No adjournment or postponement of a meeting of stockholders shall commence a new period for the giving of notice of a stockholder proposal under our amended and restated by-laws.

Communication with Non-Management Directors

In accordance with our Corporate Governance Guidelines, all stockholder and interested party communications to any Director, the non-management Directors as a group or the Board of Directors shall be forwarded to the attention of the Chairman of the Corporate Governance Committee, c/o the Corporate Secretary, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054. The Corporate Secretary shall review all such stockholder and interested party communications and discard those which (i) are not related to our business or governance of our company, (ii) are commercial solicitations which are not relevant to the Board’s responsibilities and duties, (iii) pose a threat to health or safety or (iv) the Chairman of the Corporate Governance Committee has otherwise instructed the Corporate Secretary not to forward. The Corporate Secretary will then forward all relevant stockholder and interested party communications to the Chairman of the Corporate Governance Committee for review and dissemination.

PROPOSAL 2 — RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2009

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009. The submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that such submission provides stockholders an opportunity to provide feedback to the Board of Directors on an important issue of corporate governance. If stockholders do not approve the selection of Deloitte & Touche LLP, the selection of such firm as our independent registered public accounting firm will be reconsidered. In the event that Deloitte & Touche LLP is unable to serve as independent registered public accounting firm for the fiscal year ending December 31, 2009 for any reason, the Audit Committee will appoint another independent registered public accounting firm. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009 USING THE ENCLOSED “WHITE” PROXY CARD. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

AUDIT COMMITTEE REPORT

In connection with the preparation of the Company’s consolidated financial statements for the period ended December 31, 2008, the Audit Committee:

•	Reviewed and discussed the Company’s audited consolidated financial statements with management;

•	Discussed with the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	Received the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP their independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2008, for filing with the Securities and Exchange Commission.

Date: February 25, 2009	Audit Committee of the Board of Directors
Francis J. Van Kirk (Chair)
Ann D. Logan
Jonathan D. Mariner

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Our Audit Committee is responsible for pre-approving all audit services and permitted non-audit services, including the fees and terms thereof, to be performed for us and our subsidiaries by our independent registered public accounting firm, Deloitte & Touche LLP (the “Independent Auditor”). The Audit Committee has adopted a pre-approval policy and implemented procedures that provide that all engagements of our Independent Auditor are reviewed and pre-approved by the Audit Committee, except for such services that fall within the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that our Audit Committee approves prior to the completion of the audit. The pre-approval policy also permits the delegation of pre-approval authority to a member of the Audit Committee between meetings of the Audit Committee, and any such approvals are reviewed and ratified by the Audit Committee at its next scheduled meeting.

For the years ended December 31, 2008 and 2007, professional services were performed for us by Deloitte & Touche LLP, our Independent Auditor, pursuant to the oversight of our Audit Committee. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions regarding the Company.

Set forth below are the fees billed to us by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates. All fees and services were approved in accordance with the Audit Committee’s pre-approval policy.

	Year Ended
	December 31,
Fees by Type	2008	2007
	(In millions)

Audit fees	$7.8	$7.8
Audit-related fees	0.6	0.9
Tax fees	0.5	0.6
All other fees	0.0	0.3

Total	$8.9	$9.6

Audit Fees.  Audit fees primarily related to the annual audits of the Consolidated Financial Statements included in our Annual Reports on Form 10-K and our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, the reviews of the Consolidated Financial Statements included in our Quarterly Reports on Form 10-Q and services provided in connection with regulatory and statutory filings.

Audit-Related Fees.  Audit-related fees primarily related to audit fees for our employee benefit plans, comfort letters for registration statements and securitization transactions and agreed upon procedures.

Tax Fees.  Tax fees related to tax compliance, tax advice and tax planning for the years ended December 31, 2008 and 2007.

All Other Fees.  All other fees primarily related to a terminated merger agreement with General Electric Capital Corporation and its wholly-owned subsidiary, Jade Merger Sub, Inc.

PROPOSAL 3 — APPROVAL OF THE PHH CORPORATION
AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN

Introduction

On April 17, 2009, the Board adopted the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “Amended Plan”), subject to the approval of the Amended Plan by the Company’s stockholders at the Annual Meeting. The PHH Corporation 2005 Equity and Incentive Plan (the “Prior Plan”) was originally adopted by the Board and approved by our sole stockholder on January 14, 2005, in connection with the Spin-Off of the Company from Cendant Corporation. The provisions of the Prior Plan will continue to control with respect to any awards outstanding prior to stockholder approval of the Amended Plan, and the Amended Plan will apply with respect to awards issued after the date of stockholder approval. If we do not obtain stockholder approval of the Amended Plan, the Prior Plan will remain in effect; however, the Company will have limited ability to grant new awards under the Prior Plan. Accordingly, the Board recommends a vote “FOR” the approval of the Amended Plan using the enclosed “WHITE” proxy card. Unless marked to the contrary, proxies received by the Company will be voted “FOR” the approval of the Amended Plan.

The Amended Plan (1) increases by 4,550,000 shares the maximum number of shares that we may issue as awards; (2) clarifies the definition of pre-tax income of the Company or any subsidiary, division or business unit as a performance goal under the Amended Plan; (3) increases the maximum aggregate value of any payment subject to awards under the annual incentive program or stock-or cash-based awards other than stock options, stock appreciation rights, restricted stock or restricted stock units from $1 million to $5 million; and (4) incorporates the other modifications and changes described below.

In order to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), we are also required to disclose and obtain the approval of a majority of the stockholders of the material terms of the performance goals established under the Amended Plan in order for performance awards issued to our principal executive officer, principal financial officer and our four most highly compensated officers other than our principal executive officer and principal financial officer (collectively, the “covered employees”) to qualify as performance-based compensation exempt from the $1 million limit on tax deductibility under Code Section 162(m).

As of April 22, 2009 (the record date for the 2009 Annual Meeting), 400,534 shares remain available for grants of stock-based compensation awards. Stockholder approval of the Amended Plan and the proposed share increase will allow us to continue to provide equity incentives to executive officers, employees, non-employee directors and consultants of the Company and its subsidiaries, including performance awards that meet Code Section 162(m) requirements, thereby preserving our ability to receive tax deductions for those awards. We believe that these equity incentives are crucial to attracting and retaining highly qualified employees whose expertise is essential to our continued growth and success.

Description of the Amended Plan

General Summary

The following is a general summary of the Amended Plan, and is qualified in its entirety by the complete text of the Amended Plan, which is attached to this Proxy Statement as Appendix B. A copy of the Amended Plan is also available to stockholders upon request, addressed to the Corporate Secretary at 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054 (telephone number: 1-866-PHH-INFO or 1-856-917-1PHH).

Purposes of the Amended Plan

The Amended Plan is intended to afford incentives to non-employee directors, officers and other employees, advisors and consultants of the Company or any parent or subsidiary corporation to continue in their service to the Company. The Amended Plan provides for grants of stock options (including incentive stock options (“ISOs”) and non-qualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock- or cash-based awards. The Company also intends that the Amended Plan comply with the requirements for “performance-based compensation” under Code Section 162(m) and the requirements of Code Section 409A with respect to awards treated as deferred compensation (see “— Restricted Stock Units” below).

Administration

The Board has delegated authority to administer the Amended Plan to the Compensation Committee of the Board (the “Committee”). Subject to certain limitations (see “— Limitations on Individual Awards” below), the Amended Plan gives the Committee the authority to grant awards, determine the recipients and timing of awards, the type and number of awards to be granted, the number of shares underlying awards and the terms, conditions, restrictions and performance criteria relating to awards. The Committee also has the authority to determine whether and to what extent an award may be settled, cancelled, forfeited, exchanged or surrendered, adjust terms and conditions of performance goals, construe and interpret the plan and any award, prescribe, amend and rescind rules and regulations relating to the Amended Plan, determine the terms and provisions of individual award agreements, and make all other decisions it determines to be advisable for the administration of the Amended Plan. The Committee may delegate its administrative duties to its members or to certain agents of the Company.

Eligibility

The Amended Plan permits grants of awards to non-employee directors, officers and other employees, advisors or consultants of the Company or any parent or subsidiary of the Company, as determined by the Committee. As of April 22, 2009, five non-employee directors and approximately 210 employees are eligible to receive awards under the Amended Plan.

Stock Available for Awards

The Prior Plan reserves a total of 7,500,000 shares for issuance pursuant to awards. As of April 22, 2009, 5,139,807 shares are subject to outstanding awards under the Prior Plan and 400,534 shares remain available for future grants under the Prior Plan. If the stockholders approve the Amended Plan and the proposed increase of 4,550,000 shares, a total of 4,950,534 shares will be available for future awards and no more than 2,250,000 shares may be issued pursuant to awards that are not stock options or SARs.

The Amended Plan provides that any shares subject to awards that are forfeited or cancelled, or that terminate or expire without a distribution of shares will, to the extent forfeited, cancelled, terminated or expired, again become available for awards under the Amended Plan other than ISOs (with each such share added back to the share reserve as one share). The Amended Plan also clarifies that shares subject to awards that are ultimately paid or settled in cash again become available for awards under the Amended Plan. However, shares of stock surrendered or withheld as payment of either the exercise price of an award or for withholding taxes will not be made available for future awards. All shares covered by an SAR, to the extent that it is ultimately exercised and settled in shares of stock, shall be considered issued or transferred pursuant to the Amended Plan. Upon the exercise of any award granted in tandem with any other award, the related award will be cancelled to the extent of the number of shares as to which the award is exercised, and such shares will no longer be available for awards under the Plan. Under the Prior Plan, shares surrendered or withheld as payment of the exercise price of an award or for withholding taxes are again made available for issuance as awards, and this provision will continue to apply with respect to awards granted under the Prior Plan.

Repricing Prohibited

Neither the Board, the Committee nor any other person to whom the Committee delegates its authority may reprice or cancel and regrant any stock option or other type of award at a lower exercise, base or purchase price without obtaining stockholder approval.

Options Granted at Fair Market Value

Stock options may not be granted with an exercise price that is less than the fair market value of a share of our common stock on the grant date. Under the Prior Plan, unless the Committee determines otherwise, fair market value is defined based on the average of the high and low sales prices for the Company’s stock on the New York

Stock Exchange. As the Committee previously determined to define fair market value under the Prior Plan by reference to the closing sales price of the Company’s stock on the New York Stock Exchange (or the immediately preceding date on which the Stock is traded, if the stock is not traded on the applicable date), the Amended Plan updates the definition of fair market value accordingly. The closing sales price of our common stock on the New York Stock Exchange on April 22, 2009 (the record date for the 2009 Annual Meeting) was $           per share.

Limitations on Individual Awards

In order to permit awards to qualify as “performance-based compensation” under Code Section 162(m), no employee may be granted awards in excess of the following limits:

•	No more than 1,000,000 shares of stock may be made subject to options or SARs to a single individual in a single calendar year;

•	No more than 1,000,000 shares of stock may be made subject to stock-based awards other than options and SARs (including restricted stock and RSUs or other stock-based awards) to a single individual in a single calendar year;

•	The maximum aggregate value of any payment made to a grantee under the Company’s annual incentive program (see “— Annual Incentive Program” below) or an award other than a stock option, SAR, restricted stock award or RSU (see “— Other Cash or Stock-Based Awards” below) in any calendar year is $5 million. The Board has determined that the increase in this amount from the $1 million maximum under the Prior Plan is appropriate in order to ensure that the performance award provisions of the Amended Plan take into account future salary increases or changes in performance targets established by the Committee.

Section 422 of the Code requires that ISOs be granted only to employees. Any person who, at the time of grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company, or any of its parent or subsidiary corporations, must be granted ISOs at an exercise price that is at least 110% of the fair market value of the stock on the date of grant, and the term of the option must not exceed five years. The aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which ISOs granted under the Amended Plan are exercisable for the first time by a grantee during any calendar year may not exceed $100,000.

Terms of Awards

The following is a general description of the types and terms of awards that may be granted under the Amended Plan. Individual grants may have different terms and conditions, as determined by the Committee consistent with the provisions of the Amended Plan.

Stock Options

A stock option represents the right to purchase a share of common stock at a predetermined exercise price. The Committee, in its discretion, may grant ISOs or NQSOs to qualified participants. The Committee determines the terms of each option, provided that the exercise price may not be less than the fair market value per share on the grant date and the option term may not exceed ten years from the grant date. The exercise price may be paid in cash, by exchange of stock previously owned by the grantee for at least six months, by means of a broker cashless exercise procedure to the extent approved by the Committee and permitted by law, or by a combination of the above. An award agreement may also provide for payment of the exercise price by having the Company withhold shares with a fair market value equal to the exercise price. Generally, options may only be exercised while the grantee remains in service, although the Committee may accelerate vesting and extend the exercisability of options in the event of specified terminations of employment or service. In no event, however, may the exercise period extend beyond the ten-year option term. Options and shares acquired upon exercise may also be subject to other conditions, including restrictions on transfer, as the Committee may determine or as may be required by applicable law.

Stock Appreciation Rights

A stock appreciation right entitles the recipient to receive a payment in cash or stock, as determined by the Committee at the date of grant, equal to the excess of (1) the fair market value per share of the Company’s stock on the date of exercise over (2) the grant price per share of the SAR. In the case of an SAR granted in tandem with an option, the grant price will equal the exercise price of the underlying option. In the case of an SAR that is not granted in tandem with an option, the Committee determines the grant price. SARs are exercisable over the exercise period and subject to such terms and conditions as the Committee may determine; however, no SAR may be exercised more than ten years from the grate date or, for an SAR granted in tandem with an option, the expiration of the underlying option. The Committee may accelerate the exercisability of an SAR as it deems appropriate.

Restricted Stock

Restricted stock consists of shares of common stock that are awarded subject to restrictions on transferability and such other restrictions as the Committee may impose. These restrictions may lapse separately or in combination, at such times and under such circumstances as the Committee may determine. The Committee may also provide for restrictions to lapse based upon the attainment of performance goals (see “— Performance Awards and Performance Goals” below). Except as otherwise determined in an individual award agreement, recipients of restricted stock have the same rights as stockholders, including the right to vote the shares and receive dividends in the form of cash or stock. Dividends on restricted stock are either paid at the dividend payment date or deferred for payment at a later date, as specified in the award agreement. However, dividends that vest based upon the attainment of performance goals are accumulated and paid only to the extent of the attainment of the underlying performance goals, as determined by the Committee. Stock distributed in connection with a stock split or stock dividend, and any other property distributed as a dividend, is generally subject to the same restrictions and risk of forfeiture as the original grant of restricted stock. Unless the Committee provides otherwise, restricted stock and any accrued but unpaid dividends are forfeited upon termination of service.

Restricted Stock Units

RSUs represent a right to receive shares of the Company’s common stock or cash, as determined by the Committee at the date of grant, upon the expiration of a time period specified by the Committee. The Amended Plan amends the RSU definition to clarify that RSUs may be provided with dividend equivalent rights, as determined by the Committee and as provided in an individual Award Agreement or pursuant to the Amended Plan. The Committee may also place restrictions on RSUs that lapse based upon the attainment of performance goals (see “— Performance Awards and Performance Goals” below). Upon termination of employment or service, all RSUs and any accrued but unpaid dividend equivalent rights are forfeited; however, the Committee may determine to waive restrictions or forfeiture conditions relating to RSUs upon termination under specified circumstances or otherwise. The Amended Plan specifies, however, that dividend equivalent rights paid on RSUs that vest based upon the attainment of performance goals are accumulated and paid only to the extent of the attainment of the underlying performance goals.

Non-Employee Director Compensatory Awards.  The Company intends to compensate its non-employee directors, in part, by means of RSUs issued under the Amended Plan and payable in the form of Company common stock, unless the Committee or the Board determines otherwise on a prospective basis. The Amended Plan also clarifies, consistent with the Board’s determination, that compensatory RSUs are awarded on the same quarterly dates that the Company pays non-employee directors their annual retainer and committee stipends and need not be evidenced by award agreements. The Company maintains separate book accounts in the name of each director for this purpose, and the director’s account is credited with RSUs as of each applicable payment date. The number of RSUs is rounded down to the nearest whole number, and any fractional amounts are paid in cash. RSUs may have dividend equivalent rights credited and payable in the form of additional RSUs or cash, as determined prospectively by the Committee or the Board. RSUs credited to non-employee directors as compensatory awards are immediately vested and paid on the first anniversary following the date of termination of Board service. No acceleration of payment is permitted except to the extent allowed under Code Section 409A.

Non-Employee Director Deferred Compensation Awards.  The Amended Plan is also the source for RSUs issued pursuant to the PHH Corporation Non-Employee Directors Deferred Compensation Plan (the “Deferred Compensation Plan”), which permits non-employee directors to elect to receive a deferred payment of RSUs payable in stock (unless the Committee determines otherwise on a prospective basis) in lieu of a portion of their compensation that would otherwise be paid in cash. Each participating director must execute a deferred compensation agreement in accordance with the procedures established by the Company under the Deferred Compensation Plan and consistent with the requirements of Code Section 409A, setting forth the percentage of eligible fees to be deferred; once made, the deferral election remains in effect until changed by the participant, subject to the requirements of Code Section 409A. The RSUs are credited to separate book accounts established on behalf of participating directors on the dates the Company would otherwise pay their cash compensation, and fractional amounts are paid in cash. The RSUs have dividend equivalent rights that are credited and payable in the form of additional RSUs, as provided for under the Deferred Compensation Plan. The RSUs are immediately vested and become payable 200 days following the date of termination of Board service. Because the terms and conditions of the Deferred Compensation Plan control with respect to these RSUs, the Amended Plan does not require an award agreement to be issued with respect to such awards.

Other Stock or Cash-Based Awards

The Committee may grant other stock- or cash-based awards consistent with the purposes of the Amended Plan. Such awards may be granted contingent upon performance goals, provided the goals relate to periods of performance in excess of one calendar year, and any dividends or dividend equivalents payable with respect to such awards that vest based upon the attainment of performance goals are accumulated and paid only to the extent of attainment of the underlying performance goals. Payments may be decreased or, with respect only to grantees that are not covered employees for purposes of Code Section 162(m), increased, in the sole discretion of the Committee, based on factors it deems appropriate. No payment will be made to a covered employee prior to the certification by the Committee of the attainment of performance goals. The Committee may also establish additional rules applicable to other stock or cash based awards consistent with the requirements of Code Section 162(m).

Annual Incentive Program

The Amended Plan authorizes the Committee to grant awards to grantees under an annual incentive program, under such terms and conditions as the Committee determines to be consistent with the purposes of the Amended Plan, subject to the award limits set forth in the Amended Plan (see “— Limitations on Individual Awards” above). Payments earned under the annual incentive program may be decreased or, with respect to any grantee who is not a covered employee, increased, in the sole discretion of the Committee, and based on factors it deems appropriate. No payment will be made to a covered employee prior to the certification by the Committee of the attainment of the performance goals relating to such awards, however. The Committee may establish additional rules applicable to an annual incentive program, to the extent consistent with Code Section 162(m).

Performance Awards and Performance Goals

Subject to the parameters described above (see “— Limitations on Individual Awards” above), the Committee may grant performance awards, which are subject to the attainment of performance goals as determined by the Committee. Subject to stockholder approval, the Amended Plan provides that performance goals must be based on one or more of the following criteria: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) pre-tax income of the Company or any Subsidiary, or any division or business unit thereof, before or after non-controlling interest; (iv) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (ix) economic value created; (x) operating margin or profit margin; (xi) stock price or total stockholder return; (xii) income or earnings from continuing operations; (xiii) cost targets, reductions and savings, expense management, productivity and efficiencies; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions.

Performance goals may be expressed in terms of a specified level of performance, a particular criterion or in terms of a percentage increase or decrease in a particular criterion, and may be applied to one or more of the Company, a parent or subsidiary, a division or strategic business unit. Performance goals may include a threshold level of performance below which no payment will be made or no vesting will occur, levels of performance at which specified payments will be paid or specified vesting will occur, and a maximum level of performance above which no additional payment will be made or which will result in full vesting. Each performance goal is evaluated in accordance with generally accepted accounting principles, where applicable, and the Committee must certify attainment of the goal. The Committee may make equitable adjustments to performance goals in recognition of unusual or non-recurring events affecting the company or any parent or subsidiary or their financial statements, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined by the Committee to be extraordinary or unusual in nature, infrequent in occurrence or related to the disposal of a business segment or a change in accounting principles.

Effect of Certain Corporate Events

Equitable Adjustments.  If the Committee determines that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or similar corporate event, affects the stock in such a manner that adjustment is appropriate in order to prevent dilution or enlargement of the rights of grantees, the Committee will make equitable changes or adjustments as necessary or appropriate to the number, price and kind of shares of stock or other property that may be issued in connection with outstanding and subsequent awards (provided that adjustments to ISOs will be made in accordance with Code requirements) and the performance goals applicable to outstanding awards.

Change in Control.  Unless otherwise determined by the Committee and provided for in an award agreement, in the event of a change in control, unvested awards become fully vested and exercisable, and restrictions applicable to awards granted under the Amended Plan lapse. Any performance conditions imposed with respect to awards are deemed to be fully achieved upon a change in control.

A “change in control” of the Company will occur if: (1) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (a)the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (c) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof); (2) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Amended Plan’s effective date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously so approved or recommended; (3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or (4) the stockholders of the

Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

A change in control will not occur, however, by virtue of (1) a public offering of the Company’s equity securities or (2) the consummation of any transaction or series of integrated transactions immediately following which the stockholders immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company. The Amended Plan also updates the change in control definition to provide that, solely to the extent necessary to comply with the requirements of Code Section 409A, a “change in control” as defined above may occur only upon or as a result of a change in control that also qualifies as such for purposes of Code Section 409A.

Duration, Amendment and Termination

The Prior Plan was originally effective as of January 14, 2005 and the Amended Plan, if approved by the stockholders, will remain in effect until January 14, 2015, the tenth anniversary of the original effective date. No awards may be granted under the Amended Plan after the expiration date, but the expiration of the Amended Plan will not affect outstanding awards issued prior to the expiration date. The Board may amend or terminate the Amended Plan in whole or in part at any time and from time to time, subject to the requirement that any amendment that requires stockholder approval in order for the Amended Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement must be approved by the requisite vote of the stockholders. No amendment or termination may adversely affect the rights of grantees without their consent.

Federal Income Tax Information

The following discussion is only a general summary of the federal income tax aspects of stock options granted under the Amended Plan, and does not discuss state, local or foreign taxes that may apply to such awards. Tax consequences may vary depending on particular circumstances, and administrative and judicial interpretations of the application of the federal income tax laws are subject to change.

Incentive Stock Options.  A grantee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO. Grantees who do not dispose of their shares for at least two years following the date the ISO was granted or within one year following exercise of the ISO normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a grantee satisfies both holding periods upon a sale of the shares, the Company will not be entitled to any federal income tax deduction. If a grantee disposes of the shares either within two years after the date of grant or within one year from the date of exercise (referred to as a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) is taxed as ordinary income at the time of disposition. Any gain in excess of that amount is treated as a capital gain. If a loss is recognized, it is a capital loss. A capital gain or loss is long-term if the grantee’s holding period is more than 12 months. Any ordinary income recognized by the grantee upon the disqualifying disposition generally should be deductible by the Company for federal income tax purposes, except to the extent limited by applicable Code provisions.

Non-qualified Stock Options.  NQSOs have no special tax status. A holder of these awards generally does not recognize taxable income as the result of the grant of such award. Upon exercise of a NQSO, the holder normally recognizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the exercise date. If the holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a NQSO, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, is taxed as capital gain or loss. A capital gain or loss is long-term if the holding period of the shares is more than 12 months. The

Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the grantee as a result of the exercise of a NQSO, except to the extent limited by applicable Code provisions. No tax deduction is available to the Company with respect to the grant of a NQSO or the sale of the stock acquired pursuant to a NQSO.

Potential Limitation on Company Deductions.  In accordance with applicable regulations issued under Code Section 162(m), compensation attributable to stock options qualifies as performance-based compensation, provided that: (1) the Amended Plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (2) the per-employee limitation is approved by the stockholders, (3) the option is granted by a compensation committee comprised solely of “outside directors” (as defined in Code Section 162(m)) and (4) the exercise price of the option or right is not less than the fair market value of the stock on the date of grant. For these reasons, the Company’s Plan provides for an annual per employee limitation as required under Code Section 162(m) (see “— Limitations on Individual Awards” above) and the Committee is comprised solely of outside directors. Accordingly, options granted by the Committee should qualify as performance-based compensation for purposes of Code Section 162(m).

Awards Granted to Certain Persons

The Committee cannot currently determine with certainty the awards, if any, which would be granted out of the additional authorized shares under the Amended Plan as submitted for approval by the stockholders. The Committee has not granted any awards contingent upon stockholder approval of the Amended Plan. The Prior Plan authorizes sufficient shares to fund the equity awards granted in 2009 prior to the approval of the Amended Plan by the stockholders, and if stockholders do not approve the Amended Plan, the Prior Plan will continue in effect. The awards under the Amended Plan that would have been received by or allocated to each of our Named Executive Officers (as defined below under “— Summary Compensation Table”), all executive officers as a group, all non-employee directors as a group, and our non-executive officer employees as a group for the year ended December 31, 2008, had the Amended Plan been in effect during such period would have been the same as the awards made to such persons under the Prior Plan as disclosed elsewhere in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PHH CORPORATION AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN USING THE ENCLOSED “WHITE” PROXY CARD. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE APPROVAL OF THE PHH CORPORATION AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of December 31, 2008:

	(a)		(b)		(c)
Number of Securities
Remaining Available
for Future Issuance
	Number of Securities		Weighted-Average		Under Equity
	to be Issued Upon		Exercise Price of		Compensation Plans
	Exercise of		Outstanding		(Excluding
	Outstanding Options,		Options, Warrants		Securities Reflected
Plan Category	Warrants and Rights		and Rights		in Column (a))

Equity compensation plans approved by security holders (1)	4,332,684	(2)	$18.91	(3)	1,339,222
Equity compensation plans not approved by security holders	—		—		—

Total	4,332,684	(2)	$18.91	(3)	1,339,222

(1)	Equity compensation plans approved by security holders include the Prior Plan that was approved by our sole stockholder on January 14, 2005. See also Note 18, “Stock-Based Compensation” in the Notes to the Consolidated Financial Statements included in the 2008 Annual Report for more information.

(2)	Includes 1,568,934 restricted stock units and 2,763,750 stock options.

(3)	Because there is no exercise price associated with restricted stock units, restricted stock units described in Note 2 above are not included in the weighted-average exercise price calculation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth below with management and, based on such review, recommended to the Board of Directors that the Compensation Discussion and Analysis set forth below be included in the Company’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2008.

Compensation Committee of the Board of Directors
James W. Brinkley (Chair)
A.B. Krongard
Ann D. Logan

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

During 2007, we entered into a definitive agreement (the “Merger Agreement”) with General Electric Capital Corporation (“GE”) and GE’s wholly-owned subsidiary, Jade Merger Sub, Inc., to be acquired (the “Merger”). The Merger Agreement was ultimately terminated on January 1, 2008, in accordance with its terms as previously disclosed. However, because of provisions contained in the Merger Agreement that restricted changes to the compensation of the Named Executive Officers in advance of the closing of the Merger, and in anticipation of the Merger occurring on or before December 31, 2007, compensation decisions during 2007 did not include a detailed evaluation of our compensation structure. Rather, the Compensation Committee of the Board of Directors instead focused on severance and retention matters in an effort to ensure the retention of key personnel through the anticipated closing date of December 31, 2007.

During the fourth quarter of 2007, the Compensation Committee, in consultation with management and the Committee’s independent compensation consultants, began evaluating potential equity awards to executive officers and other employees in the event that the Merger was not consummated. The Compensation Committee reviewed the Company’s equity awards since the Spin-Off, noting that no equity awards had been granted to employees since 2005 and that certain employees had been precluded from realizing the value of previously issued equity awards due to the imposition of a blackout period under Regulation BTR following the announcement of a delay in filing our Annual Report on Form 10-K for the year ended December 31, 2005 (the “Blackout Period”).

In light of these considerations, the Compensation Committee discussed increasing the size of equity-based awards during 2008 in order to address the lack of equity-based awards in 2006 and 2007 and to motivate and retain employees in the event that the Merger was not consummated. During 2008, following the termination of the Merger Agreement, the Compensation Committee of the Board of Directors, in consultation with management and its compensation consultants, took actions designed to address the lack of equity awards in 2006 and 2007, to motivate and retain employees, and to align the interests of the Named Executive Officers with those of our stockholders.

Compensation Committee Oversight of Executive Compensation

The Compensation Committee of the Board of Directors is comprised of three independent, non-executive Directors — Messrs. Brinkley (Chair) and Krongard and Ms. Logan — and is responsible for overseeing our executive compensation policies, including evaluating and approving the compensation of our Named Executive Officers as listed in the “— Summary Compensation Table” below. The Board of Directors has adopted a Compensation Committee Charter which sets forth the purpose, composition, authority and responsibilities of the Compensation Committee. The Compensation Committee reviews and determines the base salary, annual and long-term incentive awards, equity awards and other compensation for each Named Executive Officer, including our President and Chief Executive Officer, and evaluates our compensation policies. The Compensation Committee also has the authority to engage and retain executive compensation consultants to assist with such evaluations.

Executive Compensation Objectives

The primary objective of our executive compensation policies is to attract, retain and motivate qualified executive officers to manage our business in order to maximize stockholder value. Our executive compensation policies are intended to facilitate the achievement of our short-term and long-term business strategies through aligning compensation with performance by:

•	providing base salaries and other compensation that are competitive and designed to attract and retain executive talent;

•	rewarding executive performance through variable, at-risk compensation that is dependent upon meeting specified performance targets; and

•	aligning the interests of our executive officers with the interests of our stockholders by providing equity-based compensation as a component of total compensation.

The Compensation Committee is responsible for reviewing and approving the compensation for our Named Executive Officers and stock equity awards for all employees. The Compensation Committee does not rely upon a fixed formula or specific numerical criteria in determining each Named Executive Officer’s total compensation or the allocation of compensation among the various components of compensation described below. Moreover, we do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation. Rather, the Compensation Committee exercises its business judgment in determining total compensation based upon the following criteria:

•	our long-term strategic objectives, financial and other performance criteria and individual performance goals;

•	the competitive compensation levels for executive officers at companies in similar businesses and/or of similar size;

•	the overall economic environment and industry conditions;

•	unique circumstances impacting us and our executive officers, such as the termination of the Merger Agreement; and

•	the recommendations of executive compensation consultants.

Based upon its analysis of these criteria, the Compensation Committee determines each component of executive compensation (as discussed below) for the Named Executive Officers, taking into consideration the total compensation relative to the median for the Peer Group (as defined in “— Benchmarking” below).

Role of Management in Executive Compensation Decisions

Generally, our Chief Executive Officer makes recommendations to the Compensation Committee as it relates to the compensation of our other executive officers. In addition, our executive officers, including our Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents of Human Resources, provide input and make proposals regarding the design, operation, objectives and values of the various components of compensation in order to provide appropriate performance and retention incentives for key employees. These proposals may be made on the initiative of the Chief Executive Officer, the executive officers or upon the request of the Compensation Committee.

Executive Compensation Consultants

During 2007, the Compensation Committee retained Mercer Human Resource Consulting, Inc. (“Mercer”) to assist it with the evaluation of the Company’s executive compensation. Mercer analyzed and provided comparative executive compensation data and compensation program proposals for the Compensation Committee’s consideration in evaluating and setting the compensation of the Named Executive Officers and the overall structure of our compensation policies. Compensation decisions in 2007 did not, however, include a detailed evaluation of the compensation structure during 2007 due to the fact that the Merger was pending and the Merger Agreement contained customary restrictions on changing the compensation of the Named Executive Officers.

During 2008, the Compensation Committee engaged a new compensation consultant, PricewaterhouseCoopers LLP (“PwC”). During 2008, upon prior approval, PwC also provided certain other consulting services to management. The Compensation Committee does not believe that these other services compromised PwC’s ability to provide the Compensation Committee with an independent perspective on executive compensation.

Based, in part, on recommendations from the Compensation Committee’s prior consultant, Mercer, and, in part, on recommendations from PwC following PwC’s analysis of the Company’s compensation objectives and compensation structure, the Compensation Committee took various actions in 2008 designed to address the lack of equity awards in 2006 and 2007, to motivate and retain employees, and to align the interests of the Named Executive Officers with those of our stockholders. See “— Benchmarking” and “— Executive Compensation Decisions in 2007, 2008 and 2009” below for more information regarding the various actions taken by the Compensation Committee.

Benchmarking

During 2006, to ensure that we were competitive in attracting and retaining executive talent, we benchmarked our executive compensation against a peer group consisting of 14 companies in similar businesses, including mortgage, leasing and financial services companies, and/or of similar size based on total sales and total assets (the “Old Peer Group”). The Old Peer Group consisted of the following companies:

• AMERCO	• Fiserv, Inc.	• Radian Group, Inc.
• American Home Mortgage	• GATX Corp.	• Rent-A-Center, Inc.
• Investment Corp.	• Golden West Financial Corp.	• Ryder System, Inc.
• Astoria Financial Corporation	• IndyMac Bancorp, Inc.	• Sovereign Bancorp, Inc.
• CIT Group Inc.	• MGIC Investment Corp.	• Westcorp, Inc.

During 2006, Mercer provided the Compensation Committee with executive compensation information for the Peer Group as well as survey data from multiple national compensation surveys (the “Survey Data”) in order to assist in the compensation evaluation due to the unique nature of our business segments and the lack of peer companies with a similar business segment mix for comparison. The Compensation Committee evaluated the base salary, short-term and long-term incentives and actual and target total compensation levels for the Peer Group and Survey Data, including the median and percentile ranges for each compensation component, for comparison with that of our Named Executive Officers. The Compensation Committee determined that total executive compensation for the Named Executive Officers should be targeted at or slightly above the median of the compensation of the Peer Group in order to be competitive with the compensation structure of the Peer Group and to attract and retain executive talent. These targets may be adjusted based upon the specific responsibilities, experience and performance of each Named Executive Officer as well as other factors in the Compensation Committee’s discretion.

During 2007, the Compensation Committee did not undertake any additional benchmarking given the announcement of the Merger. However, during 2008, following the termination of the Merger Agreement, the Compensation Committee determined that use of the Old Peer Group for benchmarking purposes was no longer appropriate due to certain changes at some of the companies included in the Old Peer Group. Based, in part, upon the recommendations of PwC, the Compensation Committee approved a new peer group during 2008 for purposes of benchmarking our executive compensation (the “New Peer Group”). The New Peer Group consists of the following 9 companies that, at the time of the establishment of the New Peer Group, were direct competitors of the Company or that the Company competed with for executive talent or investor capital:

• AMERCO	• GATX Corp.	• Radian Group, Inc.
• Fidelity National Information Services, Inc.	• IndyMac Bancorp, Inc.	• Ryder System, Inc.
• Flagstar Bancorp Inc.	• MGIC Investment Corp.	• Wright Express Corp.

Due to events occurring after the establishment of the New Peer Group, including the bankruptcy filing by IndyMac Bancorp, Inc. following the well-publicized seizure of IndyMac Bank, F.S.B. by the Federal Deposit Insurance Corporation, the Compensation Committee may elect to revise the New Peer Group in the future to ensure the relevance of the entities included in the New Peer Group.

Components of Executive Compensation

The primary components of the executive compensation arrangements for our Named Executive Officers are base salaries, variable compensation programs and long-term incentive awards.

Base Salaries.  The Compensation Committee is responsible for determining the base salary of our Chief Executive Officer and other Named Executive Officers, which includes the review and approval of annual adjustments to their base salaries. Base salaries are intended to provide a level of cash compensation that is externally competitive in relation to the responsibilities of the executive’s position in order to attract and retain executive talent.

During 2007, the Compensation Committee did not undertake a detailed evaluation of the compensation structure of our Named Executive Officers due to the announcement of the Merger and certain restrictions upon compensation matters for the Named Executive Officers pursuant to the Merger Agreement. During 2008, the Compensation Committee evaluated salary levels based upon competitive compensation levels for companies in the New Peer Group, as well as consideration of the nature of each executive officer’s position and the contribution, achievement, experience and tenure of each executive officer. No adjustments to the salary levels of the Named Executive Officers were made during 2007 or 2008. The Compensation Committee did, however, take various actions in respect of equity-based awards and severance agreements for certain of the Named Executive Officers. See “— Long-Term Incentive Awards” and “— Executive Compensation Decisions in 2007, 2008 and 2009” below for more information regarding the various actions taken by the Compensation Committee.

The following table sets forth the annualized base salaries for the Named Executive Officers for 2008.

		Annualized Base
Name	Title	Salary for 2008

Terence W. Edwards	President and Chief Executive Officer	$564,635
Sandra E. Bell	Executive Vice President and Chief Financial Officer	400,000	(1)
Clair M. Raubenstine	Former Executive Vice President and Chief Financial Officer	1,000,000	(2)
George J. Kilroy	Executive Vice President; President and Chief Executive Officer — PHH Arval	450,000
Mark R. Danahy	Senior Vice President; President and Chief Executive Officer — PHH Mortgage	325,000	(3)
William F. Brown	Senior Vice President, General Counsel and Secretary; Senior Vice President, General Counsel and Secretary — PHH Mortgage	300,000

(1)	Ms. Bell joined the Company October 13, 2008, and her annual base salary is $400,000 per year.

(2)	Mr. Raubenstine resigned from the Company effective October 31, 2008. Prior to his resignation, Mr. Raubenstine’s annual base salary was $1,000,000 per year.

(3)	Effective January 1, 2009, Mr. Danahy’s annual base salary was increased by $50,000 to $375,000.

Variable Compensation Programs.  Our Named Executive Officers may receive additional cash compensation through participation in our annual management incentive plans for PHH, PHH Mortgage and PHH Arval (collectively, the “MIPs”) that are designed to motivate eligible recipients to achieve our short-term objectives. Generally, each executive officer, except for Mr. Raubenstine during the term of his employment, is eligible to receive an annual cash incentive payout calculated as a percentage of the executive officer’s base salary and based upon the achievement of performance targets for consolidated results, operating segment results, individual executive officer performance and/or other performance targets established by the Compensation Committee in its discretion. In order to tie a greater percentage of our executive officer’s compensation to the achievement of our annual performance objectives, the target payout percentage of base salary increases as an executive officer’s duties and responsibilities within the Company increase.

The Compensation Committee generally sets the performance targets under the MIPs at levels that are considered to be challenging based on historical performance, industry and market conditions, and adjusts such targets each year to coincide with our overall strategy, performance targets and other factors. Since the Spin-Off, the Compensation Committee has established the performance targets for the Named Executive Officers and all MIP eligible employees based on the pre-tax income after minority interest for PHH, PHH Mortgage and/or PHH Arval. Our performance targets are intended to be attainable if our management team provides a strong performance as determined by the Compensation Committee. For the five years prior to 2008, the performance targets established for the MIPs for PHH Mortgage were exceeded in 2003 and 2005 and not achieved in 2004, 2006 and 2007, and the performance targets established for the MIPs for PHH Arval were met in 2003 and exceeded in 2004, 2005, 2006 and 2007. The performance targets for the PHH Corporate MIPs were exceeded in 2005 and not achieved in 2006. Due to the announcement of the Merger that was expected to close on or before December 31, 2007, the Compensation Committee did not approve a PHH Corporate MIP for 2007. See “— Executive Compensation Decisions in 2007, 2008 and 2009” below for more information.

During 2008, in consultation with management and PwC, the Compensation Committee approved the 2008 PHH Corporation Management Incentive Plan (the “2008 Corporate MIP”), the 2008 PHH Arval Management Incentive Plan (the “2008 Fleet MIP”) and the 2008 PHH Mortgage Management Incentive Plan (the “2008 Mortgage MIP”) (together, the “2008 MIPs”) and established performance targets under each of the 2008 MIPs. The performance targets for the 2008 Fleet MIP and 2008 Mortgage MIP were based on the pre-tax income after minority interest for the year ended December 31, 2008, for PHH Arval and PHH Mortgage, respectively. The performance target for the 2008 Corporate MIP was based 50% on the performance achieved under the 2008 Fleet MIP and 50% on the performance achieved under the 2008 Mortgage MIP.

Pursuant to the terms of the 2008 MIPs, in the event that the performance targets were achieved or exceeded, the participating Named Executive Officer would receive a cash payment in an amount equal to the Named

Executive Officer’s base salary multiplied by the target payout percentage for such Named Executive Officer multiplied by the percentage by which the performance target for such plan was met or exceeded. Messrs. Edwards and Brown were participants in the 2008 Corporate MIP, but were not participants in the 2008 Fleet MIP or 2008 Mortgage MIP. Mr. Kilroy was a participant in the 2008 Fleet MIP, but was not a participant in the 2008 Corporate MIP or 2008 Mortgage MIP. Mr. Danahy was a participant in the 2008 Mortgage MIP, but was not a participant in the 2008 Corporate MIP or 2008 Fleet MIP. Mr. Raubenstine was not a participant in any of the 2008 MIPs. For 2008, Ms. Bell was not a participant in any of the 2008 MIPs, but instead received a prorated bonus of $87,671 in accordance with the previously disclosed terms of her employment upon hire.

The table below sets forth the threshold, target and maximum payout percentage of base salary for each of the Named Executive Officers that were participants in one of the 2008 MIPs. During 2007 and 2008, the Compensation Committee did not make any adjustments to the target payout percentages for the Named Executive Officers that were established in 2006.

		Minimum	Threshold	Target	Maximum
		Payout as	Payout as	Payout as	Payout as
		Percentage	Percentage	Percentage	Percentage
	Applicable	of Base	of Base	of Base	of Base
Name	2008 MIP Plan	Salary	Salary	Salary	Salary

Terence W. Edwards	2008 Corporate MIP	0%	100%	100%	162.50%
George J. Kilroy	2008 Fleet MIP	0%	100%	100%	125.00%
Mark R. Danahy	2008 Mortgage MIP	0%	75%	75%	150.00%
William F. Brown	2008 Corporate MIP	0%	50%	50%	81.25%

In 2009, the Compensation Committee reviewed the 2008 pre-tax income after minority interest for PHH Arval and PHH Mortgage and determined that the performance target under the 2008 Fleet MIP was exceeded and that the performance target under the 2008 Mortgage MIP had not been achieved. As a result, Mr. Kilroy received a payout of $513,000 under the 2008 Fleet MIP, representing a payout of 114% of Mr. Kilroy’s base salary, and Mr. Danahy did not receive any payout under the 2008 Mortgage MIP. Based solely on the performance achieved by PHH Arval under the 2008 Fleet MIP, Messrs. Edwards and Brown received payouts under the 2008 Corporate MIP of $321,842 and $85,500, respectively, representing payouts as a percentage of base salary of 57% and 28.5%, respectively. Participants in the 2008 Fleet MIP, 2008 Mortgage MIP and 2008 Corporate MIP other than Named Executive Officers received payouts equal to 117%, 50% and 58.5%, respectively, of their respective target payout percentages of base salary. In addition, in recognition of their individual efforts in 2008 and other relevant factors, the Compensation Committee approved discretionary cash bonuses to Messrs. Danahy and Brown in the amount of $122,132 and $37,500, respectively. See “— Summary Compensation Table” below and Footnote 5 under “— Summary Compensation Table” below for more information regarding the payouts under the 2008 Corporate MIP, 2008 Fleet MIP and 2008 Mortgage MIP.

Long-Term Incentive Awards.  The Compensation Committee administers our 2005 Equity and Incentive Plan, which provides for equity-based awards, including restricted stock units (“RSUs”) and options to purchase our common stock (“Stock Options”). The Compensation Committee considers equity-based awards to our Named Executive Officers an appropriate and effective method of retaining key management employees and aligning their interests with the interests of our stockholders. Eligibility for equity-based awards, the number of shares underlying each award and the terms and conditions of each award are determined by the Compensation Committee upon consultation with management and the Committee’s compensation consultant.

On January 10, 2008, following the termination of the Merger Agreement, the Compensation Committee, in consultation with management and the Committee’s compensation consultant, approved the award of RSUs to employees eligible to participate in the 2005 Equity and Incentive Plan, including the Named Executive Officers employed by the Company on such date (the “2008 RSU Awards”).

The following table sets forth the 2008 RSU Awards granted to the Named Executive Officers that were employed by the Company on January 10, 2008:

2008 RSU Awards

		Number of Securities	Grant Date Fair
Named Executive Officer	Grant Date	Underlying RSU Awards	Value of RSU Awards

Terence W. Edwards	1/10/2008	46,458	$800,007
Clair M. Raubenstine	1/10/2008	14,518	250,000
George J. Kilroy	1/10/2008	37,021	637,502
Mark R. Danahy	1/10/2008	26,132	449,993
William F. Brown	1/10/2008	26,132	449,993

The 2008 RSU Awards vest ratably in two equal annual installments beginning January 10, 2012, with the potential acceleration of vesting of up to one-third of the total award on each of February 28, 2009, February 28, 2010, and February 28, 2011, provided that the Compensation Committee has approved the achievement of performance targets for the applicable fiscal year immediately preceding each such date. For Messrs. Edwards and Brown, the performance targets for their 2008 RSU Awards are based 50% on the performance achieved by PHH Arval and 50% on the performance achieved by PHH Mortgage. Accordingly, if both PHH Arval and PHH Mortgage meet their respective performance targets in respect of any accelerated vesting date, vesting of 1/3 of the total 2008 RSU Awards will be accelerated for Messrs. Edwards and Brown. If only PHH Arval or PHH Mortgage, but not both, meet their respective performance target in respect of any accelerated vesting date, vesting of only 1/6 of the total 2008 RSU Awards will be accelerated for Messrs. Edwards and Brown. For Messrs. Kilroy and Danahy, the performance targets for their 2008 RSU Awards are based 100% on the performance achieved by PHH Arval and PHH Mortgage, respectively. During the first quarter of 2009, the Compensation Committee determined that the performance target for 2008 was achieved for PHH Arval, but was not achieved for PHH Mortgage. As a result, vesting of 1/6 of the total 2008 RSU Awards for Messrs. Edwards and Brown and 1/3 of the total 2008 RSU Awards for Mr. Kilroy was accelerated on March 11, 2009, upon the approval of the Compensation Committee. The Compensation Committee has not approved accelerated vesting of any portion of the 2008 RSU Awards held by Mr. Danahy. The 2008 RSU Awards granted to Mr. Raubenstine were forfeited on October 31, 2008, in connection with his resignation of employment.

During 2006 and 2007, the Compensation Committee did not make any grants of equity-based awards under the 2005 Equity and Incentive Plan due to (i) the announcement of the Merger which was expected to close on or before December 31, 2007 and (ii) the delay in the filing of our financial statements with the SEC, which resulted in our Registration Statement on Form S-8 for our 2005 Equity and Incentive Plan (the “Form S-8”) not being effective until we became a current filer with the SEC on June 28, 2007. See “— Executive Compensation Decisions in 2007, 2008 and 2009” below for more information.

In June 2005, the Compensation Committee granted an award of RSUs (the “2005 RSU Awards”) and Stock Options (the “2005 Stock Option Awards”) to certain of the Named Executive Officers that were employed by the Company at that time. The Compensation Committee granted awards to Messrs. Danahy and Brown in the form of 2005 RSU Awards. For Messrs. Edwards and Kilroy, the Compensation Committee granted awards in the form of both 2005 RSU Awards and 2005 Stock Option Awards in order to further tie their compensation to the creation of stockholder value. At the date of grant, the 2005 RSU Awards and 2005 Stock Option Awards were scheduled to vest ratably, subject to continued employment, in three equal annual installments beginning June 28, 2009, with the potential acceleration of vesting of 25% of the total 2005 RSU Awards and 25% of the total 2005 Stock Option Awards on each of June 28, 2006, June 28, 2007, June 28, 2008, and June 28, 2009, upon the achievement of certain performance targets established by the Compensation Committee for the applicable fiscal year immediately preceding each such date. The Compensation Committee establishes these performance targets annually for these awards and certain other equity-based awards with performance-based vesting that were converted from Cendant awards at the time of the Spin-Off. Performance targets for equity-based awards are generally determined in the same manner as performance targets for the various MIPs and, for 2007 and 2008, were based on pre-tax income after minority interest. See “— Variable Compensation Programs” above for additional information regarding establishing the performance targets and the difficulty in attaining such targets. The performance target for the 2005

RSU Awards and 2005 Stock Option Awards was achieved for 2005, but was not achieved for 2006, 2007 or 2008. As a result, 25% of the total 2005 RSU Awards and 25% of the total 2005 Stock Option Awards vested on June 28, 2006, however, settlement of the portion of the 2005 RSU Awards that vested was deferred until January 8, 2008, due to the Blackout Period. Subject to continued employment, the unvested portion of the 2005 RSU Awards and 2005 Stock Option Awards will vest ratably in three equal annual installments beginning June 28, 2009.

Executive Compensation Decisions in 2007, 2008 and 2009

2007 Executive Compensation Decisions.  During 2007, the Compensation Committee, in consultation with management and the Committee’s compensation consultant, Mercer, considered the impact of the Merger on certain executive officers and the need to retain those executive officers through the effective time of the Merger. In June 2007, based on these considerations, in lieu of the adoption of a PHH Corporate MIP for 2007, the Compensation Committee approved a form of retention agreement (the “Retention Agreement”) in order to create an incentive for certain of our executive officers to remain employed with us through the earlier of the effective time of the Merger or December 31, 2007. The amount of the retention bonus equaled the executive officer’s target payout that would have otherwise been established under a MIP expressed as a percentage of base salary, but would be prorated if the effective time of the Merger was prior to December 31, 2007. If a Termination Event (as defined below) occurred prior to the effective time of the Merger, the executive officer covered by a Retention Agreement would also receive the retention bonus. Mr. Brown was the only Named Executive Officer with whom we entered into a Retention Agreement and, pursuant to Mr. Brown’s Retention Agreement, he was entitled to a retention bonus of $150,000, equal to 50% of his base salary and subject to pro-ration as described above, provided that he continued his employment through the earlier of the effective time of the Merger or December 31, 2007. The full retention bonus for Mr. Brown was earned on December 31, 2007, and was paid in the first quarter of 2008.

During 2007, the Compensation Committee also approved severance arrangements for certain executive officers as permitted under the Merger Agreement (the “2007 Severance Agreement”) that provided post-termination payments of severance to the executive officer in the event that one of the following termination events occurred on or prior to the first anniversary of the effective time of the Merger: (i) the involuntary termination of employment other than for “cause” or “disability” (as such terms are defined in the 2007 Severance Agreement) or (ii) the voluntary termination of employment as a result of (a) a change in the required location of the executive officer’s employment in excess of 20 miles, (b) the material diminution of the executive officer’s duties and responsibilities as of the date of the applicable 2007 Severance Agreement, subject to certain enumerated exceptions, or (c) a reduction in the executive officer’s base salary or a material reduction in compensation opportunity as of the date of the applicable 2007 Severance Agreement. The amount of the post-termination payment for each Named Executive Officer that entered into a 2007 Severance Agreement was equal to two times the sum of the Named Executive Officer’s base salary and target MIP payout amount. On June 13, 2007, we entered into 2007 Severance Agreements with Messrs. Kilroy and Brown to provide such severance benefits. In the event one of the foregoing termination events had occurred on or prior to the first anniversary of the effective time of the Merger, Messrs. Kilroy and Brown would have been entitled to receive $1,800,000 and $900,000, respectively, in a lump-sum payment, subject to certain conditions including, but not limited to, the execution of a general release of any claims against us and our affiliates.

In August 2007, the Compensation Committee also reviewed and approved the deferral of shares to be issued to the Named Executive Officers to satisfy the settlement of RSUs that vested during 2006 and 2007, which shares could not be issued during the Blackout Period until the earlier of the closing of the Merger or the expiration of the Blackout Period. These RSUs were settled on January 8, 2008. In addition, upon consideration of the impact of the ineffectiveness of the Form S-8 from March 2006 through June 2007 and the additional restrictions on executive officers to exercise Stock Options during the pendency of the Merger, the Compensation Committee, in August 2007, modified the terms of certain Stock Options that were converted from Cendant awards at the time of the Spin-Off and that were held by certain employees, including Mr. Brown, to extend the expiration date for such Stock Options until the earlier of the closing of the Merger or 30 days after the date that the exercise of such Stock Options would not violate any applicable federal, state or local law. Following the termination of the Merger, the modified Stock Options held by Mr. Brown expired unexercised in 2008.

During the fourth quarter of 2007, the Compensation Committee, in consultation with management and the Committee’s compensation consultant, Mercer, began evaluating potential equity awards to executive officers and other employees in the event that the Merger was not consummated. The Compensation Committee reviewed the Company’s equity-based awards since the Spin-Off, noting that no equity-based awards had been granted to employees since 2005 and that certain employees had been precluded from realizing the value of previously issued equity-based awards due to the Blackout Period and Merger. In light of these considerations, the Compensation Committee discussed awarding a larger number of equity-based awards during 2008 in order to address the lack of equity-based awards in 2006 and 2007 and to motivate and retain employees in the event that the Merger was not consummated.

2008 Executive Compensation Decisions.  In January 2008, the Compensation Committee determined that the Merger had a significant impact on our ability to achieve the 2007 performance targets for certain outstanding RSUs and Stock Option awards. The Compensation Committee noted that, of the equity-based awards subject to annual performance targets, certain awards made in connection with the Spin-Off on February 1, 2005, in order to convert existing Cendant awards of stock options and restricted stock units originally granted in 2004 into awards under our 2005 Equity and Incentive Plan (the “2004 Conversion RSUs” and together with the stock options, the “2004 Conversion Awards”) were the only outstanding equity awards that would be forfeited in the event the annual performance targets for 2007 were not achieved. Certain other equity-based awards were subject to accelerated vesting in the event that we achieved performance targets for each applicable fiscal year. See Footnote 5 of the “Grants of Plan-Based Awards” table below for more information regarding the 2004 Conversion RSUs. As a result of its consideration of the impact of the Merger and the recommendation of management and discussions with its compensation consultant, Mercer, the Compensation Committee modified the 2004 Conversion Awards during January 2008 for all recipients, including 2004 Conversion RSUs for Messrs. Edwards, Kilroy, Danahy and Brown, resulting in the vesting of 12.5% of the 2004 Conversion Awards as if the Company had achieved 100% of the performance targets applicable to such awards for fiscal year 2007, provided that they remained employed with us through the vesting date of April 27, 2008. As a result of this amendment, 5,908, 5,908, 3,250 and 2,068 shares vested on April 27, 2008 for Messrs. Edwards, Kilroy, Danahy and Brown, respectively. The remaining 2004 Conversion RSUs held by these Named Executive Officers were forfeited on April 27, 2008. See the “Grants of Plan-Based Awards” table below and, in particular, Footnote 5 to the “Grants of Plan-Based Awards” table below for more information concerning the partial vesting of the 2004 Conversion RSUs.

In January 2008, the Compensation Committee also approved (i) the amendment and restatement of the 2007 Severance Agreement (the “Restated Severance Agreement”) for certain executive officers and (ii) the execution of new severance agreements (the “New Severance Agreement,” and together with the Restated Severance Agreement, the “2008 Severance Agreements”) for certain other executive officers. On January 14, 2008, we entered into 2008 Severance Agreements with Messrs. Kilroy, Danahy and Brown. The 2008 Severance Agreements provide post-termination payments of severance in the event that one of the following termination events occurs on or before the first anniversary of the effective time of a change in control (as such term is defined in the 2008 Severance Agreements) of the Company that occurs on or before December 31, 2009: (i) the involuntary termination of employment other than for “cause” or “disability” (as such terms are defined in the 2008 Severance Agreements) or (ii) the voluntary termination of employment as a result of (a) a change in the required location of the executive officer’s employment in excess of 50 miles, (b) the material diminution of the executive officer’s duties and responsibilities as of the date of the applicable 2008 Severance Agreement, subject to certain enumerated exceptions, or (c) a reduction in the executive officer’s base salary or a material reduction in compensation opportunity as of the date of the applicable 2008 Severance Agreement. The amount of the post-termination payment for each Named Executive Officer that entered into a 2008 Severance Agreement was intended to represent two times the sum of such Named Executive Officer’s base salary and target MIP payout amount in effect as of the date of such 2008 Severance Agreement. In the event of a termination event (as such term is defined in the 2008 Severance Agreements) occurring on or before the first anniversary of the effective time of a change in control of the Company that occurs on or before December 31, 2009, Messrs. Kilroy, Danahy and Brown would be entitled to receive $1,800,000, $1,137,500 and $900,000, respectively, in a lump-sum payment, subject to certain conditions including, but not limited to, the execution of a general release of any claims against us and our affiliates.

In February 2008, following a change in personnel at Mercer, the Compensation Committee undertook an evaluation of several executive compensation consultants. Following this evaluation, in February 2008, the Compensation Committee retained PwC to assist it with the evaluation of executive compensation and serve as the Committee’s executive compensation consultant in 2008.

In March 2008, as discussed above under “— Variable Compensation Programs,” the Compensation Committee established the 2008 MIPs and approved the performance targets for each of the 2008 MIPs, including the 2008 Corporate MIP, the 2008 Fleet MIP and the 2008 Mortgage MIP. The performance targets for the 2008 Fleet MIP and 2008 Mortgage MIP were based on the attainment of certain pre-tax income after minority interest targets for the year ending December 31, 2008, for PHH Arval and PHH Mortgage, respectively. The performance target for the 2008 Corporate MIP was based 50% on the performance achieved under the 2008 Fleet MIP and 50% on the performance achieved under the 2008 Mortgage MIP. Consistent with past practice, the performance targets for 2008 were intended to be attainable if our management team provided a strong performance as determined by the Compensation Committee. See “— Variable Compensation Programs” above for more information regarding the 2008 MIPs.

In June 2008, following a review by PwC of the composition of peer companies utilized by the Committee in evaluating and benchmarking executive compensation, the Committee determined that the composition of peer companies previously utilized by the Committee in evaluating and benchmarking executive compensation was no longer appropriate due to certain changes at certain of those entities. Based in part on PwC’s recommendations, the Committee approved a new peer group of companies for purposes of benchmarking our executive compensation. See “— Benchmarking” above for further information concerning the changes to the peer group utilized by the Committee for executive compensation benchmarking purposes.

In June 2008, the Compensation Committee, in consultation with management and representatives of PwC, considered the financial impact upon certain employees of the ineffectiveness of the Form S-8 from March 2006 through June 2007 and the additional restrictions imposed on executive officers during the remainder of 2007 pertaining to the exercise of Stock Options that, taken together, effectively precluded such employees from exercising certain previously granted Stock Options prior to their stated expiration, notwithstanding that such Stock Options had previously been modified to extend the original expiration date. In recognition of the value that would have been received by such employees had they been permitted to exercise of such Stock Options during these periods, the Compensation Committee granted to these employees, including Mr. Brown, shares of our common stock under the 2005 Equity and Incentive Plan with an aggregate grant date fair value that was intended to represent a portion of the value that would have otherwise been realized by such employees upon exercise of such expired Stock Options had such employees not been precluded from exercising such Stock Options during 2006 and 2007. In connection with these actions by the Committee, Mr. Brown was granted 9,447 shares of common stock on June 11, 2008, with an aggregate grant date fair value of $169,290.24.

In October 2008, the Compensation Committee approved the terms and conditions of employment of Ms. Bell, including a Change in Control Severance Agreement with Ms. Bell. Ms. Bell’s Change in Control Severance Agreement provides post-termination payments of severance in the event that one of the following termination events occurs within twelve months following the date of a change in control (as such term is defined in Ms. Bell’s Change in Control Severance Agreement) of the Company that occurs on or before December 31, 2009: (i) the involuntary termination of employment of Ms. Bell other than for “cause” or “disability” (as such terms are defined in Ms. Bell’s Change in Control Severance Agreement) or (ii) the voluntary termination of employment by Ms. Bell as a result of (a) a change in the required location of Ms. Bell’s employment in excess of 50 miles, (b) the material diminution of Ms. Bell’s duties and responsibilities as of the date of Ms. Bell’s Change in Control Severance Agreement, subject to certain enumerated exceptions, or (c) a reduction in Ms. Bell’s base salary or a material reduction in compensation opportunity for Ms. Bell as of the date of Ms. Bell’s Change in Control Severance Agreement. In the event of a termination event (as such term is defined in Ms. Bell’s Change in Control Severance Agreement) occurring within twelve months following the date of a change in control of the Company that occurs on or before December 31, 2009, Ms. Bell would be entitled to receive $1,600,000, in a lump-sum payment, subject to certain conditions including, but not limited to, the execution of a general release of any claims against us and our affiliates.

During the third and fourth quarters of 2008, the Committee, with the assistance of PwC, undertook an evaluation of our equity-based award structure in an effort to design a 2009 equity-based award program that would take into consideration the substantial decline in the equity capital markets and the growing perception that recipients of equity-based compensation may ascribe less value to equity-based compensation as a result. The Committee also acknowledged that other companies had recently engaged in the practice of re-pricing of underwater stock options due to the substantial decline in the equity capital markets and the corresponding decline in previously granted stock options, however, the Committee ultimately declined to re-price any of the Company’s previously granted stock option awards. The Committee discussed with PwC the desire to design a 2009 equity-based award program that would focus on managing shareholder dilution at an appropriate level, would deliver a higher level of perceived value to award recipients and would align the equity-based award structure with meaningful performance metrics.

2009 Executive Compensation Decisions.  In the first quarter of 2009, the Committee continued its work with PwC, with input from management where the Committee deemed it appropriate, on the design of a 2009 equity-based award program that would be consistent with market-competitive practices and that would incentivize management to enhance stockholder value through the achievement of certain business objectives. Based, in part, on PwC’s recommendations, the Committee awarded performance unit awards under the 2005 Equity and Incentive Plan on March 25, 2009 (the “2009 Performance Units”), to Messrs. Edwards, Kilroy, Danahy and Brown and Ms. Bell.

The following table sets forth the threshold, target and maximum number of shares issuable upon settlement of the 2009 Performance Units that were awarded to the Named Executive Officers employed by the Company on March 25, 2009:

2009 Performance Unit Awards

		Threshold Number of	Target Number of	Maximum Number of
Name	Grant Date	Shares Issuable	Shares Issuable	Shares Issuable

Terence W. Edwards	3/25/2009	22,500	45,000	54,000
Sandra E. Bell	3/25/2009	15,000	30,000	36,000
George J. Kilroy	3/25/2009	15,000	30,000	36,000
Mark R. Danahy	3/25/2009	15,000	30,000	36,000
William F. Brown	3/25/2009	8,361	16,722	20,066

Recipients of the 2009 Performance Units will earn shares of the Company’s common stock pursuant to the awards in accordance with the percentage by which the Company attains or exceeds the minimum threshold amount of cumulative PHH Corporation pre-tax net income after non-controlling interest (“PTIANI”) during the target measurement period of January 1, 2009 through December 31, 2011. The minimum threshold performance level required for a recipient of a 2009 Performance Unit to earn shares pursuant to such award is 50% of the target amount of cumulative PTIANI during the target measurement period (in which case, such recipient will earn 50% of the target level of shares awarded). Recipients may not earn more than 120% of the target level of shares subject to the award. The Committee has the authority and discretion to exclude the impact of certain extraordinary or unusual accounting adjustments or income/expense items from the calculation of PTIANI during the target measurement period that, in the discretion of the Committee, are reasonably considered to be outside of the control of management. Provided the requisite minimum threshold of PTIANI is satisfied, the 2009 Performance Units will be settled, and shares earned pursuant thereto will be issued, on or after January 1, 2012, and on or before April 30, 2012. No shares will be issued to any recipient of a 2009 Performance Unit whose employment terminates for any reason (other than for death or disability) before January 1, 2012. If a “change in control” of the Company (as defined in the 2005 Equity and Incentive Plan) occurs during the target measurement period, the performance conditions contained in the 2009 Performance Unit awards will be deemed to be fully achieved and the target number of shares will then be issued to recipients of the 2009 Performance Unit awards that are employed on the date of the “change in control.”

On March 25, 2009, the Compensation Committee, based in part on PwC’s recommendations, also granted non-qualified stock options under the 2005 Equity and Incentive Plan (the “2009 Stock Options”) to each of the Company’s Named Executive Officers at an exercise price of $16.548 per share, representing a 20% premium to the closing price of the Company’s common stock on the NYSE on March 25, 2009. Subject to continued employment, the 2009 Stock Options vest ratably in three equal annual installments beginning March 25, 2010. If a “change in control” of the Company (as defined in the 2005 Equity and Incentive Plan) occurs during the vesting period, the vesting conditions contained in the 2009 Stock Option awards will be deemed to be fully satisfied as of the date of such “change in control” and the 2009 Stock Options held by persons that are employed by us on the date of such “change in control” will become immediately exercisable.

The following table sets forth the 2009 Stock Options awarded to the Named Executive Officers that were employed by the Company on March 25, 2009:

2009 Stock Option Awards

		Number of
		Securities	Grant Date Fair
		Underlying	Value of
Named Executive Officer	Grant Date	2009 Stock Options	2009 Stock Options

Terence W. Edwards	3/25/2009	51,993	$339,514
Sandra E. Bell	3/25/2009	34,662	226,343
George J. Kilroy	3/25/2009	34,662	226,343
Mark R. Danahy	3/25/2009	34,662	226,343
William F. Brown	3/25/2009	19,320	126,160

In making the awards of 2009 Performance Units, 2009 Stock Options, the Compensation Committee took into consideration, among other things, the need to develop appropriate incentives for the Company’s executive officers in light of recent developments in the industries in which the Company operates and in the global equity and credit markets, the lack of equity-based awards during 2006 and 2007 due to the Merger Agreement described above, the lack of base salary increases in 2007 and 2008, and changing compensation practices in the financial services and other industries against which the Company competes for executive talent, customers and capital. The Compensation Committee’s objective in making these 2009 awards was to ensure that the compensation of our executive officers is consistent with market-competitive practices and creates appropriate incentives for management to enhance stockholder value through the achievement of certain business objectives without encouraging excessive risk taking that could place the Company’s continued existence in jeopardy.

During 2009, the Compensation Committee determined that a mix of RSUs and stock options for the Named Executive Officers was appropriate to focus these individuals on a balance of both underlying financial success as well as share price appreciation. Granting performance-based RSUs is intended to focus these executives on creating financial success at the Company, with payment in equity continuing to focus those efforts on sustainable long-term success. Since these executives have the greatest impact on the Company’s strategic direction, and share price appreciation, the Compensation Committee determined that granting a portion of the 2009 long-term incentive award in stock options, which only deliver value to the executives if the share price increases, was appropriate. The Compensation Committee was cognizant of the changes in the capital markets over the past year, and set the exercise price of the stock options at a 20% premium to the closing price on the NYSE of the Company’s common stock on the date of grant in order to reflect the Committee’s desire to provide value to the Named Executive Officers where they had an impact on increasing the Company’s stock price based on successful results, and not merely due to a recovery of the equity capital markets.

During 2009, the Compensation Committee also discussed the value of Mr. Edwards’ long-term incentive grant opportunity. The Committee believes it is important to provide market-competitive grant opportunities and that awards should ultimately be commensurate with performance. However, Mr. Edwards specifically requested that the Committee provide him with a below-market long-term incentive grant, based upon his desire to drive long-term incentive opportunity to the management team. The Committee agreed to Mr. Edwards’ request and provided him with a below-market long-term incentive opportunity for 2009.

Retirement Benefits

Messrs. Edwards, Kilroy and Brown are participants in defined benefit plans that were available to all of our employees prior to the Spin-Off, including the PHH Corporation Pension Plan (the “PHH Pension Plan”) and PHH

Corporation Retiree Medical Plan (the “PHH Retiree Medical Plan”) (collectively, the “Retirement Plans”). The benefits payable under these plans have been frozen for the Named Executive Officers and the other plan participants. See “— Pension Benefits” for more information regarding benefits available to the Named Executive Officers under these plans. In addition, all of our Named Executive Officers participate in the PHH Corporation Employee Savings Plan (the “PHH Savings Plan”) on the same basis as other employees. The PHH Savings Plan is a tax-qualified retirement savings plan that provides for employee contributions made on a pre-tax basis and matching contributions by us based on a portion of the employee’s compensation contributed to the PHH Savings Plan up to the statutory limit. During 2008, the matching contribution percentage under the PHH Savings Plan was reduced effective January 1, 2009, from 6% to 4% of the employee’s compensation contributed to the PHH Savings Plan up to the statutory limit. See “— All Other Compensation Table” in Footnote 7 under “— Summary Compensation Table” for more information regarding matching contributions to the PHH Savings Plan made on behalf of each Named Executive Officer.

Perquisites

We provide a limited number of perquisites to our Named Executive Officers, which the Compensation Committee believes are reasonable and consistent with our overall compensation program for executive officers and necessary to attract and retain executive talent. Our Named Executive Officers generally are provided with or have use of company vehicles, financial planning services and tax reimbursements on the foregoing perquisites. In addition, Messrs. Raubenstine and Kilroy received fuel costs and tax reimbursements thereon for their company vehicles.

During 2008, in connection with Ms. Bell’s relocation from Ohio, we reimbursed or paid on behalf of Ms. Bell airfare, lodging, meals and car service costs to transport Ms. Bell to and from our New Jersey offices and Ms. Bell’s residence in Ohio. We also provided Ms. Bell a tax gross-up on certain of these costs so that she incurred no additional taxes as a result of these payments. In addition, prior to his resignation during 2008, Mr. Raubenstine was required to split his time between our New Jersey and Maryland offices due to the nature of his position. While Mr. Raubenstine lived in the greater Philadelphia area, he spent more than 50% of his time in our Maryland offices and, therefore, was treated as being domiciled in Maryland for tax purposes. As a result, certain of his travel, meals and lodging expenses for performing services for us were not deductible business expenses and were recognized as compensation. Due to the frequent travel to both offices, we also provided Mr. Raubenstine with a car service. We reimbursed Mr. Raubenstine for these expenses and provided a tax gross-up so that he incurred no additional taxes as a result of these payments. See “— All Other Compensation Table” in Footnote 7 under “— Summary Compensation Table” below for more information regarding perquisites for each of the Named Executive Officers.

Change in Control and Other Severance Arrangements

We maintain severance policies that provide post-termination severance benefits in the event of a termination without cause for our executive officers, except to the extent such executive officers have waived their respective rights to severance benefits under the policy pursuant to separate individual severance agreements with such executive officers. The Compensation Committee has reviewed and approved 2008 Severance Agreements for certain executive officers and employees, including Messrs. Kilroy, Danahy and Brown. Pursuant to such 2008 Severance Agreements and subject to certain conditions set forth therein, Messrs. Kilroy, Danahy and Brown would be entitled to receive $1,800,000, $1,137,500, and $900,000, respectively, in a lump-sum payment, in the event of their involuntary termination other than for “cause” or “disability” or their voluntary termination of employment as a result of relocation, elimination of duties or reduction in compensation, in each case, on or before the first anniversary of the effective time of a change in control (as defined in the respective severance agreements) of the Company that occurs on or before December 31, 2009. In addition, the Compensation Committee has reviewed and approved a Change in Control Severance Agreement for Ms. Bell. Pursuant to Ms. Bell’s Change in Control Severance Agreement and subject to certain conditions set forth therein, Ms. Bell would be entitled to receive $1,600,000 in a lump-sum payment in the event of her involuntary termination other than for “cause” or “disability” or her voluntary termination of employment as a result of relocation, elimination of duties or reduction in compensation, in each case, within twelve months following a change in control (as defined in Ms. Bell’s severance agreement) of the Company that occurs on or before December 31, 2009. We have not entered into any individual severance agreement with Mr. Edwards. However,

Mr. Edwards and, under certain circumstances, Ms. Bell are entitled to certain post-termination severance benefits under our policy generally applicable to our executive officers, except to the extent such executive officers have waived their respective rights to severance benefits under the policy pursuant to separate individual severance agreements with such executive officers. In accordance with the Company’s severance policy for executive officers, Mr. Edwards would be entitled to a lump-sum severance payment equal to 52 weeks of his base salary and $7,500 in outplacement services in the event of a reduction in our workforce or the elimination or discontinuation of his position and, as of December 31, 2008, Ms. Bell would be entitled to a lump-sum severance payment equal to 26 weeks of her base salary and $7,500 in outplacement services in the event of a reduction in our workforce or the elimination or discontinuation of her position prior to or in the absence of a change in control (as defined in Ms. Bell’s Change in Control Severance Agreement) of the Company. In addition, all unvested equity-based awards granted to each of the Named Executive Officers under our 2005 Equity and Incentive Plan generally will become fully and immediately vested and, in the case of stock options, exercisable, upon the occurrence of a change in control transaction (as defined in the 2005 Equity and Incentive Plan). See “— Potential Payments upon Termination of Employment or Change in Control” below for additional information regarding payments in the event of a change in control or other termination of employment for each Named Executive Officer.

Deductibility of Executive Compensation

In accordance with Section 162(m) of the Internal Revenue Code, the deductibility for federal corporate income tax purposes of compensation paid to certain of our individual executive officers in excess of $1 million in any year may be restricted. The Compensation Committee believes that it is in the best interests of our stockholders to comply with such tax law, while still maintaining the goals of our compensation programs. Accordingly, where it is deemed necessary and in our best interests to attract and retain the best possible executive talent and to motivate such executives to achieve the goals inherent in our business strategy, the Compensation Committee may approve compensation to executive officers that may exceed the limits of deductibility imposed by Section 162(m). In this regard, certain portions of compensation paid to the Named Executive Officers may not be deductible for federal income tax purposes under Section 162(m). Assuming approval of the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan by the Company’s stockholders at the 2009 Annual Meeting, it is intended that such plan will be administered in compliance with Section 162(m).

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of “outside directors” within the meaning of the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended, “non-employee directors” under SEC Rule 16b-3, and “independent” directors as affirmatively determined by the Board of Directors pursuant to the NYSE Listing Standards. The members of the Compensation Committee are the individuals named as signatories to the Compensation Committee Report set forth above under “Compensation Committee Report.” None of the members of the Compensation Committee are our former officers or employees.

SUMMARY COMPENSATION TABLE

The information below sets forth the compensation of our Chief Executive Officer, our current and former Chief Financial Officer and the three other most highly compensated executive officers for the year ended December 31, 2008 (collectively referred to as our “Named Executive Officers”). The form and amount of the compensation paid or to be paid to our Named Executive Officers for the year ended December 31, 2008 was determined by the Compensation Committee of our Board of Directors.

							Change
							in Pension
							Value and
						Non-	Non-
						Equity	qualified
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Total
Principal Position(s)	Year	($) (1)	($) (2)	($) (3)	($) (4)	($) (5)	($) (6)	($) (7)	($)

Terence W. Edwards	2008	564,635	—	407,332	135,515	321,842	30,494	67,045	1,526,863
President and Chief	2007	564,635	—	79,880	148,091	—	2,544	48,940	844,090
Executive Officer	2006	564,635	—	234,757	210,487	—	13,771	62,485	1,086,135
Sandra E. Bell	2008	87,671	87,671	—	8,873	—	—	32,288	216,503
Executive Vice President and	2007	—	—	—	—	—	—	—	—
Chief Financial Officer	2006	—	—	—	—	—	—	—	—
Clair M. Raubenstine	2008	753,846	—	81,325	—	—	—	708,396	1,543,567
Former Executive Vice President and	2007	1,000,000	36,809	—	—	—	—	91,990	1,128,799
Chief Financial Officer	2006	853,846	213,191	—	—	—	—	54,302	1,121,339
George J. Kilroy	2008	450,000	—	402,089	67,441	513,000	45,397	36,130	1,514,057
Executive Vice President;	2007	450,000	—	55,833	67,441	521,550	—	27,568	1,122,392
President and Chief Executive	2006	438,461	—	185,793	83,316	267,461	10,236	17,285	1,002,552
Officer — PHH Arval
Mark R. Danahy	2008	325,000	122,132	192,288	33,258	—	—	48,723	721,401
Senior Vice President;	2007	325,000	—	55,121	33,258	—	—	40,026	453,405
President and Chief Executive	2006	319,943	—	146,788	33,258	—	—	41,203	541,192
Officer — PHH Mortgage
William F. Brown	2008	300,000	37,500	386,771	31,179	85,500	12,650	61,706	915,306
Senior Vice President, General	2007	300,000	150,000	49,305	149,743	—	—	42,396	691,444
Counsel and Corporate Secretary	2006	293,846	—	123,188	31,179	—	1,403	42,003	491,619

(1)	There were no increases in annual salary for the Named Executive Officers in 2007 or 2008. For Ms. Bell and Mr. Raubenstine, amounts in this column for 2008 represent the salary paid to such persons during the period of their respective employment with the company during 2008.

(2)	For Ms. Bell, amounts in this column reflect a bonus for 2008 service equal to one times her base salary, prorated based on the start date of her employment. Ms. Bell’s prorated bonus for 2008 was paid in the first quarter of 2009. For Messrs. Danahy and Brown, amounts in this column for 2008 reflect discretionary bonuses that were paid in the first quarter of 2009 in respect of 2008 service. During 2007, we entered into retention agreements with certain executive officers, including Mr. Brown that provided for retention payments equal to each person’s respective MIP target payout level for 2007 payable on the earlier of the closing of the Merger or December 31, 2007. Because the retention payment was earned as of December 31, 2007, Mr. Brown’s $150,000 retention payment has been reflected as a 2007 bonus notwithstanding that Mr. Brown actually received such retention payment during the first quarter of 2008. During 2006, as an inducement to his employment, we agreed to award Mr. Raubenstine shares of our common stock with a value equivalent to $250,000. During 2006, our intention was to make this grant in two equal installments: the first when we became current in our filing obligations with the SEC and were permitted to issue shares of our common stock from our 2005 Equity and Incentive Plan and the second on the later of February 23, 2007 or the date on which we became a current filer with the SEC. Due to the delay in the filing of our financial statements with the SEC and the announcement of the Merger, this stock award was never granted. In 2007, we and Mr. Raubenstine agreed to satisfy this arrangement through a cash payment of $250,000 which was paid during 2007 upon the filing of our Annual Report on Form 10-K for the year ended December 31, 2006. The amount in this column for Mr. Raubenstine for 2006 and 2007 reflects the proportion of the total amount of the bonus earned during 2006 and 2007, respectively, on a straight-line basis.

(3)	The amounts shown in this column reflect the expense amount (exclusive of estimated forfeitures related to service-based vesting conditions) recognized by us for financial statement reporting purposes with respect to awards to our Named Executive Officers of equity-based compensation in the form of restricted stock units or shares of common stock. There were no awards of equity-based compensation made to our Named Executive Officers during 2006 or 2007. See “— Outstanding Equity Awards at Fiscal Year-End” for more information regarding outstanding awards of equity-based compensation as of December 31, 2008. See also Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2008 Annual Report for more information, including the assumptions used in calculating our equity-based compensation expense. During 2008, Messrs. Edwards, Raubenstine, Kilroy, Danahy and Brown forfeited restricted stock units representing 29,540, 14,518, 29,540, 16,247 and 10,339 shares, respectively. Notwithstanding the forfeiture by Mr. Raubenstine during 2008 of the restricted stock units awarded to him on January 10, 2008, the full compensation expense associated with this award is included in this column.

(4)	The amounts shown in this column reflect the expense amount (exclusive of estimated forfeitures related to service-based vesting conditions) recognized by us for financial statement reporting purposes with respect to awards to our Named Executive Officers, or modifications of outstanding awards previously made to our Named Executive Officers, of equity-based compensation in the form of stock options. There were no awards of equity-based compensation made to our Named Executive Officers in 2006 or 2007. See “— Grants of Plan-Based Awards” and “— Outstanding Equity Awards at Fiscal Year-End” for more information regarding existing awards of equity-based compensation. See also Note 18, “Stock-Based Compensation” in the Notes to Consolidated Financial Statements included in the 2008 Annual Report for more information, including the assumptions used in calculating our equity-based compensation expense.

(5)	For 2008, Messrs. Edwards and Brown were participants in the 2008 Corporate MIP, and Messrs. Kilroy and Danahy were participants in the 2008 Fleet MIP and 2008 Mortgage MIP, respectively. The performance targets for the 2008 Fleet MIP and 2008 Mortgage MIP were based on the pre-tax income after minority interest for PHH Arval and PHH Mortgage, respectively. The performance target for the 2008 Corporate MIP was based 50% on the performance achieved under the 2008 Fleet MIP and 50% on the performance achieved under the 2008 Mortgage MIP. Based on the results of PHH Arval and PHH Mortgage for 2008, the Compensation Committee determined that the performance target for the 2008 Mortgage MIP was not achieved and the performance target for the 2008 Fleet MIP was exceeded. As a result, Mr. Danahy did not receive any payment under the 2008 Mortgage MIP, and Mr. Kilroy received payment under the 2008 Fleet MIP in the amount of $513,000. Messrs. Edwards and Brown received a partial payment under the 2008 Corporate MIP based upon the performance achieved under the 2008 Fleet MIP. During 2007, as a result of the announcement of the Merger with GE, the Compensation Committee did not approve a MIP for PHH Corporation and Messrs. Edwards, Raubenstine and Brown did not receive any MIP awards for 2007. See “— Components of Executive Compensation — Variable Compensation Programs” above for more information.

(6)	The amounts in this column reflect the change in the actuarial present value of the accumulated benefit under the PHH Pension Plan and PHH Retiree Medical Plan for each participating Named Executive Officer. Mr. Edwards is a participant in both the PHH Pension Plan and the PHH Retiree Medical Plan. Messrs. Kilroy and Brown are participants in the PHH Pension Plan. Ms. Bell and Messrs. Raubenstine and Danahy are not participants in either the PHH Pension Plan or the PHH Retiree Medical Plan. Each of the PHH Pension Plan and the PHH Retiree Medical Plan has been frozen and the final average compensation and years of service for each Named Executive Officer participating in the PHH Pension Plan is based on the years of service and compensation earned prior to October 31, 1999 (October 31, 2004 for Mr. Kilroy). During 2007, the change in the actuarial present value of the accumulated benefit under the PHH Pension Plan for Mr. Edwards was a decline of $3,577. During 2007, the change in the actuarial present value of the accumulated benefit under the PHH Retiree Medical Plan for Mr. Edwards was an increase of $6,121. The aggregate net change for Mr. Edwards during 2007 in the actuarial present value of the accumulated benefit under the PHH Pension Plan and the PHH Retiree Medical Plan was $2,544 and this amount is included in this column for 2007. During 2007, the change in the actuarial present value of the accumulated benefit under the PHH Pension Plan for Messrs. Kilroy and Brown was a decline of $1,547 and $3,424, respectively. Since the aggregate change for

Messrs. Kilroy and Brown were negative, no amounts have been included in this column for 2007 for Messrs. Kilroy and Brown in accordance with applicable SEC rules under the Exchange Act. See “— Pension Benefits” for additional information regarding the benefits accrued for each of these Named Executive Officers and Note 13, “Pension and Other Post Employment Benefits” in the Notes to Consolidated Financial Statements included in the 2008 Annual Report for more information regarding the calculation of our pension costs.

(7)	Amounts included in this column for 2008 are set forth in the following “All Other Compensation” table:

All Other Compensation

		401(k)			Travel,
		Matching	Financial	Company	Meals
	Insurance	Contrib-	Planning	Car and	and	Tax
Name	Premiums	ution	Services	Fuel	Lodging	Gross-Up	Other	Total
	(a)	(b)	(c)	(d)	(e)	(f)	(g)

Terence W. Edwards	$17,871	$13,800	$10,840	$12,436	$—	$12,098	$—	$67,045
Sandra E. Bell	2,675	—	—	1,708	15,217	12,688	—	32,288
Clair M. Raubenstine	2,540	13,800	—	12,006	22,196	19,561	638,293	708,396
George J. Kilroy	9,988	5,192	—	14,193	—	6,757	—	36,130
Mark R. Danahy	11,983	13,750	7,671	8,300	—	7,019	—	48,723
William F. Brown	17,097	13,308	8,165	11,880	—	11,256	—	61,706

(a)	Reflects the employer paid portion of insurance premiums paid for the Named Executive Officers pursuant to our group benefit plans, which are available to all salaried employees on a non-discriminatory basis and include medical, dental, life, accidental death and dismemberment, and short- and long-term disability insurance coverage.

(b)	Reflects the matching contribution made by us on behalf of each Named Executive Officer under the PHH Corporation Employee Savings Plan. Following the completion of one year of service with the company, matching contributions are available to all of our employees up to the amount of their voluntary contributions to the plan not to exceed the statutory limit, which was $13,800 in 2008.

(c)	Reflects the value of financial planning services which were made available to the Named Executive Officers. We also provided a tax gross-up to our Named Executive Officers for this amount. See Footnote (f) below.

(d)	Reflects the value of the personal benefit received by each Named Executive Officer for the use of a company car and fuel, which values are based on our costs for such benefits. We also provided a tax gross-up to our Named Executive Officers for this amount. See Footnote (f) below.

(e)	For Ms. Bell, reflects the cost to the company of airfare, lodging, meals and car service costs to transport Ms. Bell to and from our New Jersey offices and Ms. Bell’s residence in Ohio during 2008 in connection with her relocation. For Mr. Raubenstine, reflects the cost to the company of lodging, meals and car service costs to transport Mr. Raubenstine to and from our Maryland and New Jersey offices during 2008 as part of his employment. During 2008, Mr. Raubenstine split his time between our New Jersey and Maryland offices, but spent more than 50% of his time in our Maryland offices. While Mr. Raubenstine lives in the greater Philadelphia area, he was treated as being domiciled in Maryland for tax purposes due to the percentage of time that he worked in our Maryland offices. As a result, his normal travel, meals and lodging expenses for performing services for us in Maryland were not deductible business expenses and were recognized as compensation. We reimbursed Mr. Raubenstine for these expenses and provided a tax gross-up so that he incurred no additional taxes as a result of these payments. See Footnote (f) below.

(f)	Reflects the tax gross-up amounts paid during 2008 (i) in respect of financial planning and company car costs for Messrs. Edwards, Danahy and Brown, (ii) in respect of company car and fuel costs for Mr. Kilroy, (iii) in respect of costs for airfare, lodging, meals, car service and a company car for Ms. Bell and (iv) in respect of costs for lodging, meals, car service, a company car and fuel for Mr. Raubenstine.

(g)	Reflects cash payments to Mr. Raubenstine of $500,000 for severance benefits, $45,985 for accrued and unused vacation, and $92,308 for short-term disability benefits.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grants of plan-based awards made during 2008:

								All Other		All Other
								Stock		Option			Grant
								Awards:		Awards:		Exercise	Date Fair
								Number of		Number of		or Base	Value of
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of		Securities		Price of	Stock and
		Non-Equity Incentive Plan Awards (1)			Equity Incentive Plan Awards			Stock or		Underlying		Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units		Options		Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)		(#)		($/Sh)	($)

Terence W. Edwards:	1/10/2008	—	—	—	—	—	—	46,458	(2)	—		—	800,007
	1/10/2008	—	—	—	—	—	—	5,908	(5)	—		—	101,736	(5)
	3/18/2008	564,635	564,635	917,532	—	—	—	—		—		—	—
Sandra E. Bell:	10/13/2008	—	—	—	—	—	—	—		50,000	(3)	9.05	206,000
Clair M. Raubenstine:	1/10/2008	—	—	—	—	—	—	14,518	(2)	—		—	250,000
George J. Kilroy:	1/10/2008	—	—	—	—	—	—	37,021	(2)	—		—	637,502
	1/10/2008	—	—	—	—	—	—	5,908	(5)	—		—	101,736	(5)
	3/18/2008	450,000	450,000	562,500	—	—	—	—		—		—	—
Mark R. Danahy:	1/10/2008	—	—	—	—	—	—	26,132	(2)	—		—	449,993
	1/10/2008	—	—	—	—	—	—	3,250	(5)	—		—	55,965	(5)
	3/18/2008	243,750	243,750	487,500	—	—	—	—		—		—	—
William F. Brown:	1/10/2008	—	—	—	—	—	—	26,132	(2)	—		—	449,993
	1/10/2008	—	—	—	—	—	—	2,068	(5)	—		—	35,611	(5)
	3/18/2008	150,000	150,000	243,750	—	—	—	—		—		—	—
	6/11/2008	—	—	—	—	—	—	9,447	(4)	—		—	169,290

(1)	For Messrs. Edwards and Brown, amounts represent awards under the 2008 Corporate MIP. For Mr. Kilroy, amounts represent an award under the 2008 Fleet MIP. For Mr. Danahy, amounts represent an award under the 2008 Mortgage MIP.

(2)	Represents awards of restricted stock units under the 2005 Equity and Incentive Plan (the “2008 RSU Awards”). These awards have service-based vesting conditions with potential accelerated vesting upon the achievement of certain performance targets established by the Compensation Committee. For Messrs. Edwards and Brown, the performance targets for their 2008 RSU Awards are based 50% on the performance achieved by PHH Arval and 50% on the performance achieved by PHH Mortgage. Accordingly, if both PHH Arval and PHH Mortgage meet their respective performance targets in respect of any accelerated vesting date, vesting of 1/3 of the total 2008 RSU Awards will be accelerated for Messrs. Edwards and Brown. If only PHH Arval or PHH Mortgage, but not both, meet their respective performance target in respect of any accelerated vesting date, vesting of only 1/6 of the total 2008 RSU Awards will be accelerated for Messrs. Edwards and Brown. For Messrs. Kilroy and Danahy, the performance targets for their 2008 RSU Awards are based 100% on the performance achieved by PHH Arval and PHH Mortgage, respectively. The performance target for 2008 was achieved for PHH Arval, but was not achieved for PHH Mortgage. As a result, vesting of 1/6 of the total 2008 RSU Awards for Messrs. Edwards and Brown and 1/3 of the total 2008 RSU Awards for Mr. Kilroy was accelerated on March 11, 2009, upon the approval of the Compensation Committee. The Compensation Committee has not approved accelerated vesting of any portion of the 2008 RSU Awards held by Mr. Danahy. The 2008 RSU Awards for Mr. Raubenstine representing 14,518 shares were forfeited during 2008 in connection with his separation of employment.

(3)	Represents an award of stock options under the 2005 Equity and Incentive Plan. This award includes service-based vesting criteria and, subject to continued employment, vests ratably in five equal annual installments beginning October 13, 2009.

(4)	Represents an award of shares of common stock under the 2005 Equity and Incentive Plan. These shares were immediately vested upon grant. This award was made to Mr. Brown to compensate Mr. Brown for the unrealized value associated with a stock option award that expired during a Regulation BTR blackout period at a time when Mr. Brown was precluded from exercising the stock option.

(5)	Represents the number of shares underlying the 2004 Conversion RSUs that actually vested on April 27, 2008, following a modification of the 2004 Conversion RSUs as originally awarded. Pursuant to the terms of the original award agreements for the 2004 Conversion RSUs, either (i) 12.5% or 18.75% of the total award would vest on April 27, 2008 to the extent we achieved 100% or 150%, respectively, of the performance target for 2007 or (ii) 12.5% of the total award would be forfeited in the event that the performance targets for 2007 were not achieved. We did not achieve our performance target for 2007 which would have resulted in the forfeiture of the unvested portion of the shares underlying the 2004 Conversion RSUs on April 27, 2008. In January 2008, the Compensation Committee modified the 2004 Conversion RSUs to permit the vesting on April 27, 2008 of a portion of the 2004 Conversion RSUs, subject only to continued employment through April 27, 2008, without regard to the previously applicable 2007 performance targets. On April 27, 2008, the modified 2004 Conversion RSUs vested and the shares underlying the remaining unvested portion of the original 2004 Conversion RSUs were forfeited. The number of shares forfeited during 2008 related to the 2004 Conversion RSUs for Messrs. Edwards, Kilroy, Danahy and Brown was 29,540, 29,540, 16,247 and 10,339, respectively. See “— Executive Compensation Decisions in 2007, 2008 and 2009” for more information.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards for each of our Named Executive Officers as of December 31, 2008:

	Option Awards							Stock Awards
											Equity
										Equity	Incentive
										Incentive	Plan
										Plan	Awards:
										Awards:	Market
										Number of	or Payout
					Equity				Market	Unearned	Value of
					Incentive				Value of	Shares,	Unearned
					Plan Awards:			Number	Shares or	Units or	Shares,
	Number of		Number of		Number of			of Shares	Units of	Other	Units
	Securities		Securities		Securities			or Units	Stock	Rights	or Other
	Underlying		Underlying		Underlying			of Stock	That	That	Rights
	Unexercised		Unexercised		Unexercised	Option		That Have	Have	Have	That Have
	Options		Options		Unearned	Exercise	Option	Not	Not	Not	Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#) (1)	($) (2)	(#)	($)

Terence W. Edwards:	—		—		—	—	—	55,087	701,258	—	—
	183,045		—		—	20.22	1/13/2010	—	—	—	—
	157,364		—		—	17.43	1/22/2012	—	—	—	—
	20,355		—		—	12.48	4/22/2013	—	—	—	—
	—		49,229	(3)	—	20.78	3/3/2015	—	—	—	—
	6,257	(4)	18,771	(4)		24.99	6/28/2015	—	—	—	—
Sandra E. Bell:	—		50,000	(5)	—	9.05	10/13/2018	—	—	—	—
Clair M. Raubenstine:	—		—		—	—	—	—	—	—	—
George J. Kilroy:	—		—		—	—	—	41,805	532,178	—	—
	—		23,247	(3)	—	20.78	3/3/2015	—	—	—	—
	3,469	(4)	10,405	(4)	—	24.99	6/28/2015	—	—	—	—
Mark R. Danahy:	—		—		—	—	—	33,335	424,354	—	—
	43,712		—		—	18.55	7/17/2011	—	—	—	—
	35,844		—		—	17.43	1/22/2012	—	—	—	—
	—		17,504	(3)	—	20.78	3/3/2015	—	—	—	—
William F. Brown:	—		—		—	—	—	32,885	418,626	—	—
	23,085		—		—	20.22	1/13/2010	—	—	—	—
	24,916		—		—	17.43	1/22/2012	—	—	—	—
	—		16,410	(3)	—	20.78	3/3/2015	—	—	—	—

(1)	This column includes 2008 RSU Awards. These awards have service-based vesting conditions with potential accelerated vesting upon the achievement of certain performance targets established by the Compensation Committee. Subject to continued employment, the 2008 RSU Awards will vest ratably in two equal annual installments on January 10, 2012, and January 10, 2013, with the potential acceleration of vesting of up to 1/3 of the total award on each of February 28, 2009, February 28, 2010, and February 28, 2011, provided that the

Compensation Committee has approved the achievement of performance targets for the applicable fiscal year immediately preceding each such date. For Messrs. Edwards and Brown, the performance targets for their 2008 RSU Awards are based 50% on the performance achieved by PHH Arval and 50% on the performance achieved by PHH Mortgage. Accordingly, if both PHH Arval and PHH Mortgage meet their respective performance targets in respect of any accelerated vesting date, vesting of 1/3 of the total 2008 RSU Awards will be accelerated for Messrs. Edwards and Brown. If only PHH Arval or PHH Mortgage, but not both, meet their respective performance target in respect of any accelerated vesting date, vesting of only 1/6 of the total 2008 RSU Awards will be accelerated for Messrs. Edwards and Brown. For Messrs. Kilroy and Danahy, the performance targets for their 2008 RSU Awards are based 100% on the performance achieved by PHH Arval and PHH Mortgage, respectively. The performance target for 2008 was achieved for PHH Arval, but was not achieved for PHH Mortgage. As a result, vesting of 1/6 of the total 2008 RSU Awards for Messrs. Edwards and Brown and 1/3 of the total 2008 RSU Awards for Mr. Kilroy was accelerated on March 11, 2009, upon the approval of the Compensation Committee. The Compensation Committee has not approved accelerated vesting of any portion of the 2008 RSU Awards held by Mr. Danahy. This column also includes awards of restricted stock units made on June 28, 2005, under the 2005 Equity and Incentive Plan (the “2005 RSU Awards”). At the date of grant, the 2005 RSU Awards were scheduled to vest ratably, subject to continued employment, in three equal annual installments beginning June 28, 2009, with the potential acceleration of vesting of 25% of the total award on each of June 28, 2006, June 28, 2007, June 28, 2008, and June 28, 2009, upon the achievement of performance targets for the applicable fiscal year immediately preceding each such date. The performance target was achieved for 2005, but was not achieved for 2006, 2007 or 2008. As a result, 25% of the total 2005 RSU Awards vested on June 28, 2006, however, settlement of the vested portion was deferred until January 8, 2008, due to a Regulation BTR blackout period. Subject to continued employment, the unvested portion of the 2005 RSU Awards included in this column will vest ratably in three equal annual installments beginning June 28, 2009.

(2)	Calculated using the closing price of our common stock on December 31, 2008 ($12.73 per share).

(3)	These stock options fully vested on March 3, 2009.

(4)	At the date of grant, these stock options were scheduled to vest ratably, subject to continued employment, in three equal annual installments beginning June 28, 2009, with the potential acceleration of vesting of 25% of the total award on each of June 28, 2006, June 28, 2007, June 28, 2008, and June 28, 2009, upon the achievement of performance targets for the applicable fiscal year immediately preceding each such date. The performance target was achieved for 2005, but was not achieved for 2006, 2007 or 2008. As a result, 25% of the total award of these stock options has vested. Subject to continued employment, the unvested portion of these stock options will vest ratably in three equal annual installments beginning June 28, 2009.

(5)	Subject to continued employment, these stock options will vest ratably in five equal annual installments beginning October 13, 2009.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the number and value of shares of our common stock that vested and stock options that were exercised during 2008 for our Named Executive Officers:

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
	Exercise	Exercise	Vesting	Vesting
Name	(#)	($)	(#)	($)

Terence W. Edwards	—	—	32,727	514,851
Sandra E. Bell	—	—	—	—
Clair M. Raubenstine	—	—	—	—
George J. Kilroy	—	—	29,441	465,298
Mark R. Danahy	—	—	17,917	281,921
William F. Brown	—	—	23,047	381,844

PENSION BENEFITS

The following table sets forth information relating to the PHH Pension Plan and the PHH Retiree Medical Plan, which are defined benefit plans adopted as of the Spin-Off. Both the PHH Pension Plan and the PHH Retiree Medical Plan have been frozen for all participants, including our Named Executive Officers that are participants in such plans, and no further benefits are accruing under such plans. The PHH Pension Plan and the PHH Retiree Medical Plan assumed all liabilities and obligations owed to participants that were actively employed by us at the time of the Spin-Off under the respective predecessor plans of Cendant Corporation, including Messrs. Edwards, Kilroy and Brown. Certain of our current and former employees, including Messrs. Raubenstine and Danahy and Ms. Bell, were not participants in the predecessor plans of Cendant Corporation and are not participants in the PHH Pension Plan or PHH Retiree Medical Plan.

		Number of	Present	Payments
		Years of	Value of	During
		Credited	Accumulated	Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#) (1)	($) (2)	($)

Terence W. Edwards	PHH Corporation Pension Plan	20.0	281,608	—
Terence W. Edwards	PHH Corporation Retiree Medical Plan	20.0	30,129	—
Sandra E. Bell	N/A	—	—	—
Clair M. Raubenstine	N/A	—	—	—
George J. Kilroy	PHH Corporation Pension Plan	28.1	818,799	—
Mark R. Danahy	N/A	—	—	—
William F. Brown	PHH Corporation Pension Plan	14.9	114,035	—

(1)	The number of years of credited service shown in this column is calculated based on the actual years of service with us for each Named Executive Officer through October 31, 1999, or, in the case of Mr. Kilroy, October 31, 2004.

(2)	The valuations included in this column have been calculated as of December 31, 2008 assuming the Named Executive Officer will retire at the normal retirement age of 65 and using the interest rate and other assumptions as described in Note 15, “Pension and Other Post Employment Benefits” in the Notes to Consolidated Financial Statements included in the 2008 Annual Report.

No pension benefits were paid to the Named Executive Officers in 2008. Messrs. Edwards, Kilroy and Brown are eligible to receive a benefit under the PHH Pension Plan based on 2% of their final average cash compensation as of the date the plan was frozen with respect to such persons times their number of years of benefit service (up to a maximum of 30 years) measured as of the date the plan was frozen with respect to such persons minus 50% of their annualized primary Social Security benefit. For purposes of determining the participating Named Executive Officers’ benefits under the PHH Pension Plan, their final average compensation and years of benefit service was based on compensation and service earned prior to October 31, 1999 (October 31, 2004 for Mr. Kilroy). The participating Named Executive Officers’ benefits under the PHH Pension Plan and PHH Retiree Medical Plan were frozen as of October 31, 1999 (October 31, 2004 for Mr. Kilroy).

NON-QUALIFIED DEFERRED COMPENSATION

The table below sets forth information relating to the PHH Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) established by our Board of Directors in 1994 for specified executive officers at that time. The Deferred Compensation Plan was frozen to further participation in 1997 and Mr. Edwards is the only Named Executive Officer eligible to participate in the plan.

	Executive	Registrant	Aggregate			Aggregate
	Contributions	Contributions	Earnings in		Aggregate	Balance at
	in Last Fiscal	in Last Fiscal	Last Fiscal		Withdrawals/	Last Fiscal
	Year	Year	Year		Distributions	Year End
Name	($)	($)	($)		($)	($)

Terence W. Edwards	—	—	(128,944	) (1)	—	435,564
Sandra E. Bell	—	—	—		—	—
Clair M. Raubenstine	—	—	—		—	—
George J. Kilroy	—	—	—		—	—
Mark R. Danahy	—	—	—		—	—
William F. Brown	—	—	—		—	—

(1)	The amounts reported in this table have been omitted from the “— Summary Compensation Table” pursuant to the applicable SEC rules under the Exchange Act because the earnings were not above-market or preferential.

There were no contributions to, or distributions or withdrawals from, the Deferred Compensation Plan in 2008. The Deferred Compensation Plan is a non-qualified deferred compensation plan pursuant to which participants were previously permitted to defer up to 100% of their annual salary and any awards under a non-equity incentive plan. All deferrals by participants are 100% vested at all times. The Deferred Compensation Plan is unfunded for tax purposes and a bookkeeping account is maintained for each participant. Amounts deferred are credited with any associated earnings in accordance with hypothetical investment options elected by the participant from the investment options, including mutual funds and other funds, available under the PHH Savings Plan, except for the fund which invests in our common stock. Participants are entitled to a distribution under the Deferred Compensation Plan when they cease employment with us for any reason. Distributions may be made in lump-sum or in monthly, quarterly or annual installments for up to ten years at the election of the participant.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

The following table sets forth the estimated payments and benefits that would be provided to each Named Executive Officer that was employed by us on December 31, 2008, pursuant to the terms of any contract, agreement, plan or arrangement that provides for such payments and benefits following, or in connection with, a termination of the Named Executive Officer, including by voluntary termination, involuntary termination not for cause, involuntary termination for cause, retirement, death, disability, or a change in control with or without a termination of the Named Executive Officer. For purposes of calculating the amounts in the table, we have assumed that the termination or change in control event took place on December 31, 2008. Mr. Raubenstine is not included in the table below because he was not employed by us on December 31, 2008. For purposes of calculating the value on such date of any equity-based awards in accordance with the SEC rules under the Exchange Act, we used the closing price of our common stock on December 31, 2008, or $12.73 per share. See the discussion that follows the table for additional information regarding the estimated payments and benefits.

		Involuntary		Change in	Change in
		Termination	Involuntary	Control	Control
Name and Description	Voluntary	Not for	Termination	without	with
of Potential Payments	Termination	Cause	for Cause	Termination	Termination	Death	Disability	Retirement

Terence W. Edwards
Severance	$—	$572,135	$—	$—	$572,135	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	701,258	701,258	701,258	701,258	—
Accelerated Payout of 2008 MIPs	—	—	—	917,532	917,532	321,842	321,842	—
Retirement Plans	—	—	—	—	—	—	—	311,737
Deferred Compensation	435,564	435,564	435,564	—	435,564	435,564	435,564	435,564

Total	$435,564	$1,007,699	$435,564	$1,618,790	$2,626,489	$1,458,664	$1,458,664	747,301

Sandra E. Bell
Severance	$—	$207,500	$—	$—	$1,600,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	184,000	184,000	184,000	184,000	—
Accelerated Payout of 2008 MIPs	—	—	—	—	—	—	—	—
Retirement Plans	—	—	—	—	—	—	—	—
Deferred Compensation	—	—	—	—	—	—	—	—

Total	$—	$207,500	$—	$184,000	$1,784,000	$184,000	$184,000	$—

George J. Kilroy
Severance	$—	$1,800,000	$—	$—	$1,800,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	532,178	532,178	532,178	532,178	—
Accelerated Payout of 2008 MIPs	—	—	—	562,500	562,500	513,000	513,000	—
Retirement Plans	—	—	—	—	—	—	—	818,799
Deferred Compensation	—	—	—	—	—	—	—	—

Total	$—	$1,800,000	$—	$1,094,678	$2,894,678	$1,045,178	$1,045,178	$818,799

Mark R. Danahy
Severance	$—	$1,137,500	$—	$—	$1,137,500	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	424,355	424,355	424,355	424,355	—
Accelerated Payout of 2008 MIPs	—	—	—	487,500	487,500	—	—	—
Retirement Plans	—	—	—	—	—	—	—	—
Deferred Compensation	—	—	—	—	—	—	—	—

Total	$—	$1,137,500	$—	$911,855	$2,049,355	$424,355	$424,355	$—

William F. Brown
Severance	$—	$900,000	$—	$—	$900,000	$—	$—	$—
Accelerated Vesting of Stock Awards	—	—	—	418,626	418,626	418,626	418,626	—
Accelerated Payout of 2008 MIPs	—	—	—	243,750	243,750	85,500	85,500	—
Retirement Plans	—	—	—	—	—	—	—	114,035
Deferred Compensation	—	—	—	—	—	—	—	—

Total	$—	$900,000	$—	$662,376	$1,562,376	$504,126	$504,126	$114,035

The amounts shown in the table above include estimates of what would be paid to the Named Executive Officers upon the occurrence of the specified event. The actual amounts to be paid to the Named Executive Officers can only be determined at the time of such event. We have included payments related to the Retirement Plans and the Deferred Compensation Plan in the table since these are frozen plans and are not available to all of our current employees. We have not included payments related to the Retirement Plans in the specified events other than the

“Retirement” column, as these payments are not triggered by termination, death or disability of the Named Executive Officer or a change in control. These amounts would be payable to the Named Executive Officer at some time after the specified event once the minimum retirement age and other PHH Pension Plan requirements were met. In addition, the table does not include payments of life or disability insurance payable upon the death or disability of the Named Executive Officers as these benefits are available to all employees on the same basis.

Potential Payments and Benefits

Severance.  We provide post-termination payments of salary or severance to our Named Executive Officers under a policy applicable to our executive officers in the event of a reduction in our workforce or the elimination or discontinuation of their position, except to the extent that our Named Executive Officers have waived their respective rights to such benefits pursuant to separate individual severance agreements with such Named Executive Officers. Pursuant to our policy and subject to the foregoing, the minimum severance is 26 weeks of base salary and the maximum severance is 52 weeks of base salary for the Named Executive Officers payable in a lump-sum amount. In addition, our severance policy applicable to our executive officers includes $7,500 in outplacement services. These outplacement services may be declined by the Named Executive Officer in lieu of an equivalent cash payment. In June 2007, in connection with the Merger, we entered into 2007 Severance Agreements with Messrs. Kilroy and Brown that provide for enhanced post-termination payments in the event a “termination event” (as defined in the 2007 Severance Agreement) occurred on or prior to the first anniversary of the effective time of the Merger. In 2008, we entered into a 2008 Severance Agreement with Mr. Danahy and a Change in Control Severance Agreement with Ms. Bell and Restated Severance Agreements with Messrs. Kilroy and Brown. For Messrs. Kilroy, Danahy and Brown, their respective severance agreements provide for enhanced post-termination payments in the event a “termination event” (as defined in their respective severance agreements) occurs on or before the first anniversary of the effective time of a “change in control” (as defined in their respective severance agreements) that occurs on or before December 31, 2009. For Ms. Bell, her Change in Control Severance Agreement provides for enhanced post-termination payments in the event a “termination event” (as defined in her Change in Control Severance Agreement) occurs within twelve months following the date of a “change in control” (as defined in her Change in Control Severance Agreement) that occurs on or before December 31, 2009. The payment of benefits under each of the severance policy and the foregoing individual severance agreements is conditioned upon, among other things, the execution of a general release of claims such executive officer may have against us. See “— Change in Control and Other Severance Arrangements” above for information regarding the 2008 Severance Agreements.

Accelerated Vesting of Stock Awards.  All of the stock awards made to our Named Executive Officers have been granted under the 2005 Equity and Incentive Plan and are subject to the vesting and other terms set forth in award agreements and the 2005 Equity and Incentive Plan. Pursuant to the terms of the 2005 Equity and Incentive Plan, in the event of a Change in Control (defined below), any Stock Option award carrying a right to exercise that was not previously vested and exercisable becomes fully vested and exercisable, and any restrictions, deferral limitations, payment conditions and forfeiture conditions for RSU and other equity-based awards lapse and such equity-based awards are deemed fully vested. In addition, any performance conditions imposed with respect to such equity-based awards are deemed to be fully achieved. Pursuant to the terms of the 2005 Equity and Incentive Plan, a Change in Control is deemed to have occurred if:

•	any person, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (i) us, (ii) any trustee or other fiduciary holding securities under one of our employee benefit plans and (iii) any corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our common stock), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of our common stock representing 30% or more of the combined voting power of our then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise our Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the entity surviving such transaction or, if we or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

•	the following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors) whose appointment or election by the Board or nomination for election by our stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors or whose appointment, election or nomination for election was previously so approved or recommended;

•	there is consummated a merger or consolidation of us or any of our direct or indirect subsidiaries with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise our Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the entity surviving such merger or consolidation or, if we or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

•	our stockholders approve a plan of complete liquidation or there is consummated an agreement for the sale or disposition by us of all or substantially all of our assets (or any transaction having a similar effect), other than a sale or disposition by us of all or substantially all of our assets to an entity, immediately following which the individuals who comprise our Board of Directors immediately prior thereto constitute at least a majority of the Board of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

The amounts in the table are calculated using the closing price of our common stock on December 31, 2008 and the number of Stock Options and RSUs used to calculate the amounts in the table are those unexercisable Stock Options and unvested RSUs that would became exercisable and vested as a result of the Change in Control event pursuant to the SEC rules under the Exchange Act.

Accelerated Payout of 2008 MIPs.  For 2008, our short-term cash incentive plans for our executive officers are the 2008 MIPs, which are governed by the terms of the 2005 Equity and Incentive Plan and the respective 2008 MIPs. As of December 31, 2008, Messrs. Edwards and Brown were the only Named Executive Officers participating in the 2008 Corporate MIP. As of December 31, 2008, Mr. Kilroy was the only participating Named Executive Officer in the 2008 Fleet MIP and Mr. Danahy was the only Named Executive Officer participating in the 2008 Mortgage MIP. As discussed above with regard to equity-based awards, in the event of a Change in Control, the performance conditions imposed with respect to such 2008 MIP awards are deemed to be fully achieved and the target payout amount under each Named Executive Officer’s respective 2008 MIP award will be deemed to be earned and payable to the each such Named Executive Officer. In the event of the death of a Named Executive Officer, the performance conditions under the 2008 MIPs are deemed to be fully achieved and the target payout amount, prorated according to the extent of time that the Named Executive Officer participated in their respective 2008 MIP during the performance period, is deemed earned and payable to such Named Executive Officer’s estate. See “— Variable Compensation Programs” and the “— Grants of Plan-Based Awards” table above for information regarding the 2008 MIPs.

Retirement Plans.  Messrs. Edwards, Kilroy and Brown are participants in the PHH Pension Plan and Mr. Edwards is a participant in the PHH Retiree Medical Plan. Each of these plans were available to all employees prior to 1999 on a non-discriminatory basis. Participants in the PHH Pension Plan are entitled to payments in the form of an annuity upon attaining retirement age. The amounts reflected in the table are based on the estimated present value on December 31, 2008, of the payout for each participating Named Executive Officer assuming he had attained the normal retirement age of 65. None of the participating Named Executive Officers, except for Mr. Kilroy, had attained the minimum retirement age under the PHH Pension Plan as of December 31, 2008. See the “— Pension Benefits” table above for more information.

Deferred Compensation.  Mr. Edwards is the only Named Executive Officer who is a participant in the Deferred Compensation Plan. Participants are entitled to a distribution under the Deferred Compensation Plan when they cease employment with us for any reason. Distributions may be made in a lump-sum payment or in monthly, quarterly or annual installments for up to ten years at the election of the participant. See the “— Non-qualified Deferred Compensation” table above for more information.

PROPOSAL 4 — APPROVAL OF THE AMENDMENT OF THE COMPANY’S CHARTER

On April 17, 2009, the Board of Directors approved a proposal to amend the Company’s Charter, subject to stockholder approval, to increase the number of shares of authorized capital stock and the number of shares of authorized common stock.

Under the Company’s existing Charter, the Company is currently authorized to issue 110,000,000 shares of stock, par value $0.01 per share, consisting of 108,910,000 shares of common stock, par value $0.01 per share, and 1,090,000 shares of preferred stock, par value $0.01 per share. Pursuant to Article SIXTH of the Company’s Charter and the Maryland General Corporation Law, the Board of Directors, with the approval of a majority of the entire Board of Directors and without action by the Company’s stockholders, may amend the Company’s Charter to increase or decrease the aggregate number of shares of stock of the Company or the number of shares of stock of any class that the Company has authority to issue.

Notwithstanding the ability of our Board of Directors to unilaterally amend the Company’s Charter to increase the aggregate number of shares of stock of the Company pursuant to Article SIXTH of the Company’s Charter and the Maryland General Corporation Law, the Board of Directors is seeking the approval by the Company’s stockholders of an amendment to the Company’s Charter to increase the aggregate number of shares of authorized capital stock from 110,000,000 shares, par value $0.01 per share, to 275,000,000 shares, par value $0.01 per share, which will be initially classified as 273,910,000 shares of common stock, par value $0.01 per share, and 1,090,000 shares of preferred stock, par value $0.01 per share. A copy of the proposed amendment to the Company’s Charter is attached hereto as Appendix C and is incorporated herein by reference in its entirety.

Approval by the Company’s stockholders of the Charter Amendment Proposal will permit the Board of Directors to authorize the issuance of up to an aggregate of 275,000,000, par value $0.01 per share, of the Company at such prices and with such terms, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates, and similar matters, as determined by the Board of Directors. In addition to providing the Company with the ability to issue shares under the Amended and Restated 2005 Equity and Incentive Plan, the availability of additional shares of capital stock would provide flexibility to issue shares of capital stock in connection with a variety of purposes, including but not limited to the following, if and when needed: possible acquisitions of other businesses, raising additional equity capital, stock splits or stock dividends, and general corporate purposes. The Company has no present intention to issue any shares of its capital stock for any of these purposes at this time.

Our stockholders will not have any preemptive rights with respect to the additional shares being authorized. No further approval by the Company’s stockholders would be necessary prior to the issuance of any additional shares of capital stock, except as may be required by law or applicable NYSE rules. In certain circumstances, generally relating to the number of shares to be issued and the identity of the recipient, the rules of the NYSE require stockholder authorization in connection with the issuance of such additional shares. Subject to applicable law and the rules of the NYSE, our Board of Directors has the sole discretion to issue additional shares of capital stock and the Board of Directors does not intend to issue any stock except for reasons and on terms which our Board of Directors deems to be in the best interests of our stockholders. The issuance of any additional shares of capital stock may have the effect of diluting the percentage of stock ownership of our present stockholders.

As discussed above, the submission of this matter for approval by stockholders is not legally required; however, the Board of Directors believes that such submission provides stockholders an opportunity to provide feedback to the Board of Directors on an important issue concerning the capital stock of the Company. If stockholders do not approve the Charter Amendment Proposal, the Board of Directors may nevertheless take action to approve such an amendment in the future, possibly without the prior approval of such action by the Company’s stockholders, to the extent that the Board of Directors determines that it is necessary, appropriate or advisable to increase the aggregate number of shares that the Company is authorized to issue.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL USING THE ENCLOSED “WHITE” PROXY CARD. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval of Related Person Transactions

We review any relationships or transactions in which we and our Directors and executive officers, or their immediate family members, are participants to determine whether these persons have a direct or indirect material interest. Our Directors Code and our Employees and Officers Code provide specific provisions regarding such relationships between our Directors and executive officers and us. The Corporate Governance Committee and the Corporate Compliance Officer review any such relationships identified under the Directors Code and the Employees and Officers Code, respectively, which are then reviewed and approved by the Board of Directors at least annually. The Directors Code sets forth the following guidelines for relationships that do not require Board approval:

•	the Director’s sole interest in the arrangement is by virtue of his or her status as a director, executive officer and/or holder of less than 10% equity interest (other than a general partnership interest) in an entity with which we have concluded such an arrangement;

•	the arrangement involves payments to or from the entity that constitute less than the greater of $1 million or 2% of the entity’s consolidated gross revenues; and

•	the Director is not personally involved in (i) the negotiation and execution of the arrangement, (ii) performance of the services or provision of the goods or (iii) the monetary arrangement.

See “Corporate Governance — Code of Business Conduct and Ethics for Directors” and “— Code of Conduct for Employees and Officers” on page 14 for more information. Our legal staff is responsible for the development and implementation of processes and controls, including regular director and officer questionnaires, to obtain information from the Directors and executive officers with respect to related person transactions. Based on the facts and circumstances identified through these information gathering processes, the Board of Directors determines whether the company or a related person has a direct or indirect material interest in any transactions identified.

Certain Business Relationships

A.B. Krongard, our non-executive Chairman of the Board, is also an outside director on the global Board of Directors for our principal outside law firm, DLA Piper. Our legal fees and disbursements paid to DLA Piper during 2008 were less than 0.1% of the firm’s gross revenues for 2008.

James W. Brinkley, one of our Directors, became Vice Chairman of Smith Barney’s Global Private Client Group following Citigroup’s acquisition of LMWW in December 2005. We have certain relationships with the Corporate and Investment Banking segment of Citigroup, including financial services, commercial banking and other transactions. Citigroup is a lender, along with various other lenders, in several of our credit facilities. The fees paid to Citigroup, including interest expense, were approximately $45 million for 2008, representing less than 0.1% of Citigroup’s consolidated revenues for the year ended December 31, 2008. Citigroup Global Markets, Inc., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC were joint book-running managers for our offering of 4.00% Convertible Senior Notes due 2012 that closed on April 2, 2008. We used a portion of our net proceeds from the offering to reduce the principal balance under one of the credit facilities in which Citigroup is a lender. Our maximum indebtedness to Citigroup during 2008 was $978 million, representing less than 0.1% of Citigroup’s total consolidated assets as of December 31, 2008, and such indebtedness was incurred in the ordinary course of business upon terms, including interest rates and collateral, substantially the same as those prevailing at the time for comparable loans.

Mr. Brinkley’s son, Douglas Brinkley, is a principal at Colliers Pinkard, a member firm of Colliers, which provides certain lease management services to us. The fees paid to Colliers during 2008 were approximately $320,340, representing less than 0.1% of Colliers’ global revenues.

Bradford C. Burgess, who serves as a Director, Business Development at PHH Arval since 2001, is the son-in-law of George J. Kilroy, one of our Directors and President and Chief Executive Officer of PHH Arval. Mr. Burgess received compensation, including base and bonus payments, of $161,015 for 2008 and was eligible to participate in employee benefit plans available to employees generally on a non-discriminatory basis. His compensation and benefits were commensurate with other employees in comparable positions at PHH Arval.

Indebtedness of Management

One or more of our mortgage lending subsidiaries has made, in the ordinary course of business, mortgage loans and/or home equity lines of credit to Directors and executive officers and their immediate families. Such mortgage loans and/or home equity lines of credit were made on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with our other customers generally, and they did not involve more than the normal risk of collectibility or present other unfavorable features. Generally, we sell these mortgage loans and/or home equity lines of credit, soon after origination, into the secondary market in the ordinary course of business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock as of April 22, 2009, by those persons who are known to us to be beneficial owners of 5% or more of our common stock, by each of our Directors, by each of our current Named Executive Officers (as defined on page 44) and by our Directors, Director nominees and current Executive Officers as a group. As of April 22, 2009, there were 54,386,504 shares of our common stock issued and outstanding.

	Number of
	Shares Beneficially
Name and Address	Owned (1)	Percent of Class

Principal Stockholders:
Pennant Capital Management, LLC (2)	5,407,141	9.97%
40 Main Street Chatham, NJ 07928
Wellington Management Company, LLP (3)	5,361,001	9.88%
75 State Street Boston, MA 02109
BlackRock, Inc. (4)	5,273,322	9.67%
40 East 52nd St. New York, NY 10022
Third Point LLC (5)	5,210,000	9.6%
390 Park Avenue New York, NY 10022
Dimensional Fund Advisors LP (6)	3,578,659	6.6%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Elm Ridge Capital Management, LLC (7)	3,329,163	6.10%
3 West Main Street, 3rd Floor Irvington, NY 10533
Hotchkis and Wiley Capital Management, LLC (8)	3,187,200	5.90%
725 South Figueroa Street, 39th Floor Los Angeles, CA 90017
Directors and Current Named Executive Officers:
Terence W. Edwards (9)	503,972	*
Sandra E. Bell	—	—
George J. Kilroy (10)	65,552	*
Mark R. Danahy (11)	113,180	*
William F. Brown (12)	85,180	*
James W. Brinkley (13),(14)	250	*
James O. Egan (14)	—	—
A.B. Krongard (14)	—	—
Ann D. Logan (14)	—	—
Jonathan D. Mariner (14)	—	—
All Directors and Executive Officers as a Group (12 persons)	837,289	1.54%

*	Represents less than one percent.

(1)	Based upon information furnished to us by the respective stockholders or contained in filings made with the SEC. For purposes of this table, if a person has or shares voting or investment power with respect to any of our common stock, then such common stock is considered beneficially owned by that person under the SEC rules. Shares of our common stock beneficially owned include direct and indirect ownership of shares, stock options and restricted stock units granted to executive officers and director restricted stock units granted to our directors which are vested or are expected to vest within 60 days of April 22, 2009. Unless otherwise indicated

in the table, the address of all listed stockholders is c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey, 08054.

(2)	Based solely on a Schedule 13D/A filed with the SEC on March 9, 2009, Pennant Capital Management, LLC and certain of its affiliates (“Pennant”) reported aggregate beneficial ownership of approximately 9.97%, or 5,407,141 shares, of the Company’s common stock as of March 4, 2009. Pennant reported that it possessed shared voting power over 5,407,141 shares and shared dispositive power over 5,407,141 shares. Pennant also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(3)	Based solely on a Schedule 13G filed with the SEC on February 17, 2009, Wellington Management Company, LLP (“Wellington”) reported aggregate beneficial ownership of approximately 9.88%, or 5,361,001 shares, of the Company’s common stock as of December 31, 2008. Wellington reported that it possessed shared voting power over 4,081,824 shares and shared dispositive power over 5,281,901 shares. Wellington also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(4)	Based solely on a Schedule 13G filed with the SEC on February 10, 2009, BlackRock, Inc. and certain of its affiliates (“BlackRock”) reported aggregate beneficial ownership of approximately 9.67%, or 5,273,322 shares, of the Company’s common stock as of December 31, 2008. BlackRock reported that it possessed shared voting power over 5,273,322 shares and shared dispositive power over 5,273,322 shares. BlackRock also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(5)	Based solely on a Schedule 13G/A filed with the SEC on January 5, 2009, Third Point LLC and certain of its affiliates (“Third Point”) reported aggregate beneficial ownership of approximately 9.6%, or 5,210,000 shares, of the Company’s common stock as of January 5, 2009. Third Point reported that it possessed shared voting power over 5,210,000 shares and shared dispositive power over 5,210,000 shares. Third Point also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(6)	Based solely on a Schedule 13G/A filed with the SEC on February 9, 2009, Dimensional Fund Advisors LP and certain of its affiliates (“DFA”) reported aggregate beneficial ownership of approximately 6.6%, or 3,578,659 shares, of the Company’s common stock as of December 31, 2008. DFA reported that it possessed sole voting power over 3,578,659 shares and sole dispositive power over 3,578,659 shares. DFA also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(7)	Based solely on a Schedule 13G filed with the SEC on February 13, 2009, Elm Ridge Capital Management, LLC (“Elm Ridge”) reported aggregate beneficial ownership of approximately 6.1%, or 3,329,163 shares, of the Company’s common stock as of December 31, 2008. Elm Ridge reported that it possessed shared voting power over 3,329,163 shares and shared dispositive power over 3,329,163 shares. Elm Ridge also reported that it did not possess sole voting or sole dispositive power over any shares beneficially owned.

(8)	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2009, Hotchkis and Wiley Capital Management, LLC (“Hotchkis”) reported aggregate beneficial ownership of approximately 5.9%, or 3,187,200 shares, of the Company’s common stock as of December 31, 2008. Hotchkis reported that it possessed sole voting power over 2,304,200 shares and sole dispositive power over 3,187,200 shares. Hotchkis also reported that it did not possess shared voting or shared dispositive power over any shares beneficially owned.

(9)	Represents 87,722 shares of our common stock held directly and 416,250 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 22, 2009.

(10)	Represents 38,211 shares of our common stock held directly, 625 shares of our common stock held indirectly and 26,716 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 22, 2009.

(11)	Represents 16,120 shares of our common stock held directly and 97,060 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 22, 2009.

(12)	Represents 20,769 shares of our common stock held directly and 64,411 shares of our common stock underlying stock options that are currently exercisable or that become exercisable within sixty days of April 22, 2009.

(13)	Represents 250 shares of our common stock held by Brinkley Investments, LLC, a partnership among Mr. Brinkley, his wife and his children.

(14)	Each non-employee Director has been granted Director RSUs that are immediately vested upon grant and that are settled in shares of our common stock either 200 days (in the case of elective deferrals of Director compensation) or one year (in the case of non-elective deferrals of Director compensation) after the Director is no longer a member of the Board of Directors. Each Director RSU represents the right to receive one share of our common stock upon settlement of such Director RSU. Director RSUs may not be sold or otherwise transferred for value, and Directors have no right to acquire the shares underlying Director RSUs, prior to the date that is either 200 days or one year, as applicable, after termination of service on the Board. As a result, the shares underlying Director RSUs have been omitted from the above table. As of April 22, 2009, Messrs. Brinkley, Egan, Krongard and Mariner and Ms. Logan held 16,824, 4,284, 35,081, 16,524 and 17,500 Director RSUs, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and Directors, and any persons that beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. To the Company’s knowledge, based solely upon our review of Forms 3, 4 and 5 that have been filed with the SEC and written representations from our executive officers and Directors that no Forms 5 were required, we believe that all of our executive officers, Directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2008, except for the failure to timely file one Form 4 pertaining to the forfeiture of restricted stock units on April 27, 2008 by each of Messrs. Edwards, Brown, Kilroy and Danahy. The failure to timely file such Form 4s was inadvertent and was discovered by the Company on March 13, 2009. Upon discovering the filing deficiency, Form 4s were promptly filed on March 13, 2009, to report the forfeitures.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING OF STOCKHOLDERS

We provide stockholders with the opportunity, under certain circumstances and consistent with our amended and restated by-laws and the rules of the Securities and Exchange Commission, to participate in the governance of the Company by submitting proposals and director nominations for consideration at the Company’s annual meeting of stockholders. Proposals from stockholders are given careful consideration by us in accordance with Rule 14a-8 promulgated under the Exchange Act (“Rule 14a-8”). For a proposal to be included in the Company’s proxy statement and proxy card for the Company’s 2010 Annual Meeting of Stockholders, such proposal must comply with Rule 14a-8 and must be received by us in writing no later than December 31, 2009. Additionally, if the Company’s 2009 Annual Meeting of Stockholders is held on June 10, 2009, as expected, any stockholder proposal or director nomination for the Company’s 2010 Annual Meeting of Stockholders that is not intended for inclusion in the Company’s proxy statement and proxy card in respect of such meeting will be considered “untimely” if it is received by us earlier than February 10, 2010 or after March 12, 2010. An untimely proposal may not be brought before or considered at our 2010 Annual Meeting of Stockholders. Any stockholder proposal or director nomination submitted must also be made in compliance with our amended and restated by-laws. For more information regarding our by-law procedures for director nominations, please refer to “Corporate Governance — Nomination Process and Qualifications for Director Nominees.”

Proxies solicited by the Board of Directors for the Company’s 2010 Annual Meeting of Stockholders may confer discretionary authority to vote on any untimely stockholder proposals or director nominations without express direction from stockholders giving such proxies. All stockholder proposals and director nominations must be addressed to the attention of the Company’s Secretary at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. The chairman of the Company’s annual meeting of stockholders may refuse to acknowledge the introduction of any stockholder proposal or director nomination not made in compliance with the foregoing procedures.

HOUSEHOLDING INFORMATION

Stockholders that share the same address may not receive separate copies of proxy materials, unless we have received contrary instructions from such stockholders. This practice is known as “householding” and is intended to reduce the printing and postage costs associated with mailing duplicative sets of proxy materials to stockholders sharing the same address. If you are receiving multiple sets of our proxy materials and wish to receive only one set in the future, or if you are currently only receiving one set of our proxy materials and wish to receive separate sets of proxy materials for you and the other stockholders sharing your address, please notify us or your bank, broker or other nominee by indicating your preference on the enclosed proxy card or vote instruction form. We will deliver an additional copy of our proxy materials to you, without charge, upon written request sent to Investor Relations at PHH Corporation, 3000 Leadenhall Road, Mount Laurel, New Jersey 08054. Our proxy materials are also available on our website at http://www.phh.com.

OTHER BUSINESS

As of April   , 2009, our Board of Directors is not aware of any other business to come before the meeting. However, if any additional matters are presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on those matters.

By Order of the Board of Directors

William F. Brown
Senior Vice President, General Counsel and Secretary

Appendix A

PHH CORPORATION

INDEPENDENCE STANDARDS FOR DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines that contain director qualifications, including director independence. No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with PHH Corporation or any of its subsidiaries (together, the “Company”), either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. When making independence determinations, the Board will consider all relevant facts and circumstances, as well as all applicable legal and regulatory requirements, including NYSE corporate governance requirements and the rules and regulations of any other regulatory or self-regulatory body with jurisdiction over the Company. Notwithstanding the foregoing, none of the following relationships shall automatically disqualify any director or nominee from being considered “independent”:

(a) More than three years ago, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) (i) During any twelve-month period during the preceding three years, the director has received, or has an immediate family member who has received, less than $100,000 in direct compensation from the Company; or (ii) during any twelve-month period during the preceding three years the director has received, or has an immediate family member who has received, director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); or (iii) more than three years ago, the director has received, or has an immediate family member who has received, any such compensation (including amounts over $100,000 per year);

(c) The director or an immediate family member of the director is or was employed within the past three years as an executive officer of another organization for which any of the Company’s present executive officers at the same time serves or served on that organization’s board of directors (or similar body) or any committee thereof, except that the foregoing shall not apply to service by such executive officer on such organization’s compensation committee;

(d) (i) The director is or was an employee, executive officer, partner (other than a limited partner) or significant equity holder of another organization that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other organization’s consolidated gross revenues, or (ii) an immediate family member of the director is or was an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, is less than the greater of $1.0 million or 2% of such other company’s consolidated gross revenues;

(e) The director is or was an executive officer, partner or significant equity holder of another organization that is indebted to the Company, or to which the Company is or was indebted, and the total amount of indebtedness is 2% or less of the total consolidated assets of such organization; or

(f) The director is or was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company, in any single fiscal year, less than the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues; or

(g) The director or an immediate family member of the director owns 10% or less of the equity of the Company or 5% or less of the equity of an organization that has a relationship with the Company.

In addition to these guidelines, members of certain committees of the Board, such as the Audit Committee, are subject to heightened standards of independence under various rules and regulations.

A-1

For purposes of these guidelines: (1) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b), above; (2) in applying the test under (d), above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (3) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; (4) a significant equity holder of an organization will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization; and (5) a director’s service as a non-employee Chairman of the Board of Directors of the Company shall not be deemed employment by the Company under (a) above.

A-2

Appendix B

PHH CORPORATION
AMENDED AND RESTATED
2005 EQUITY AND INCENTIVE PLAN
(Subject to Stockholder Approval)

PHH CORPORATION

AMENDED AND RESTATED

2005 EQUITY AND INCENTIVE PLAN

1.  Establishment, Purpose; Types of Awards; Construction.

PHH Corporation (the “Company”) hereby establishes the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan (the “Plan”), as set forth herein. The Plan is an amendment and restatement and continuation of the PHH Corporation 2005 Equity and Incentive Plan (the “Prior Plan”). The purposes of the Plan are to afford an incentive to non-employee directors, selected officers and other employees, advisors and consultants of the Company, or any Parent or Subsidiary of the Company that now exists or hereafter is organized or acquired, to continue as non-employee directors, officers, employees, advisors or consultants, as the case may be, to increase their efforts on behalf of the Company and its Subsidiaries and to promote the success of the Company’s business. The Plan provides for the grant of Options (including “incentive stock options” and “nonqualified stock options”), stock appreciation rights, restricted stock, restricted stock units and other stock- or cash-based awards. The Plan is designed with the intention that Awards granted hereunder will comply with the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Plan and Awards shall be interpreted in a manner consistent with such requirements. The Company also intends that the Plan comply with Section 409A of the Code and the Plan shall be so construed. The provisions of the Prior Plan continue to control with respect to any Awards outstanding thereunder prior to the date of stockholder approval of this Plan, including to the extent necessary to avoid establishment of a new measurement date for financial accounting purposes and to preserve the status of any options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code.

2.  Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Program” means the program described in Section 6(c) hereof.

(b) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit or Other Stock-Based Award or Other Cash-Based Award granted under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means a change in control of the Company, which will be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (C) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the ultimate parent thereof);

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the

Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred by virtue of (x) a Public Offering or (y) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Solely to the extent necessary to comply with the requirements of Section 409A of the Code, a “Change in Control” as defined herein may occur only upon or as a result of a Change in Control that is also a “change in control event,” as defined in accordance with Section 1.409A-3(i)(5) of the Treasury Regulations.

(f) “Committee” means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3 and Section 162(m) of the Code.

(g) “Company” means PHH Corporation, a Maryland corporation, or any successor corporation.

(h) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(i) “Effective Date” means, with respect to the Prior Plan, January 14, 2005, and, with respect to this Plan, the date of approval of the Plan by the stockholders of the Company.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

(k) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded (or, if there was no trading of the Stock on such date, the closing sales price for the last preceding date on which there was trading of the Stock on such exchange), or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

(l) “Grantee” means a person who, as a non-employee director, officer or other employee of the Company or a Parent or Subsidiary of the Company, has been granted an Award under the Plan.

(m) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(n) “Long Term Incentive Program” means the program described in Section 6(b) hereof.

(o) “Non-Employee Director” means any director of the Company who is not also employed by the Company or any of its Subsidiaries.

(p) “NQSO” means any Option that is not designated as an ISO.

(q) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISOs may be granted only to employees of the Company or a Parent or Subsidiary of the Company.

(r) “Other Cash-Based Award” means cash awarded under the Annual Incentive Program or the Long Term Incentive Program, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(s) “Other Stock-Based Award” means a right or other interest granted to a Grantee under the Annual Incentive Program or the Long Term Incentive Program that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, including but not limited to (i) unrestricted Stock awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan, and (ii) a right granted to a Grantee to acquire Stock from the Company containing terms and conditions prescribed by the Committee.

(t) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u) “Performance Goals” means performance goals based on one or more of the following criteria, determined in accordance with generally accepted accounting principles where applicable: (i) pre-tax income or after-tax income; (ii) income or earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items; (iii) pre-tax income of the Company or any Subsidiary, or any division or business unit thereof, before or after non-controlling interest; (iv) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) return on revenues; (viii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (ix) economic value created; (x) operating margin or profit margin; (xi) stock price or total stockholder return; (xii) income or earnings from continuing operations; (xiii) cost targets, reductions and savings, expense management, productivity and efficiencies; and (xiv) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to divestitures, joint ventures and similar transactions. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criterion or the attainment of a percentage increase or decrease in the particular criterion, and may be applied to one or more of the Company or a Parent or Subsidiary of the Company, or a division or strategic business unit of the Company, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be evaluated in accordance with generally accepted accounting principles, where applicable, and shall be subject to certification by the Committee. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary of the Company or the financial statements of the Company or any Parent or Subsidiary of the Company, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(v) “Plan” means this PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, as it may be amended from time to time.

(w) “Plan Year” means a calendar year.

(x) “Public Offering” means an offering of equity securities of the Company that is registered with the Securities and Exchange Commission.

(y) “Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(iii) that may be subject to certain restrictions and to a risk of forfeiture.

(z) “Restricted Stock Unit” or “RSU” means a right granted to a Grantee under Section 6(b)(iv) to receive Stock or cash at the end of a specified period, which right may be conditioned on the satisfaction of specified performance or other criteria. To the extent provided in an Award Agreement or as otherwise set forth herein, RSUs may include dividend equivalent rights.

(aa) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(bb) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

(cc) “Stock” means shares of the common stock, par value $0.01 per share, of the Company.

(dd) “Stock Appreciation Right” or “SAR” means the right, granted to a Grantee under Section 6(b)(ii), to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right.

(ee) “Subsidiary” means any corporation, limited partnership, limited liability company or other entity (other than the Company) in or of which the Company owns, directly or indirectly, at the time the relevant Award is granted, an equity interest possessing 50 percent or more of the total combined voting power of all equity interests of such entity; provided, however, that with respect to any Grantee who has participated in the Plan for a period of at least one year, if such Grantee is transferred by the Company or a Subsidiary to another entity in or of which the Company owns, directly or indirectly, less than 50 percent of the total combined voting power of all equity interests in or of such entity, such entity shall be treated as a Subsidiary solely for purposes of determining whether such Grantee has incurred a termination of employment with respect to any Awards outstanding as of the date of such transfer; and, provided further, that for purposes of ISOs granted pursuant to the Plan, the term ‘Subsidiary’ means a ‘subsidiary corporation,’ whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Administration.

The Plan shall be administered by the Board or by such Committee that the Board may appoint for this purpose. If a Committee is appointed to administer the Plan, all references herein to the “Committee” shall be references to such Committee. If no Committee is appointed by the Board to administer the Plan, all references herein to the “Committee” shall be references to the Board. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine Performance Goals no later than such time as required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; and to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the Performance Goals (if any) included in,

Awards; to construe and interpret the Plan and any Award or Loan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, neither the Board, the Committee nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower exercise, base or purchase price without first obtaining the approval of the Company’s stockholders.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including but not limited to the Company, any Parent or Subsidiary of the Company or any Grantee (or any person claiming any rights under the Plan from or through any Grantee) and any stockholder.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.  Eligibility.

Awards may be granted to selected Non-Employee Directors, officers and other employees, advisors or consultants of the Company or any Parent or Subsidiary of the Company, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.  Stock Subject to the Plan.

Subject to adjustment as provided for herein, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be 4,550,000, plus the number of shares of Stock that, immediately prior to stockholder approval of the Plan, remain authorized and available for awards under the Prior Plan or thereafter become available under the terms of the Prior Plan; of this number, no more than 2,250,000 shares may be issued in the form of an Award other than an Option or SAR. Such shares shall be authorized but unissued shares of Stock. If any shares subject to an Award are forfeited or cancelled, or if an Award terminates or expires without a distribution of shares to the Grantee, or if an Award is paid or settled in cash, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, termination or expiration, or cash payment or settlement, again be available for Awards under the Plan other than Awards that are intended to be ISOs. Each share subject to the foregoing sentence shall be added back to the number of shares of Stock reserved under the Plan as one share. Notwithstanding anything to the contrary contained herein, all shares of Stock covered by an SAR, to the extent that it is exercised and settled in shares of Stock, shall be considered issued or transferred pursuant to the Plan. Upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and such number of shares shall no longer be available for Awards under the Plan. Shares of Stock surrendered or withheld as payment of either the exercise price of an Award and/or withholding taxes with respect to an Award shall not again be made available for Awards under the Plan.

No more than 1,000,000 shares of Stock may be made subject to Options or SARs to a single individual in a single Plan Year, subject to adjustment as provided herein, and no more than 1,000,000 shares of Stock may be made subject to stock-based awards other than Options or SARs (including Restricted Stock and Restricted Stock Units or Other Stock-Based Awards denominated in shares of Stock) to a single individual in a single Plan Year, in either case, subject to adjustment as provided herein. Determinations made in respect of the limitations set forth in the immediately preceding sentence shall be made in a manner consistent with Section 162(m) of the Code.

In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock or other property (including cash) issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price, or purchase price relating to any Award; provided, that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code; and (iv) the Performance Goals applicable to outstanding Awards.

6.  Specific Terms of Awards.

(a) General.  The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Parent or Subsidiary of the Company upon the grant, vesting, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Long Term Incentive Program.  Under the Long Term Incentive Program, the Committee is authorized to grant the Awards described in this Section 6(b), under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Such Awards may be granted with value and payment contingent upon Performance Goals. Except as otherwise set forth herein or as may be determined by the Committee, each Award granted under the Long Term Incentive Program shall be evidenced by an Award Agreement containing such terms and conditions applicable to such Award as the Committee shall determine at the date of grant or thereafter.

(i) Options.  The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award.  The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price.  The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the per share exercise price of any Option be less than the Fair Market Value of a share of Stock on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee for at least six months (if acquired from the Company), through a “broker cashless exercise” procedure approved by the Committee (to the extent permitted by law), or a combination of the above, in any case in an amount having a combined value equal to such exercise price. An Award Agreement may provide that a Grantee may pay all or a portion of the aggregate exercise price by having shares of Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price withheld by the Company.

(C) Term and Exercisability of Options.  The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment.  An Option may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided, that the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations of employment or service, to a date not later than the expiration date of such Option.

(E) Other Provisions.  Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) SARs.  The Committee is authorized to grant SARs to Grantees on the following terms and conditions:

(A) In General.  Unless the Committee determines otherwise, a SAR (1) granted in tandem with an NQSO may be granted at the time of grant of the related NQSO or at any time thereafter or (2) granted in tandem with an ISO may only be granted at the time of grant of the related ISO. A SAR granted in tandem with an Option shall be exercisable only to the extent the underlying Option is exercisable. Payment of a SAR may made in cash, Stock, or property as specified in the Award or determined by the Committee at the date of grant.

(B) Right Conferred.  A SAR shall confer on the Grantee a right to receive an amount with respect to each share subject thereto, upon exercise thereof, equal to the excess of (1) the Fair Market Value of one share of Stock on the date of exercise over (2) the grant price of the SAR (which in the case of an SAR granted in tandem with an Option shall be equal to the exercise price of the underlying Option, and which in the case of any other SAR shall be such price as the Committee may determine).

(C) Term and Exercisability of SARs.  The date on which the Committee adopts a resolution expressly granting a SAR shall be considered the day on which such SAR is granted. SARs shall be exercisable over the exercise period (which shall not exceed the lesser of ten years from the date of grant or, in the case of a tandem SAR, the expiration of its related Award), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided, that the Committee shall have the authority to accelerate the exercisability of any outstanding SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. A SAR may be exercised to the extent of any or all full shares of Stock as to which the SAR (or, in the case of a tandem SAR, its related Award) has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

(D) Termination of Employment.  A SAR may not be exercised unless the Grantee is then a director of, in the employ of, or providing services to, the Company or a Parent or Subsidiary of the Company, and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the SAR; provided, that the Award Agreement may contain provisions extending the exercisability of the SAR, in the event of specified terminations of employment or service, to a date not later than the expiration date of such SAR (or, in the case of a tandem SAR, its related Award).

(E) Other Provisions.  SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such SARs, as the Committee may prescribe in its discretion or as may be required by applicable law.

(iii) Restricted Stock.  The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

(A) Issuance and Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant or thereafter, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. The Committee may place restrictions on Restricted Stock that shall lapse, in whole or in part, only upon the attainment of Performance Goals. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

(B) Forfeiture.  Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are then subject to restrictions shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(C) Certificates for Stock.  Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

(D) Dividends.  Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee and specified in the applicable Award Agreement, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed. Notwithstanding anything herein to the contrary, dividends paid on Restricted Stock that vest based upon the attainment of Performance Goals shall be accumulated and paid only to the extent of the attainment of the underlying Performance Goals, as determined by the Committee.

(iv) Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A) Award and Restrictions.  Delivery of Stock or cash, as determined by the Committee at the date of grant, will occur upon expiration of the deferral period specified for Restricted Stock Units by the Committee. The Committee may place restrictions on Restricted Stock Units that shall lapse, in whole or in part, only upon the attainment of Performance Goals.

(B) Forfeiture.  Upon termination of employment with or service to the Company, or upon termination of the director or independent contractor relationship, as the case may be, during the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Stock or cash to which such Restricted Stock Units relate, all Restricted Stock Units and any accrued but unpaid dividend equivalent rights that are then subject to deferral or restriction shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of termination resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units. Notwithstanding anything herein to the contrary, dividend equivalent rights paid on Restricted Stock Units that vest based upon the attainment of Performance Goals shall be accumulated and paid only to the extent of the attainment of the underlying Performance Goals, as determined by the Committee.

(C) Non-Employee Director Deferred Compensation Awards.  Unless the Committee or the Board determines otherwise on a prospective basis, the Company shall issue RSUs payable in Stock pursuant to this Section 6(b)(iv)(C) for the purpose of fulfilling the Company’s obligations under its Non-Employee Directors Deferred Compensation Plan (the “Deferred Compensation Plan”); provided, however, that certain terms and conditions of the grant and payment of such RSUs set forth in the Deferred Compensation Plan (and only to the extent set forth in such plan) shall supercede the terms generally applicable to RSUs granted under the Plan. RSUs granted under this Section 6(b)(iv)(C) need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan and the Deferred Compensation Plan.

(D) Non-Employee Director Compensatory Awards.  Unless the Committee or the Board determines otherwise on a prospective basis, the Company shall issue RSUs payable in Stock pursuant to this Section

6(b)(iv)(D) for the purpose of fulfilling the Company’s obligation to compensate each Non-Employee Director, in part, in the form of RSUs. RSUs granted under this Section 6(b)(iv)(D) need not be evidenced by an Award Agreement unless the Committee determines that such an Award Agreement is desirable for the furtherance of the purposes of the Plan. Such RSUs shall be awarded at such times as the Company shall otherwise pay to Non-Employee Directors their annual retainer fees, and annual committee stipends as well as such other fees, stipends and payments as determined by the Committee or the Board (each such award date, a “Fee Payment Date”). The Company shall keep a separate book account in the name of each Non-Employee Director. RSUs awarded pursuant to this Section 6(b)(iv)(D) may have dividend equivalent rights to be credited and payable in the form of additional RSUs or cash, as determined by the Committee or the Board on a prospective basis. The number of RSUs to be credited to each Non-Employee Director’s account as of each Fee Payment Date shall be calculated by dividing (1) fifty percent (50%) of the total retainer fee and committee stipends otherwise to be paid to such Non-Employee Director on such Fee Payment Date by (2) the Fair Market Value of a share of Stock on such date. In the event the foregoing calculation would result in a grant of a fractional number of RSUs, the number of RSUs to be granted to the Non-Employee Director shall be rounded down to the nearest whole number of RSUs, and the fractional amount shall be paid to the Non-Employee Director in cash as part of the Non-Employee Director’s retainer fee and committee stipends. RSUs credited pursuant to this Section 6(b)(iv)(D) shall be immediately vested and non-forfeitable and shall become payable on the first anniversary immediately following the date upon which a Non-Employee Director’s service as a member of the Board terminates for any reason; no acceleration of such payment shall be permitted, except to the extent the Committee determines such acceleration is permitted under Code Section 409A.

(v) Other Stock- or Cash-Based Awards.  The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. Awards granted pursuant to this Section 6(b)(v) may be granted with value and payment contingent upon Performance Goals, so long as such goals relate to periods of performance in excess of one calendar year. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter. Performance periods under this Section 6(b)(v) may overlap. The maximum value of the aggregate payment that any Grantee may receive pursuant to this Section 6(b)(v) in respect of any Plan Year is $5 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code and provided that any dividends or dividend equivalents payable with respect to such Awards that vest based upon the attainment of Performance Goals shall be accumulated and paid only to the extent of the attainment of the underlying Performance Goals, as determined by the Committee.

(c) Annual Incentive Program.  The Committee is authorized to grant Awards to Grantees pursuant to the Annual Incentive Program, under such terms and conditions as deemed by the Committee to be consistent with the purposes of the Plan. Grantees will be selected by the Committee with respect to participation for a Plan Year. The maximum value of the aggregate payment that any Grantee may receive under the Annual Incentive Program in respect of any Plan Year is $5 million. Payments earned hereunder may be decreased or, with respect to any Grantee who is not a Covered Employee, increased, in the sole discretion of the Committee based on such factors as it deems appropriate. No such payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals relating to Awards hereunder have been attained. The Committee may establish such other rules applicable to the Annual Incentive Program to the extent not inconsistent with Section 162(m) of the Code.

7.  Change in Control Provisions.

Unless otherwise determined by the Committee and evidenced in an Award Agreement or set forth herein, in the event of a Change in Control:

(a) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable; and

(b) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

8.  General Provisions.

(a) Nontransferability.  Unless otherwise provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

(b) No Right to Continued Employment, etc.  Nothing in the Plan or in any Award, any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or to continue as a director of, or to continue to provide services to, the Company or any Parent or Subsidiary of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Parent or Subsidiary to terminate such Grantee’s employment, or director or independent contractor relationship.

(c) Taxes.  The Company or any Parent or Subsidiary of the Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive cash, Stock or other property in satisfaction of a Grantee’s tax obligations, to the extent permitted under applicable law or regulation. The Committee may provide in the Award Agreement that in the event that a Grantee is required to pay any amount to be withheld in connection with the issuance of shares of Stock in settlement or exercise of an Award, the Grantee may satisfy such obligation (in whole or in part) by electing to have a portion of the shares of Stock to be received upon settlement or exercise of such Award equal to the minimum amount required to be withheld.

(d) Stockholder Approval; Amendment and Termination.

(i) The Plan shall take effect upon its adoption by the Board but the Plan shall be subject to the requisite approval of the stockholders of the Company. In the event that the stockholders of the Company do not approve the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

(ii) The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided, however, that unless otherwise determined by the Board, an amendment that requires stockholder approval in order for the Plan to continue to comply with Section 162(m) or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. Notwithstanding the foregoing, no amendment to or termination of the Plan shall affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted under the Plan.

(e) Expiration of Plan.  Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall expire on the tenth anniversary of the Effective Date of the Prior Plan. No Awards shall be granted under the Plan after such expiration date. The expiration of the Plan shall not affect adversely any of the rights of any Grantee, without such Grantee’s consent, under any Award theretofore granted.

(f) Deferrals.  The Committee shall have the authority to establish such procedures and programs as it deems appropriate to provide Grantees with the ability to defer receipt of cash, Stock or other property payable with respect to Awards granted under the Plan. Such procedures and programs, if any, shall be interpreted in accordance with the requirements of Section 409A of the Code.

(g) No Rights to Awards; No Stockholder Rights.  No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(h) Unfunded Status of Awards.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(i) No Fractional Shares.  No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then-current registration statement under the Securities Act and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(iv) The Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to enter into a stockholder agreement or “lock-up” agreement in such form as the Committee shall determine is necessary or desirable to further the Company’s interests.

(k) Governing Law.  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof, except that the duties and responsibilities of the Board and the members thereof shall be determined in accordance with the laws of the state of Maryland without giving effect to the conflict of law principles thereof.

Appendix C

PHH CORPORATION

ARTICLES OF AMENDMENT

PHH CORPORATION, a Maryland corporation, having its principal office in Baltimore County, Maryland (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Charter of the Corporation is hereby amended as follows:

(a) The first and second sentences of Article SIXTH (a) of the charter of the Corporation is hereby amended to read in its entirety as follows:

SIXTH: (a) The total number of shares of stock of all classes and series which the Corporation has authority to issue is 275,000,000 shares of stock (par value $0.01 per share), amounting in aggregate par value to $2,750,000. 273,910,000 of such shares are initially classified as “Common Stock” and 1,090,000 of such shares are initially classified as “Preferred Stock”.

SECOND: (a) As of immediately before the amendment the total number of shares of stock of all classes which the Corporation has authority to issue is 110,000,000 shares, of which 1,090,000 shares are Preferred Stock (par value $0.01 per share) and 108,910,000 shares are Common Stock (par value $0.01 per share).

(b) As amended the total number of shares of stock of all classes which the Corporation has authority to issue is 275,000,000 shares, of which 1,090,000 shares are Preferred Stock (par value $0.01 per share) and 273,910,000 shares are Common Stock (par value $0.01 per share).

(c) The aggregate par value of all shares having a par value is $1,100,000 before the amendment and $2,750,000 as amended.

(d) The shares of stock of the Corporation are divided into classes, but the descriptions of each class of stock of the Corporation are not changed by the amendment.

THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the Maryland State Department of Assessments and Taxation.

IN WITNESS WHEREOF, PHH Corporation has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary on          , 2009.

WITNESS:	PHH CORPORATION

By:

William F. Brown, Secretary	Terence W. Edwards, President and Chief Executive Officer

THE UNDERSIGNED, the President and Chief Executive Officer of PHH Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

Terence W. Edwards, President and Chief
Executive Officer

C-1

Appendix D

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under SEC rules, are considered to be “participants” in our solicitation of proxies from our stockholders in connection with our 2009 Annual Meeting.

Directors and Nominees

The principal occupations of our directors and nominees who are considered “participants” in our solicitation are set forth under the section titled “Board of Directors” in this Proxy Statement. The names and business addresses of our directors and nominees are as follows:

Name	Business Address

Terence W. Edwards	c/o PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054
A.B. Krongard	c/o Secretary, PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054
James O. Egan	c/o Secretary, PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054
George J. Kilroy	c/o PHH Arval, 940 Ridgebrook Road, Sparks, Maryland, 21152
Ann D. Logan	c/o Secretary, PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054
James W. Brinkley	c/o Secretary, PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054
Jonathan D. Mariner	c/o Secretary, PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054

Officers and Employees

The names, principal occupations and business addresses of our executive officers (other than those listed under “Directors and Nominees” above) and employees who are considered “participants” in our solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each such person is PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054.

Name	Principal Occupation

Sandra E. Bell	Executive Vice President and Chief Financial Officer
Mark R. Danahy	Senior Vice President; President and Chief Executive Officer — PHH Mortgage
William F. Brown	Senior Vice President, General Counsel and Secretary
Nancy R. Kyle	Vice President, Investor Relations

Information Regarding Ownership of PHH Corporation Securities by Participants

The number of shares of our common stock held by our directors and named executive officers as of April 22, 2009 is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement. The following table sets forth the number of shares held as of April 22, 2009 by our other employees who are “participants.”

Name	Shares of Common Stock Beneficially Owned

Nancy R. Kyle	11,934 shares, including 9,572 shares pursuant to which Ms. Kyle has the right to acquire within 60 days following April 22, 2009.

Shares of our common stock owned of record by each of our directors, named executive officers and other participants are beneficially owned by such person.

Information Regarding Transactions in PHH Corporation Securities by Participants

The following table sets forth information regarding purchases and sales of our securities by each of the participants listed above under “Directors and Nominees” and “Officers and Employees” during the past two years.

Shares of Common Stock Purchased or Sold (April 22, 2007 – April 22, 2009)

Name	Date	# of Shares	Transaction Description

Sandra E. Bell	10/13/08	50,000	Acquisition — award of non-qualified stock option
	3/25/09	34,662	Acquisition — award of non-qualified stock option
James W. Brinkley	1/8/08	5,401	Acquisition — award of restricted stock units
	3/31/08	1,017	Acquisition — award of restricted stock units
	6/30/08	1,156	Acquisition — award of restricted stock units
	9/30/08	1,334	Acquisition — award of restricted stock units
	12/31/08	1,394	Acquisition — award of restricted stock units
	3/31/09	1,262	Acquisition — award of restricted stock units
William F. Brown	1/8/08	4,459	Disposition — payment of tax liability on vested restricted stock units
	1/10/08	26,132	Acquisition — award of restricted stock units
	4/27/08	733	Disposition — payment of tax liability on vested restricted stock units
	4/27/08	10,339	Disposition — forfeiture of restricted stock units
	6/11/08	9,447	Acquisition — award of restricted stock units
	6/11/08	3,347	Disposition — payment of tax liability on vested restricted stock units
	3/11/09	1,813	Disposition — payment of tax liability on vested restricted stock units
	3/25/09	19,320	Acquisition — award of non-qualified stock option
Mark R. Danahy	1/8/08	5,565	Disposition — payment of tax liability on vested restricted stock units
	1/10/08	26,132	Acquisition — award of restricted stock units
	4/27/08	16,242	Disposition — forfeiture of restricted stock units
	4/27/08	1,152	Disposition — payment of tax liability on vested restricted stock units
Mark R. Danahy	3/25/09	34,662	Acquisition — award of non-qualified stock option
Terence W. Edwards	1/8/08	9,831	Disposition — payment of tax liability on vested restricted stock units
	1/10/08	46,458	Acquisition — award of restricted stock units
	4/27/08	2,093	Disposition — payment of tax liability on vested restricted stock units
	4/27/08	29,540	Disposition — forfeiture of restricted stock units
	12/4/08	7,150	Acquisition — open market purchase
	12/5/08	36,722	Acquisition — open market purchase
	3/11/09	2,744	Disposition — payment of tax liability on vested restricted stock units
	3/13/09	3,000	Acquisition — open market purchase
	3/16/09	5,000	Acquisition — open market purchase
	3/25/09	51,993	Acquisition — award of non-qualified stock option
James O. Egan	3/31/09	4,284	Acquisition — award of restricted stock units
George J. Kilroy	1/8/08	8,357	Disposition — payment of tax liability on vested restricted stock units
	1/10/08	37,021	Acquisition — award of restricted stock units
	4/27/08	29,540	Disposition — forfeiture of restricted stock units
	4/27/08	2,011	Disposition — payment of tax liability on vested restricted stock units
	12/5/08	2,000	Acquisition — open market purchase
	3/11/09	4,385	Disposition — payment of tax liability on vested restricted stock units
	3/25/09	34,662	Acquisition — award of non-qualified stock option
A.B. Krongard	1/8/08	12,174	Acquisition — award of restricted stock units
	3/31/08	2,319	Acquisition — award of restricted stock units
	6/30/08	2,693	Acquisition — award of restricted stock units
	9/30/08	3,111	Acquisition — award of restricted stock units
	12/31/08	3,248	Acquisition — award of restricted stock units
	3/31/09	2,942	Acquisition — award of restricted stock units
Ann D. Logan	1/8/08	5,401	Acquisition — award of restricted stock units
	3/31/08	1,059	Acquisition — award of restricted stock units
	6/30/08	1,298	Acquisition — award of restricted stock units
	9/30/08	1,499	Acquisition — award of restricted stock units
	12/31/08	1,565	Acquisition — award of restricted stock units
	3/31/09	1,418	Acquisition — award of restricted stock units

Name	Date	# of Shares	Transaction Description

Jonathan D. Mariner	1/8/08	5,286	Acquisition — award of restricted stock units
	3/31/08	996	Acquisition — award of restricted stock units
	6/30/08	1,131	Acquisition — award of restricted stock units
	9/30/08	1,306	Acquisition — award of restricted stock units
	12/31/08	1,364	Acquisition — award of restricted stock units
	3/31/09	1,236	Acquisition — award of restricted stock units
Nancy R. Kyle	1/10/08	6,969	Acquisition — award of restricted stock units
	3/25/09	4,053	Acquisition — award of restricted stock units

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix D or the Proxy Statement, to the Company’s knowledge, none of the participants or their associates (i) beneficially owns, directly or indirectly, any shares or other securities of PHH Corporation or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2009 Annual Meeting. In addition, except as set forth below, neither we nor, to our knowledge, any of the participants listed above has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of our securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Appendix D or the Proxy Statement, neither we nor, to our knowledge, any of the participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by us or our affiliates or with respect to any future transactions to which we or any of our affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeds $120,000

Preliminary Copy - Subject to Completion
YOUR VOTE IS IMPORTANT Please complete, date, sign and mail your proxy card in the envelope provided as soon as possible. TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE PHH CORPORATION This proxy is solicited on behalf of the Board of Directors of PHH Corporation for the 2009 Annual Meeting of Stockholders to be held on June 10, 2009 PHH CORPORATION This proxy is solicited on behalf of the Board of Directors of PHH Corporation for the 2009 Annual Meeting of Stockholders to be held on June 10, 2009 P R O X Y The undersigned hereby (1) acknowledges receipt of the Notice of 2009 Annual Meeting of Stockholders, Proxy Statement and 2008 Annual Report for the 2009 Annual Meeting to be held on June 10, 2009 starting at 10:00 a.m., local time, at PHH’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054, and (2) hereby appoints Sandra E. Bell and William F. Brown and each of them (with full power to act alone) as proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of PHH Corporation held by the undersigned as indicated on the reverse side hereof at the 2009 Annual Meeting and at any adjournment(s) or postponement(s) thereof, and with discretionary authority as to any other matters that may properly come before the 2009 Annual Meeting, all in accordance with, and as described in, the accompanying Notice of 2009 Annual Meeting. The Board of Directors recommends (1) a vote “FOR” the proposal to elect Messrs. A.B. Krongard, Terence W. Edwards and James O. Egan as Class I Directors to hold office until the 2012 Annual Meeting of Stockholders, and until their successors are duly elected and qualified or until their earlier death, retirement or resignation; (2) a vote “FOR” the proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; (3) a vote “FOR” the proposal to approve the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, including (i) an increase in the number of shares authorized for issuance under the plan from 7,500,000 shares to 12,050,000 shares and (ii) the material performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended; and (4) a vote “FOR” the proposal to amend the Company’s Articles of Amendment and Restatement (as amended) (the “Charter”) to increase the Company’s number of shares of authorized capital stock from 110,000,000 shares to 275,000,000 shares and the authorized number of shares of common stock from 108,910,000 shares to 273,910,000 shares. The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the common stock of PHH and hereby ratifies and confirms all that the trustee, proxies, their substitutes, or any of them may lawfully do by virtue hereof. Please date, sign exactly as your name appears on the form and promptly mail this proxy in the enclosed envelope. No postage is required. If a signed proxy card is not returned and received by 11:59 p.m. eastern daylight time on June 9, 2009, the proxies shall not vote such shares. (Continued and to be marked, dated and signed on the other side)

PHH CORPORATION OFFERS STOCKHOLDERS OF RECORD THREE WAYS TO VOTE BY PROXY Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week. TELEPHONE VOTING This method of voting is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-790-3272, 24 hours a day, 7 days a week. Have this proxy card ready, then follow the prerecorded instructions. Your vote will be confirmed and cast as you have directed. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on June 9, 2009. INTERNET VOTING Visit the Internet voting Web site at http://proxy.georgeson.com. Have this proxy card ready and follow the instructions on your screen. You will incur only your usual Internet charges. Available 24 hours a day, 7 days a week until 11:59 p.m. Eastern Daylight Time on June 9, 2009. VOTING BY MAIL Simply sign and date your proxy card and return it in the postage-paid envelope to Georgeson Inc., Wall Street Station, P.O. Box 1100, New York, NY 10269-0646. If you are voting by telephone or the Internet, please do not mail your proxy card. DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ONLY IF YOU ARE VOTING BY MAIL Please mark votes as in this example. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 4. 1. To elect three Class I Directors, each to serve until the 2012 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, retirement or resignation; Nominees: 1. Mr. A.B. Krongard 2. Mr. Terence W. Edwards 3. Mr. James O. Egan (INSTRUCTIONS: To withhold authority to vote for any individual nominee or nominees, mark the Exceptions box above and write the name or names of such nominee(s) in the space provided below.) *Exceptions FOR ALL WITHHOLD FOR ALL FOR ALL *EXCEPT 2. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; 3. To approve the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan, including (i) an increase in the number of shares authorized for issuance under the plan from 7,500,000 shares to 12,050,000 shares and (ii) the material performance goals established under the plan for purposes of compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended; 4. To amend the Company’s Articles of Amendment and Restatement (as amended) (the “Charter”) to increase the Company’s number of shares of authorized capital stock from 110,000,000 shares to 275,000,000 shares and the authorized number of shares of common stock from 108,910,000 shares to 273,910,000 shares; and 5. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN Dated: , 2009 Signature: Signature if held jointly Title Please sign this proxy card and return it promptly, whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.